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                            TABLE OF CONTENTS


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 COUNTRYWIDE FUNDING CORPORATION: MORTGAGE LOAN WAREHOUSING
 AGREEMENT:  FACILITY A .......................................    1

 RECITALS           ...........................................    1

 AGREEMENT          ...........................................    1

      1.  Facility A Credit Facilities ........................    1

          1(a)  Primary Loan Facility .........................    1

          1(b)  Negotiated Loan Facility ......................    2

          1(c)  Swing Loan Facility ...........................    3

          1(d)  Letter of Credit Facility .....................    3

          1(e)  GNMA Pool Advance Facility ....................    4

      2.  Requests for Credit Events and Issuance of CPNs;
          Funding   ...........................................    4

          2(a)  Requests for Credit Events ....................    4

          2(b)  Direct and Discount Primary Loans .............    5

          2(c)  Funding of Facility A Loans and GNMA Pool
                Advance Loans .................................    5

          2(d)  Sale and Assignment of Discount Loans by
                Balance Banks .................................    6

          2(e)  Funding .......................................    7

      3.  Payment of Principal and L/C Drawings; Prepayments ..    7

          3(a)  Required Principal Payments ...................    7

          3(b)  Prepayments ...................................    7

      4.  Calculation and Payment of Interest; Related
          Provisions ..........................................    8

          4(a)  Interest on Direct Loans and Swing Loans ......    8

          4(b)  Interest on Discount Loans ....................    9



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          4(c)  Interest on Negotiated Loans ..................    9

          4(d)  Interest on GNMA Pool Advance Loans ...........    9

          4(e)  Interest on L/C Drawings ......................    9

          4(f)  Payment of Interest ...........................    9

          4(g)  Inability to Determine Rate ...................    10

          4(h)  Funding Indemnification .......................    10

          4(i)  Illegality; Impracticality ....................    11

          4(j)  Requirements of Law; Increased Costs ..........    11

          4(k)  Taxes .........................................    12

          4(l)  Treatment of Qualifying Balances; Indemnity ...    13

      5.  Miscellaneous Lending Provisions ....................    14

          5(a)  Use of Proceeds ...............................    14

          5(b)  Assumption of Funding/Purchase ................    14

          5(c)  Notes .........................................    14

          5(d)  Interest and Fee Billing and Payment ..........    15

          5(e)  Nature and Place of Payments ..................    15

          5(f)  Post-Default Interest .........................    16

          5(g)  Computations ..................................    16

          5(h)  Disbursement of Payments Received .............    16

          5(i)  Capital Requirements ..........................    17

          5(j)  Fees ..........................................    17

          5(k)  Wire Transfers of Funds .......................    17

      6.  Security Agreement; Guaranty; Subordination;
          Additional Documents ................................    18

          6(a)  Security Agreement ............................    18

          6(b)  Guaranty and Subordination Agreement ..........    18




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          6(c)  Further Documents .............................    18

      7.  Conditions Precedent ................................    18

          7(a)  First Credit Event ............................    18

          7(b)  All Credit Events .............................    20

      8.  Representations and Warranties of the Company .......    21

          8(a)  Financial Condition ...........................    21

          8(b)  No Change .....................................    21

          8(c)  Corporate Existence; Compliance with Law ......    21

          8(d)  Corporate Power; Authorization; Enforceable
                Obligations ...................................    22

          8(e)  No Legal Bar ..................................    22

          8(f)  No Material Litigation ........................    22

          8(g)  Taxes .........................................    22

          8(h)  Investment Company Act ........................    22

          8(i)  Subsidiaries ..................................    23

          8(j)  Federal Reserve Board Regulations .............    23

          8(k)  ERISA .........................................    23

          8(l)  Assets ........................................    23

      9.  Affirmative Covenants ...............................    23

          9(a)  Financial Statements ..........................    23

          9(b)  Certificates; Reports; Other Information ......    24

          9(c)  Payment of Indebtedness .......................    25

          9(d)  Maintenance of Existence and Properties .......    25

          9(e)  Inspection of Property; Books and Records;
                Discussions ...................................    25

          9(f)  Notices .......................................    26

          9(g)  Expenses ......................................    26



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          9(h)  Credit Documents ..............................    27

          9(i)  Insurance .....................................    27

          9(j)  CPN Program ...................................    27

     10.  Negative Covenants ..................................    27

          10(a) Liens .........................................    27

          10(b) Mandatory Coverage ............................    28

          10(c) Indebtedness ..................................    28

          10(d) Consolidation and Merger ......................    28

          10(e) Acquisitions ..................................    29

          10(f) Payment of Dividends ..........................    29

          10(g) Purchase or Retirement of Stock ...............    29

          10(h) Investments; Advances; Receivables ............    29

          10(i) Sale of Assets ................................    29

          10(j) Debt to Adjusted Net Worth Ratio ..............    30

          10(k) Current Ratio .................................    30

          10(l) Minimum Adjusted Net Worth ....................    30

          10(m) Minimum Net Worth .............................    30

          10(n) Minimum Inventory and Unencumbered Servicing
                Portfolio .....................................    30

          10(o) Restriction on Refinance Risk Debt ............    31

     11.  Events of Default ...................................    31

     12.  Agency Provisions ...................................    34

          12(a) Appointment ...................................    34

          12(b) Delegation of Duties ..........................    34

          12(c) Exculpatory Provisions ........................    35

          12(d) Reliance by Agent .............................    35




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          12(e) Notice of Default; Agreement to Advance .......    36

          12(f) Non-Reliance on Agent and Other Lenders .......    36

          12(g) Indemnification ...............................    37

          12(h) Agent in Its Individual Capacity ..............    37

          12(i) Successor Agents ..............................    37

          12(j) Sharing of Set-Offs ...........................    38

     13.  Miscellaneous Provisions ............................    38

          13(a) No Assignment .................................    38

          13(b) Amendment .....................................    38

          13(c) Cumulative Rights; No Waiver ..................    39

          13(d) Entire Agreement; Severability ................    39

          13(e) Survival ......................................    40

          13(f) Notices .......................................    40

          13(g) Governing Law .................................    40

          13(h) Counterparts ..................................    40

     14.  Additional Lenders; Assignments and Participations;
          Increases in Availability ...........................    40

          14(a) Addition of New Lender ........................    40

          14(b) Assignments Among Existing Lenders ............    42

          14(c) Minimum Loan Commitment .......................    43

          14(d) Sub-Participation by Lenders ..................    44

          14(e) Federal Reserve Bank ..........................    44

          14(f) Increases in Availability .....................    44










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                    COUNTRYWIDE FUNDING CORPORATION:

            MORTGAGE LOAN WAREHOUSING AGREEMENT:  FACILITY A


          THIS MORTGAGE LOAN WAREHOUSING AGREEMENT: FACILITY A (the "Agreement") is made and dated as of the 15th day of November, 1993, by and among the lenders signatory hereto (collectively, the "Lenders"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("FNBC"), as credit agent for the Lenders (in such capacity, the "Credit Agent"), FIRST CHICAGO NATIONAL PROCESSING CORPORATION, a Delaware corporation, as collateral agent for the Lenders (in such capacity, the "Collateral Agent"), ABN AMRO BANK N.V., LOS ANGELES INTERNATIONAL BRANCH, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, THE BANK OF NEW YORK, THE CHASE MANHATTAN BANK, N.A., CREDIT LYONNAIS SAN FRANCISCO BRANCH, FNBC and NATIONSBANK OF TEXAS, N.A., as managing co-agents for the Lenders (in such capacity, the "Managing Co-Agents"), BANKERS TRUST COMPANY, CANADIAN IMPERIAL BANK OF COMMERCE, CITICORP USA, INC., THE LONG-TERM CREDIT BANK OF JAPAN, LTD., LOS ANGELES AGENCY, as co-agents for the Lenders (in such capacity, the "Co-Agents"), and COUNTRYWIDE FUNDING CORPORATION, a New York corporation (the "Company").


                                RECITALS

          A.   Pursuant to that certain Mortgage Loan Warehousing
 Agreement: Facility A, dated as of December 4, 1992 among certain of the Lenders, the Collateral Agent, the Credit Agent, the Company and others (as amended and extended from time to time to date, the "Existing Facility A Agreement"), certain of the Lenders agreed to extend credit to the Company on the terms and subject to the conditions set forth more particularly therein.

          B. The current parties to the Existing Facility A Agreement desire to terminate the Existing Facility A Agreement and replace the credit facility evidenced thereby with this Agreement.

          NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                AGREEMENT


          1.   Facility A Credit Facilities.

               1(a) Primary Loan Facility. On the terms and subject to the conditions set forth herein, the Lenders severally agree that they shall, from time to time to but not including the Facility A Maturity Date (as such term and capitalized terms not otherwise defined herein are defined in the Glossary attached hereto as Annex I), directly, or indirectly by purchase from a Balance Bank, advance their Primary Loan



 V82606[7083]94                     1



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 Percentage Share of loans (the "Facility A Primary Loans" or a
 "Facility A Primary Loan") to the Company in amounts such that:

                    (1) The aggregate amount of Facility A Primary Loans outstanding does not exceed at any date the lesser of:

                         (i)  The Facility A Primary Loan Credit Limit;
          and

                        (ii)  The lesser of: a. the Aggregate Credit
          Limit, and b. the Collateral Value of the Borrowing Base minus, in each case, the sum of: (A) Negotiated Loans and Swing Loans outstanding, (B) the amount available for drawing under Outstanding Letters of Credit, (C) unrepaid L/C Drawings, (D) the GNMA Pool Advance Commitment, (E) Verified Outstanding CPNs, (F) Facility B Loans outstanding and (G) outstanding Funding Checks, and minus, in addition, in the case of the Collateral Value of the Borrowing Base, the Current Refinance Risk Debt Exposure; and

                    (2) The aggregate dollar amount of each Lender's Primary Loan Percentage Share of Facility A Primary Loans and Facility B Loans outstanding does not exceed such Lender's Maximum Primary Loan Commitment.

 In calculating the availability of Facility A Primary Loans on any date, Loans outstanding, Verified Outstanding CPNs and Current Refinance Risk Debt Exposure shall not include any of such items which will be repaid with Loans to be advanced on such date.

               1(b) Negotiated Loan Facility. On the terms and subject to the conditions set forth herein, any Lender may from time to time to but not including the Facility A Maturity Date in its sole and absolute discretion offer to make loans ("Negotiated Loans" or a "Negotiated Loan") to the Company in such amounts, at such interest rates and for such terms (not to extend beyond the Facility A Maturity Date) as such Lender and the Company may agree; provided, however, that in no event will any Lender advance any Negotiated Loan to the Company nor will the Company accept the proceeds of any Negotiated Loan if upon the funding thereof the aggregate amount of Negotiated Loans outstanding would exceed the lesser of: (1) the sum of the Facility A Primary Loan Credit Limit, the Swing Loan Commitment, the GNMA Pool Advance Commitment and the aggregate L/C Commitments, and (2) the Collateral Value of the Borrowing Base minus, in each case, the sum of: (i) Facility A Primary Loans and Swing Loans outstanding, (ii) the amount available for drawing under Outstanding Letters of Credit, (iii) unrepaid L/C Drawings, (iv) the GNMA Pool Advance Commitment, (v) Verified Outstanding CPNs, (vi) Facility B Loans outstanding and (vii) outstanding Funding Checks, and minus, in addition, in the case of the Collateral Value of the Borrowing Base, the Current Refinance Risk Debt Exposure. In calculating the availability of Negotiated Loans on any date, Loans outstanding, Verified Outstanding CPNs and Current Refinance Risk Debt Exposure shall not include any of such items which will be repaid with Loans to be advanced on such date. The agreement of a Lender to make a Negotiated


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 Loan hereunder shall not to any extent reduce such Lender's obligation to fund Facility A Primary Loans or Facility B Loans to the extent of such Lender's Maximum Primary Loan Commitment, it being expressly acknowledged and agreed that the agreement to make Negotiated Loans is optional on the part of such Lender and in addition to its Maximum Primary Loan Commitment.

               1(c) Swing Loan Facility. On the terms and subject to the conditions set forth herein, FNBC agrees that it shall, from time to time to but not including the Facility A Maturity Date advance loans (the "Swing Loans" or a "Swing Loan") to the Company in amounts such that the aggregate amount of Swing Loans outstanding does not exceed at any date the lesser of:

                    (1)  The Swing Loan Commitment; and

                    (2) The lesser of: (i) the Aggregate Credit Limit, and (ii) the Collateral Value of the Borrowing Base minus, in each case, the sum of: a. Facility A Primary Loans and Negotiated Loans outstanding, b. the amount available for drawing under Outstanding Letters of Credit, c. unrepaid L/C Drawings, d. the GNMA Pool Advance Commitment, e. Verified Outstanding CPNs, f. Facility B Loans outstanding and g. outstanding Funding Checks, and minus, in addition, in the case of the Collateral Value of the Borrowing Base, the Current Refinance Risk Debt Exposure;

 In calculating the availability of Swing Loans on any date, Loans outstanding, Verified Outstanding CPNs and Current Refinance Risk Debt Exposure shall not include any of such items which will be repaid with Loans to be advanced on such date.

               1(d) Letter of Credit Facility. On the terms and subject to the conditions set forth herein, each L/C Issuing Lender severally agrees that it will issue, from time to time from the date hereof to and including the Facility A Maturity Date, letters of credit (a "Letter of Credit" and, collectively and severally, the "Letters of Credit") for the account of the Company in favor of the Mortgage Backed Securities Clearing Corporation (the "MBSCC") for the purpose of allowing the Company to meet its margin requirements with the MBSCC; provided, however, that the aggregate dollar amount available for drawing under all Outstanding Letters of Credit:

                    (1) Issued by such L/C Issuing Lender shall not exceed such L/C Issuing Lender's L/C Commitment at such date; and

                    (2) Issued by all L/C Issuing Lenders shall not exceed the lesser of: (i) the Aggregate Credit Limit, and
     (ii) the Collateral Value of the Borrowing Base minus, in each case, the sum of: a. Loans outstanding, b. unrepaid L/C Drawings,
     c. the GNMA Pool Advance Commitment, d. Verified Outstanding CPNs, and e. outstanding Funding Checks, and minus, in addition, in the case of the Collateral Value of the Borrowing Base, the Current Refinance Risk Debt Exposure.


 V82606[7083]94                     3

 In calculating the availability of Letters of Credit on any date, Loans outstanding, Verified Outstanding CPNs and Current Refinance Risk Debt Exposure shall not include any of such items which will be repaid with Loans to be advanced on such date. The amount and expiration date of each Letter of Credit shall be as agreed to by each L/C Issuing Lender and the Company; provided, however, that in no event may any Letter of Credit issued hereunder have an expiration date later than the third Business Day immediately preceding the Facility A Maturity Date or automatically renew or be renewed to a date beyond such date. Each Letter of Credit issued by a L/C Issuing Lender shall be in form customarily issued by such L/C Issuing Lender. Each L/C Issuing Lender shall promptly notify the Credit Agent of the issuance of a Letter of Credit and of any L/C Drawing and shall at and as of the end of each calendar quarter, and at such other times as the Credit Agent may reasonably request, notify the Credit Agent in writing of the aggregate amount available for drawing under Outstanding Letters of Credit and unrepaid L/C Drawings at such date.

               1(e) GNMA Pool Advance Facility. On the terms and subject to the conditions set forth in the GNMA Pool Advance Agreement, the GNMA Pool Advance Lender agrees that it shall, from time to time to but not including the Facility A Maturity Date, make loans (the "GNMA Pool Advance Loans" or a "GNMA Pool Advance Loan") to the Company in an aggregate amount not to exceed the GNMA Pool Advance Commitment.

          2.   Requests for Credit Events and Issuance of CPNs; Funding.

               2(a) Requests for Credit Events.

                    (1) Subject to Paragraph 4(a) below, on any Business Day that the Company desires to borrow Loans or request the issuance of a Letter of Credit hereunder, it shall deliver a Loan Request, Interest Rate Election and Payoff Notice to the Credit Agent no later than: (i) in the case of Facility A Primary Loans, GNMA Pool Advance Loans and Letters of Credit, 10:00 a.m. (Los Angeles time);
     (ii) in the case of Negotiated Loans, 12:00 noon (Los Angeles time); and (iii) in the case of Swing Loans, 2:00 p.m. (Los Angeles time) on such date. Said Loan Request, Interest Rate Election and Payoff Notice shall, as applicable, identify the Lender which has agreed to fund any Negotiated Loan and the L/C Issuing Lender which is to issue any Letter of Credit. Except for a request for a Negotiated Loan or a Swing Loan made after 10:00 a.m. (Los Angeles time) on a given date, only one consolidated Loan Request, Interest Rate Election and Payoff Notice requesting Facility A Loans and/or Facility B Loans and/or GNMA Pool Advance Loans and/or Letters of Credit shall be submitted to the Credit Agent on any date. Any request for Facility A Primary Loans and Facility B Loans shall be in such amount that the aggregate dollar amount of Facility A Primary Loans and Facility B Loans which the Lenders are required to actually newly fund with respect thereto (after giving effect to the provisions of Paragraph 8(a) of the Security Agreement) is not less than $10,000,000.00, and any request for Swing Loans shall be in an amount not less than $5,000,000.00. On each Business Day, the Credit Agent shall notify the applicable Lenders (which notification


 V82606[7083]94                     4
     may be telephonic and, if telephonic, shall be promptly confirmed in writing) no later than 11:00 a.m. (Los Angeles time) (or in the case of a Negotiated Loan, 1:00 p.m. (Los Angeles time) or in the case of a Swing Loan, 2:30 p.m. (Los Angeles time)) of whether or not a Loan Request, Interest Rate Election and Payoff Notice was delivered to the Credit Agent on such Business Day and of the aggregate amount of Credit Events which will occur on such date.

                    (2) The Company may request the Credit Agent to facilitate the approval for the issuance of CPNs on any Business Day by delivering to the Credit Agent no later than 8:30 a.m. (Los Angeles time) on such day a duly completed CPN Issuance Request.

               2(b) Direct and Discount Primary Loans. The Company may request that Facility A Primary Loans be made, at the election of the Company as set forth on the related Loan Request, Interest Rate Election and Payoff Notice:

                    (1) By the Balance Banks in the form of Discount Loans; provided, however, that any request for Discount Loans may be made only in the Loan Request, Interest Rate Election and Payoff Notice provided for the initial Credit Events and, thereafter, the Loan Request, Interest Rate Election and Payoff Notice delivered on the last day of the Discount Loan Interest Period with respect to the then outstanding Discount Loans or, if no Discount Loans are then outstanding, on the fifth and twentieth days of each calendar month (or if any such day is not a Business Day, the next succeeding Business Day) (the permitted dates for funding of Discount Loans being referred to herein as "Discount Loan Funding Dates"); and, provided, further, that as a condition precedent to the Company's right to request any Balance Bank to fund a Discount Loan, the Company shall have delivered to the Credit Agent a Pre-Funding Notice thereof no later than 10:00 a.m. (Los Angeles time) three Eurodollar Business Days prior thereto (the Credit Agent hereby agreeing to promptly transmit by facsimile transmission said Pre-Funding Notice to the applicable Balance Bank and each of the Lenders); and/or

                    (2) By the Lenders in the form of Direct Loans on any Business Day.

               2(c) Funding of Facility A Loans and GNMA Pool Advance Loans. Facility A Loans and GNMA Pool Advance Loans requested pursuant to any Loan Request, Interest Rate Election and Payoff Notice shall be funded, subject to the provisions of Paragraph 8(a) of the Security Agreement, as follows:

                    (1)(i) Each Balance Bank shall make Discount Loans net of the applicable Balance Bank Discount, each Lender shall make its Primary Loan Percentage Share of Direct Loans and the GNMA Pool Advance Lender shall make GNMA Pool Advance Loans available by wiring the amount thereof in immediately available same day (including Federal) funds, to the Credit Agent to the Pre-Disbursement Account no later than 12:30 p.m. (Los Angeles time) on


 V82606[7083]94                     5
     the proposed funding date, such amounts to be held pending disbursement as provided in subparagraph (2) below; (ii) each Lender agreeing to make a Negotiated Loan shall make the same available by wiring the amount thereof in immediately available same day (including Federal) funds, to the Credit Agent to the Pre-Disbursement Account no later than 2:30 p.m. (Los Angeles time) on the proposed funding date; and (iii) FNBC shall make each Swing Loan available by wiring the amount thereof in immediately available same day (including Federal) funds to such accounts as the Company may direct no later than 3:00 p.m. (Los Angeles time) on the proposed funding date.

                    (2) On or before 11:00 a.m. (Los Angeles time) on each proposed funding date the Credit Agent shall transmit the Loan Request, Interest Rate Election and Payoff Notice (and any CPN Issuance Request) received by the Credit Agent on such date to the Collateral Agent and request the Collateral Agent to make a Determination of Availability pursuant to Paragraph 7 of the Security Agreement with respect thereto. If the Collateral Agent notifies the Credit Agent that the Collateral Value of the Borrowing Base is sufficient to support the requested Credit Events (or a portion thereof), the Credit Agent shall so notify the Company and shall, subject to the additional conditions set forth in Paragraph 7(b) below, disburse amounts held in the Pre-Disbursement Account to the Funding Account and/or the Commercial Paper Account, as applicable, no later than 12:45 p.m. (Los Angeles time) on the proposed funding date. Amounts held in the Pre-Disbursement Account which cannot be disbursed to the Company as a result of a negative Determination of Availability or non-satisfaction of the additional conditions set forth in Paragraph 7(b) below shall constitute cash collateral for the Obligations, shall be transferred to the Settlement Account prior to the opening of business of the Credit Agent on the Business Day following the date deposited in the Pre-Disbursement Account and disbursed to the Company only upon a favorable Determination of Availability and subject to the additional conditions set forth in Paragraph 7(b) below. Such amounts shall constitute "Loans" to the Company for all purposes of the Credit Documents and shall be payable, with interest, to the same extent as if such amounts had been fully disbursed.

               2(d) Sale and Assignment of Discount Loans by Balance Banks. Simultaneously with the making of a Discount Loan by a Balance Bank on a Discount Loan Funding Date, such Balance Bank agrees to sell and assign, and does hereby sell and assign, to each Lender (including such Balance Bank in its capacity as a Lender), and each Lender irrevocably agrees to purchase and acquire, its Primary Loan Percentage Share of such Discount Loan for a purchase price equal to such Lender's Primary Loan Percentage Share of the principal amount of such Discount Loan less the Lender Discount applicable thereto. Such purchase price will be paid to the Credit Agent for the account of the applicable Balance Banks in immediately available same day (including Federal) funds at the Contact Office of the Credit Agent no later than 12:15 p.m. (Los Angeles time) on the Discount Loan Funding Date. The Company hereby acknowledges and consents to the assignment of Discount Loans by


 V82606[7083]94                     6
 the Balance Banks to the Lenders hereunder. The Company, the Credit Agent and the Collateral Agent shall deem and treat each Lender as the creditor in respect of its Primary Loan Percentage Share of each Discount Loan to the same extent as if such Discount Loan were a Direct Loan as to which such Lender had advanced its Primary Loan Percentage Share.

               2(e) Funding. Each Lender shall be entitled to fund all or any portion of its Primary Loan Percentage Share of Facility A Primary Loans, Negotiated Loans, Swing Loans and GNMA Pool Advance Loans, as applicable, in any manner it may determine in its sole discretion, including, without limitation, in the Grand Cayman inter-bank market, the eurocurrency inter-bank market and within the United States, but all calculations and transactions hereunder shall be conducted as though all Lenders actually fund the purchase of amounts funded on Discount Loans and Eurodollar Loans by them hereunder through the purchase of offshore dollar deposits in such amounts with maturities corresponding to the applicable Interest Periods.

          3.   Payment of Principal and L/C Drawings; Prepayments.

               3(a) Required Principal Payments. Subject to the provisions of Paragraph 3(b) below, the Company shall pay to the Credit Agent for the account of the applicable Lender or Lenders, including the GNMA Pool Advance Lender and the L/C Issuing Lenders:

                    (1) The unpaid principal balance of each Discount Loan, Eurodollar Loan and Negotiated Loan on the last day of the applicable Interest Period;

                    (2) The unpaid principal balance of each Alternate Base Rate Loan on the Facility A Maturity Date;

                    (3) The unpaid principal balance of each GNMA Pool Advance Loan on or before the earlier of: (i) the thirtieth day following the date advanced and (ii) the Facility A Maturity Date; and

                    (4) The full amount of each L/C Drawing on the date thereof.

               3(b) Prepayments.

                    (1) The Company may voluntarily prepay Direct Loans, Negotiated Loans, Swing Loans and GNMA Pool Advance Loans in whole or in part and may voluntarily prepay Discount Loans in whole at any time; provided, however, that in the case of prepayment of a Discount Loan, the Company shall pay the net funded amount of such Discount Loan actually advanced by the Balance Bank with respect thereto with interest accrued on such net funded amount calculated at the Balance Bank Discount from the date of funding to but not including the date of prepayment; and, provided further, that any prepayment of a Direct Loan, Negotiated Loan, Swing Loan or GNMA



 V82606[7083]94                     7

     Pool Advance Loan shall be accompanied by accrued but unpaid interest on the portion being prepaid.

                    (2) Facility A Loans and GNMA Pool Advance Loans are subject to mandatory prepayment pursuant to Paragraph 6 of the Security Agreement and, in addition, by application of proceeds of the sale or other disposition of Collateral as provided in the Security Agreement.

                    (3) The Company shall pay in connection with any prepayment hereunder any amount payable on account thereof pursuant to Paragraph 4(h) below concurrently with such prepayment.

          4.   Calculation and Payment of Interest; Related Provisions.

               4(a) Interest on Direct Loans and Swing Loans.

                    (1) The Company shall pay interest to each Lender on such Lender's Primary Loan Percentage Share of Direct Loans and shall pay interest to FNBC on Swing Loans outstanding calculated, at the election of the Company made from time to time as permitted herein and set forth on a duly executed Loan Request, Interest Rate Election and Payoff Notice, at either: (i) the Alternate Base Rate, and/or (ii) the Applicable Eurodollar Rate. Each Lender's Primary Loan Percentage Share of Direct Loans and FNBC's Swing Loans bearing interest at the Alternate Base Rate shall be referred to herein as "Alternate Base Rate Loans"; and each Lender's Primary Loan Percentage Share of Direct Loans and FNBC's Swing Loans bearing interest at the Applicable Eurodollar Rate shall be referred to herein as "Eurodollar Loans".

                    (2) The Company may elect from time to time to convert Direct Loans and Swing Loans from Eurodollar Loans to Alternate Base Rate Loans or to have Direct Loans and Swing Loans funded as Alternate Base Rate Loans by giving the Credit Agent irrevocable notice of such election as set forth on a duly executed Loan Request, Interest Rate Election and Payoff Notice delivered on the proposed conversion or funding date; provided, however, that any conversion of Eurodollar Loans may only be made on the last day of the applicable Interest Period. The Company may elect from time to time to convert Direct Loans and Swing Loans from Alternate Base Rate Loans to Eurodollar Loans or to have Direct Loans and Swing Loans funded as Eurodollar Loans by giving the Credit Agent at least three Eurodollar Business Days' prior irrevocable notice of such election by delivery of a duly executed Loan Request, Interest Rate Election and Payoff Notice. Upon receipt of any such notice, the Credit Agent shall promptly notify each of the Lenders affected thereby thereof. No Direct Loan or Swing Loan shall be funded as or converted into a Eurodollar Loan if an Event of Default or Potential Default has occurred and is continuing on the day occurring two Business Days prior to the date of the funding or conversion requested by the Company.




 V82606[7083]94                     8

                    (3) Any Eurodollar Loan may be continued as such upon the expiration of the Interest Period applicable thereto by giving the Credit Agent (which shall notify the Lenders) at least three Eurodollar Business Days' prior irrevocable notice of such election as set forth on a duly executed Loan Request, Interest Rate Election and Payoff Notice; provided, however, that no Eurodollar Loan may be continued as such when any Event of Default or Potential Default has occurred and is continuing, but shall be automatically converted to an Alternate Base Rate Loan on the last day of the then current Interest Period applicable thereto. The Credit Agent shall notify the Lenders and the Company promptly that such automatic conversion will occur. If the Company shall fail to give notice as provided above, the Company shall be deemed to have elected to convert the affected Eurodollar Loan to an Alternate Base Rate Loan on the last day of the Interest Period applicable thereto.

                    (4) The Credit Agent shall give prompt written notice (or notice by telephone immediately confirmed in writing) to the Company and the Lenders of the applicable interest rate determined by the Credit Agent.

                    (5) Under no circumstances shall the Lenders be required to make or maintain Eurodollar Loans under this Agreement and the Facility B Agreement with more than an aggregate number of eight (8) different Interest Periods.

               4(b) Interest on Discount Loans. Since Discount Loans will be funded by the Balance Banks net of the applicable Balance Bank Discount, no additional interest shall be payable thereon prior to the maturity date thereof.

               4(c) Interest on Negotiated Loans. The Company shall pay interest to any Lender making a Negotiated Loan from the date advanced to but not including the date of payment calculated at the Negotiated Loan Interest Rate applicable thereto.

               4(d) Interest on GNMA Pool Advance Loans. The Company shall pay interest on GNMA Pool Advance Loans from the date advanced to but not including the date of payment calculated at such rates and at such times as may be established in writing from time to time by the Company and the GNMA Pool Advance Lender.

               4(e) Interest on L/C Drawings. L/C Drawings shall bear interest calculated at a per annum rate equal to the Alternate Bate Rate plus one percent (1%) from the date such L/C Drawing occurs to but not including the date paid in full.

               4(f) Payment of Interest. The Company shall pay interest on Alternate Base Rate Loans and GNMA Pool Advance Loans monthly, in arrears, on the fifth day of each month for the period from and including the first day of the immediately preceding month to and including the last day of such month, and the Company shall pay interest on Eurodollar Loans and Negotiated Loans on the last day of the



 V82606[7083]94                     9
 applicable Interest Period relating thereto, in each case as provided more specifically in Paragraph 5(d) below.

               4(g) Inability to Determine Rate. In the event that the Credit Agent shall have determined (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any given Interest Period, the Credit Agent shall forthwith give telephonic notice (promptly confirmed in writing) of such determination to each Lender and to the Company at least two Eurodollar Business Days prior to, as the case may be, the proposed funding date of a Discount Loan, the conversion date of an Alternate Base Rate Loan to a Eurodollar Loan or the proposed funding or continuation date of a Direct Loan or a Swing Loan as a Eurodollar Loan. If such notice is given: (1) any Facility A Loan that was to have been funded as a Discount Loan shall be funded as a Direct Loan, (2) any Direct Loan or Swing Loan that was to have been converted to or funded as a Eurodollar Loan shall, subject to the provisions hereof, be continued or funded as an Alternate Base Rate Loan, and (3) any outstanding Eurodollar Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to an Alternate Base Rate Loan. Until such notice has been withdrawn by the Credit Agent, the Company shall not have the right to have a Facility A Loan funded as a Discount Loan or to convert a Direct Loan or Swing Loan to or fund or continue a Direct Loan or a Swing Loan as a Eurodollar Loan.

               4(h) Funding Indemnification. In addition to all other payment obligations hereunder, in the event: (1) any Facility A Loan funded as a Discount Loan or which is outstanding as a Eurodollar Loan is prepaid prior to the last day of the applicable Interest Period, whether following a mandatory prepayment, application of proceeds from the sale of Collateral or otherwise, including, without limitation, pursuant to Paragraphs 14(a), 14(b) and 14(c) below, or (2) the Company shall fail to make a conversion into or a borrowing as a Eurodollar Loan after the Company has given notice thereof as provided in Paragraph 4(a)(2) above, or (3) the Company shall fail to continue any Direct Loan or a Swing Loan which it has elected to have continued as a Eurodollar Loan, or (4) the Company shall fail to borrow any Facility A Primary Loan as a Discount Loan after giving a Pre-Funding Notice with respect thereto or fail to prepay any Discount Loan after having given notice of its intention so to do, or (5) the Company shall fail to make any payment of principal or interest on any Facility A Loan when due, then the Company shall immediately pay to each of the Lenders, through the Credit Agent, an additional amount compensating such Lender for all losses, costs and expenses incurred by such Lender in connection therewith, including, without limitation, such as may arise out of re-employment of funds obtained by such Lender or from fees payable to terminate the deposits from which such funds were obtained, such losses, costs and expenses and the method of calculation thereof being set forth in reasonable detail in a statement delivered to the Company by such Lender, such statement to be conclusive in the absence of manifest error. Under no circumstances shall any Lender have any obligation to remit monies to the Company upon prepayment of any Discount Loan or any


 V82606[7083]94                    10

 Eurodollar Loan, even under circumstances which do not result in the necessity for the payment by the Company of any amount hereunder. The provisions hereof shall survive termination of this Agreement and payment of the outstanding Facility A Loans and GNMA Pool Advance Loans and all other Facility A Obligations.

               4(i) Illegality; Impracticality. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall or may in the opinion of any Lender make it unlawful or impractical for such Lender to make or maintain Eurodollar Loans or purchase its Primary Loan Percentage Share of Discount Loans: (1) the commitment of such Lender hereunder to purchase its Primary Loan Percentage Share of Discount Loans or to make Eurodollar Loans, as applicable, shall forthwith be cancelled and (2) such Lender's Primary Loan Percentage Share of Facility A Primary Loans outstanding as Discount Loans or then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans at the end of their respective Interest Periods or within such earlier period as required by law. In the event the commitment of any Lender to purchase its Primary Loan Percentage Share of Discount Loans shall be terminated hereunder, the agreement of the Balance Banks to fund Discount Loans shall be reduced in a like amount. In the event of a conversion of any Facility A Loan prior to the end of its applicable Interest Period the Company hereby agrees promptly to pay each Lender, upon its written demand, the amounts required pursuant to Paragraph 4(h) above, it being agreed and understood that such conversion shall constitute a prepayment for all purposes hereof. The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Facility A Loans and GNMA Pool Advance Loans and all other Facility A Obligations.

               4(j) Requirements of Law; Increased Costs. In the event that a change subsequent to the date hereof in any applicable law, regulation, treaty or directive or in the governmental or judicial interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) issued subsequent to the date hereof by any central bank or other governmental authority, agency or instrumentality:

                    (1) Does or shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Facility A Loans or GNMA Pool Advance Loans made or Letters of Credit issued hereunder, or changes the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Lender);

                    (2) Does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the Balance Bank Discount, the Lender Discount, the Alternate Base Rate or the


 V82606[7083]94                    11

     Eurodollar Rate or the rate applicable to a Negotiated Loan, a GNMA Pool Advance Loan or a L/C Drawing; or

                    (3) Does or shall impose on such Lender any other condition;

 and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining any Facility A Loan or any GNMA Pool Advance Loan or Letter of Credit or to reduce any amount receivable in respect thereof then, in any such case, the Company shall promptly pay to such Lender, upon its written demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amounts receivable as determined by such Lender with respect to this Agreement or such credit extensions. If a Lender becomes entitled to claim any additional amounts pursuant to this Paragraph 4(j), it shall promptly notify the Company of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by a Lender to the Company shall be conclusive in the absence of manifest error. The obligations of the Company under this Paragraph 4(j) shall survive the termination of this Agreement and the payment of all outstanding Facility A Obligations.

               4(k) Taxes.

                    (1) All payments made by the Company, the Credit Agent and the Lenders on account of the Facility A Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Lenders, net income taxes and franchise taxes (imposed in lieu of net income taxes), imposed on the Lenders, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax, or any political subdivision or taxing authority thereof or therein, and such Lender (other than a connection arising solely from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, the Credit Documents) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to any Lender under the Credit Documents, the amounts so payable by the Company to the Credit Agent for the benefit of such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Taxes) interest or any such other amounts payable thereunder at the rates or in the amounts specified in the Credit Documents. Whenever any Taxes are payable by the Company or on behalf of the Company, as promptly as possible thereafter the Company shall send to the Credit Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing


 V82606[7083]94                    12
     authority or fails to remit to the Credit Agent the required receipts or other required documentary evidence, the Company shall indemnify the Credit Agent and such Lender for any incremental taxes, interest or penalties that may become payable by the Credit Agent and the Lenders as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of all Facility A Obligations. Each Lender by executing this Agreement represents and warrants to the Company and the Credit Agent that at the date of this Agreement no Taxes are imposed upon such Lender which would result in increased liability of the Company to such Lender pursuant to this Paragraph 4(k)(1).

                    (2) Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Company and the Credit Agent (1) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (2) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Company and the Credit Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company or the Credit Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Credit Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

               4(l) Treatment of Qualifying Balances; Indemnity. Each Balance Bank and the Company will consult from time to time with a view toward allowing the Company to maintain its deposit balances at such Balance Bank in types of deposit accounts bearing the lowest reserve requirements practicable consistent with the flexibility required by the Company to make frequent withdrawals and deposits. In the event that it shall be determined at any time that (1) any Balance Bank has incorrectly characterized deposit accounts maintained by the Company with such Balance Bank for purposes of determining required reserves,
 (2) any Balance Bank has maintained inadequate reserves in respect of such deposit accounts, (3) the cost of reserves used in the calculation of the amount of Qualifying Balances at any time was the cost of the inadequate reserves so maintained or (4) any Balance Bank is required to maintain retroactive reserves, or to pay other costs, penalties or


 V82606[7083]94                    13
 charges, as a result thereof, then, in any such event, the Company shall pay to such Balance Bank on demand the additional amounts necessary to compensate such Balance Bank for the cost of maintaining such retroactive reserves and for any other costs, penalties or charges related thereto, including any amounts arising from a recalculation of the "Balance Deficiency Fee" referred to in the Balance Bank Agreements. A certificate as to any additional amounts payable pursuant to this subsection submitted by a Balance Bank, through the Credit Agent, to the Company shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive termination of this Agreement and payment of all Facility A Obligations.

          5.   Miscellaneous Lending Provisions.

               5(a) Use of Proceeds. The proceeds of Facility A Loans shall be utilized by the Company solely for the purpose of originating and/or acquiring Mortgage Loans, to repay L/C Drawings and other Indebtedness of the Company (including Indebtedness of the Company to the Parent permitted to be repaid by the Company to the Parent pursuant to the terms of the Credit Documents and including CPNs) and for other general working capital purposes. The proceeds of the GNMA Pool Advance Loans shall be used solely for the purpose of fulfilling the Company's obligations to GNMA as described in the GNMA Pool Advance Agreement.

               5(b) Assumption of Funding/Purchase. The Credit Agent may (but shall not be obligated to) assume that each Lender has made its Primary Loan Percentage Share of Facility A Primary Loans and any other Facility A Loans and GNMA Pool Advance Loans to be advanced by it available on the funding date therefor and may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have so made such amounts available, such Lender and the Company jointly and severally agree to repay to the Credit Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Credit Agent, at, in the case of the Company, the interest rate applicable at the time to the subject Facility A Loan or GNMA Pool Advance Loan and, in the case of the Lenders, the Federal Funds Rate. If such Lender shall repay to the Credit Agent such corresponding amount, such amount so repaid shall constitute such Lender's Primary Loan Percentage Share of such
 Facility A Primary Loan or other Facility A Loans or GNMA Pool Advances Loans for all purposes of the Credit Documents. Nothing contained herein shall affect the liability of any Lender for its failure to make its Primary Loan Percentage Share of Facility A Primary Loans or other Facility A Loans or GNMA Pool Advance Loans available to the Company as required pursuant to this Agreement and the other Credit Documents.

               5(c) Notes. The obligation of the Company to repay Direct Loans shall be evidenced by notes payable to each Lender, each in the form of that attached hereto as Exhibit A-1 (the "Facility A Direct Loan Notes"); the obligation of the Company to repay Discount Loans shall be evidenced by notes payable to each Lender in the form of that attached hereto as Exhibit A-2 (the "Facility A Discount Loan Notes"); the


 V82606[7083]94                    14
 obligation of the Company to repay Negotiated Loans shall be evidenced by notes payable to each Lender in the form of that attached hereto as Exhibit A-3 (the "Negotiated Loan Notes"); the obligation of the Company to repay Swing Loans shall be evidenced by a promissory note payable to FNBC in the form of that attached hereto as Exhibit A-4 (the "Swing Loan Note"); and the obligation of the Company to repay GNMA Pool Advance Loans shall be evidenced by a promissory note payable to the GNMA Pool Advance Lender in the form of that attached hereto as Exhibit A-5 (the "GNMA Pool Advance Note").

               5(d) Interest and Fee Billing and Payment. The Credit Agent shall: (1) on or before the first Business Day of each month notify the Company (which notification may be telephonic) of the estimated amount of interest payable with respect to Alternate Base Rate Loans and GNMA Pool Advance Loans as of the fifth day of the current month for the period from and including the first day of the immediately preceding month to and including the last day of such month, with the actual amount confirmed by notification by the Credit Agent to the Company (which notification may be telephonic and which, if telephonic, shall be promptly confirmed in writing) given no later than 9:00 a.m. (Los Angeles time) on the due date of payment thereof; (2) on the last day of the Interest Period for each Eurodollar Loan and Negotiated Loan notify the Company (which notification may be telephonic and which, if telephonic, shall be promptly confirmed in writing) of the amount of interest payable on such date on account thereof (such notification in the case of a Negotiated Loan to be based, without independent verification by the Credit Agent, upon information provided by the Lender which advanced such Negotiated Loan); (3) on or before the first Business Day of the first month of each calendar quarter notify the Company (which notification may be telephonic) of the amount of commitment fees payable pursuant to Paragraph 2 of the Fee Letter on the fifth day of such month for the period from and including the first day of the first month of the immediately preceding calendar quarter to and including the last day of such calendar quarter, with the actual amount confirmed by notification by the Credit Agent to the Company (which notification may be telephonic and which, if telephonic, shall be promptly confirmed in writing) given no later than 9:00 a.m. (Los Angeles time) on the due date of payment thereof; and (4) from time to time upon the request of any Lender deliver to the Company a funding indemnification billing for amounts payable to such Lender pursuant to Paragraph 4(h) above or a billing for amounts payable to such Lender pursuant to Paragraphs 4(j), 4(k) and 4(l) above and Paragraph 5(i) below. The Company shall pay the full amount of interest and fees of which it has been notified pursuant to subparagraphs (1) and (3) above on the fifth day of each month, shall pay the full amount of interest of which it has been notified pursuant to subparagraph (2) above on the date such notification is given and shall pay the full amount of each billing delivered to it pursuant to subparagraph (4) above within five
 (5) Business Days thereafter.

               5(e) Nature and Place of Payments. Except as otherwise expressly provided in the Credit Documents, all payments made on account of the Facility A Obligations shall be made to the Credit Agent at the Contact Office for distribution to the Lenders, as the Company shall


 V82606[7083]94                    15
 direct pursuant to a Loan Request, Interest Rate Election and Payoff Notice (but, in any event, consistent with Paragraph 8 of the Security Agreement), without set-off or counterclaim in lawful money of the United States of America in immediately available same day funds, and must be received by the Credit Agent accompanied by a Loan Request, Interest Rate Election and Payoff Notice at the Contact Office by
 11:30 a.m. (Los Angeles time) on the day of payment, it being expressly agreed and understood that if a payment is received after 11:30 a.m. (Los Angeles time) by the Credit Agent or the Credit Agent does not receive a Loan Request, Interest Rate Election and Payoff Notice therefor, such payment will be considered to have been made on the next succeeding Business Day or such later date as the Credit Agent receives the Loan Request, Interest Rate Election and Payoff Notice therefor and interest thereon shall be payable by the Company at the then applicable rate during such extension. If any payment required to be made by the Company hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension. The Credit Agent is hereby authorized to debit accounts of the Company maintained with FNBC for amounts payable by the Company under this Agreement through the Credit Agent and the Credit Agent will promptly notify the Company of any such debit.

               5(f) Post-Default Interest. Following the occurrence of an Event of Default and until such Event of Default is cured or waived as provided herein, Facility A Obligations shall bear interest at a per annum rate equal to the Alternate Base Rate plus three percent (3%).

               5(g) Computations. All computations of interest and fees payable hereunder and under the Fee Letter and computations of each Balance Bank Discount and Lender Discount shall be based upon a year of 360 days for the actual number of days elapsed. The determination by the Credit Agent of a Balance Bank Discount, a Lender Discount or interest rate hereunder shall be conclusive and binding on the Company and the Lenders absent manifest error.

               5(h) Disbursement of Payments Received. All amounts received by the Credit Agent on account of the Obligations shall be disbursed by the Credit Agent to the Lenders consistent with the provisions of Paragraph 8 of the Security Agreement by wire transfer prior to the cut-off deadline of the Federal Reserve Wire System on the date of receipt if received by the Credit Agent before 11:30 a.m. (Los Angeles time) and accompanied by a Loan Request, Interest Rate Election and Payoff Notice (or disbursed on the day of receipt although received later than 11:30 a.m. (Los Angeles time) with the agreement of the Credit Agent, the Collateral Agent and any Lender) or if received later or if the Credit Agent has not received a Loan Request, Interest Rate Election and Payoff Notice therefor, on the next succeeding Business Day or such later date as the Credit Agent receives the Loan Request, Interest Rate Election and Payoff Notice relating thereto, without interest payable by the Credit Agent.




 V82606[7083]94                    16

               5(i) Capital Requirements. The Company shall pay from time to time upon demand such amounts as any Lender may determine to be necessary to compensate such Lender for all reasonable costs which such Lender determines are attributable to its making, purchasing or maintaining its Primary Loan Percentage Share of any Facility A Primary Loan or other Facility A Loan or GNMA Pool Advance Loan under this Agreement or its obligation to make or purchase its Primary Loan Percentage Share of any Facility A Primary Loans or to make any other Facility A Loan or GNMA Pool Advance Loan, including, without limitation, reserve requirements attributed to the unused portion of the Aggregate Credit Limit, in respect of any amount of capital required to be maintained by such Lender pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request affecting banks, savings and loan institutions and/or financial institutions generally notwithstanding the creditworthiness of any particular bank, savings and loan institution or other financial institution (whether or not having the force of law) of any court or governmental or monetary authority, whether in effect on the date of this Agreement or thereafter. The obligations of the Company under this Paragraph 5(i) shall survive the termination of this Agreement and the payment of all Facility A Loans and all other Facility A Obligations.

               5(j) Fees.  The Company shall pay:

                    (1) To the Credit Agent and the Collateral Agent, such fees as may from time to time be agreed upon in writing by such Persons and the Company;

                    (2) To each of the Lenders, the incentive and commitment fees described in the Fee Letter;

                    (3) To each of the Balance Banks, the additional fees described in the Balance Bank Agreements;

                    (4) To each L/C Issuing Lender, with respect to each Letter of Credit such issuance fees and modification fees may be established in writing from time to time by the Company and such L/C Issuing Lender; and

                    (5) To the GNMA Pool Advance Lender, fees on account of the GNMA Pool Advance Commitment in such amounts and at such times as may be established in writing from time to time by the Company and the GNMA Pool Advance Lender.

               5(k) Wire Transfers of Funds. Notwithstanding anything to the contrary contained herein and in the other Credit Documents, funds which the Credit Agent and the Lenders are transmitting by wire transfer shall be deemed to have been sent and received upon release by the transmitting party of such funds into the Federal Reserve Wire System.







 V82606[7083]94                    17

          6.   Security Agreement; Guaranty; Subordination; Additional
 Documents.

               6(a) Security Agreement. As collateral security for, among other things, the Facility A Obligations, the Company shall execute and deliver to the Collateral Agent the Security Agreement pursuant to which the Company shall pledge, assign and grant to the Collateral Agent for the pro rata, pari passu benefit of the Secured Parties, and to each of such Persons, a first priority security interest in and lien upon the Collateral, subject to the release and reinstatement provisions set forth in Paragraph 28 of the Security Agreement. In addition, the Company shall execute and deliver to the Collateral Agent such UCC-1 financing statements as the Collateral Agent may request.

               6(b) Guaranty and Subordination Agreement. As additional support for, among other things, the Facility A Obligations, the Company shall execute and deliver and shall cause to be executed and delivered to the Credit Agent on behalf of the Lenders: (1) the Guaranty and
 (2) the Subordination Agreement.

               6(c) Further Documents. The Company agrees to execute and deliver and to cause to be executed and delivered to the Credit Agent or such Persons as the Credit Agent may direct from time to time such confirmatory or supplementary security agreements, financing statements, notices to third parties and other documents, instruments and agreements as the Credit Agent on behalf of the Lenders may reasonably request, which are in any of the Lenders' judgment necessary or desirable to obtain for the Collateral Agent on behalf of the Credit Agent, the Lenders, and the holders from time to time of Outstanding CPNs the benefit of the Credit Documents and the Collateral.

          7.   Conditions Precedent.

               7(a) First Credit Event. As conditions precedent to the Effective Date and the first Credit Event hereunder:

                    (1) There shall have been delivered to the Credit Agent, in form and substance and in quantities reasonably satisfactory to the Lenders and their counsel, each of the following:

                         (i)  A duly executed copy of this Agreement;

                        (ii)  Duly executed copies of the Facility A
          Discount Loan Notes, and the Facility A Direct Loan Notes, the Negotiated Loan Notes, the Swing Loan Note and the GNMA Pool Advance Note;

                       (iii)  Duly executed copies of the Security
          Agreement accompanied by such UCC-1 financing statements related thereto as the Collateral Agent may request, the Guaranty, the Subordination Agreement and the Fee Letter;



 V82606[7083]94                    18

                        (iv)  Such credit applications, financial
          statements, pro forma financial statements, authorizations and information concerning the Company and its business, operations and condition (financial and otherwise) as the Credit Agent or any Lender may reasonably request;

                         (v)  Certified copies of resolutions of the
          Boards of Directors of the Company and the Parent approving the execution and delivery of all documents required to be delivered by the Company and the Parent hereunder;

                        (vi)  Certificates of the Secretary or an
          Assistant Secretary of each of the Company and the Parent certifying the names, incumbency and true signatures of the officers of the Company and the Parent authorized to sign the documents required to be executed and delivered by the Company and the Parent hereunder;

                       (vii) An opinion of counsel for the Company and the Parent (which counsel may be in-house counsel) in form and substance satisfactory to the Lenders and covering such matters as the Lenders may reasonably request;

                      (viii) A certificate of an executive officer of each of the Company and the Parent in the form of that attached hereto as Exhibit B dated as of the date of this Agreement;

                        (ix) A duly completed Borrowing Base Certificate dated as of the date of such first Credit Event and a Covenant Compliance Certificate, dated as of the Interim Date, for each of the Company and the Parent demonstrating in detail satisfactory to the Lenders the Company's compliance with the covenants set forth in Paragraphs 10(h), 10(j), 10(k), 10(l), 10(m), 10(n) and 10(o) below, and the Parent's compliance with the financial covenants set forth in Paragraphs 11(d), 11(e), 11(f), 11(g) and 11(h) of the Guaranty;

                         (x) A current Schedule of Approved Investors acceptable to the Majority Lenders, as evidenced by their execution of an express written approval thereof; and

                        (xi) A duly executed copy of the Balance Bank Agreement with each Balance Bank.

                    (2) All acts and conditions (including, without limitation, the obtaining of all necessary regulatory approvals and the making of all required filings, recordings and registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Credit Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.



 V82606[7083]94                    19

                    (3) All documentation, including, without limita-tion, documentation for corporate and legal proceedings in connec-tion with the transactions contemplated by the Credit Documents, shall be satisfactory in form and substance to the Lenders and their counsel.

                    (4) The Company shall have delivered to each of the Collateral Agent and the Credit Agent, respectively, a letter acceptable to each such Person, respectively, regarding the payment by the Company to each such Person of fees, and the Company shall have paid all fees required under each such letter to have been paid prior to the first Credit Event hereunder.

                    (5) All amounts outstanding under the Existing Facility A Agreement and under the Existing Facility B Agreement (as defined in the Facility B Agreement) shall have been (or shall upon the happening of the first Credit Event hereunder be) paid in full and all "Letters of Credit" (as defined in the Existing Facility B Agreement) shall have been cancelled or replaced with a Letter of Credit issued hereunder and the Existing Facility A Agreement and Existing Facility B Agreement and any obligations of the Lenders to make advances or issue Letters of Credit thereunder terminated; provided, however, that it is expressly agreed and understood that "Letters of Credit" issued under the Existing Facility B Agreement by Lenders which have agreed to be L/C Issuing Lenders hereunder may be continued as such and shall be deemed in all respects to be Letters of Credit entitled to all benefits of, and subject to all restrictions of, the Credit Documents.

               7(b) All Credit Events. As conditions precedent to each Credit Event hereunder, at and as of the date of, and after giving effect to, such Credit Event:

                    (1) The representations and warranties of the Company and the Parent contained in the Credit Documents shall be accurate and complete in all respects as of such date;

                    (2) There shall not have occurred a Potential Default or an Event of Default (other than an Event of Default under Paragraph 11(a) below which has not been waived by one hundred percent (100%) of the Lenders) and the Majority Lenders' written election to cease funding Loans hereunder;

                    (3) There shall not have occurred an Event of Default under Paragraph 11(a) below which has not been waived by one hundred percent (100%) of the Lenders;

                    (4) Following such Credit Event, the aggregate principal amount of Facility A Loans outstanding shall not exceed the applicable limitations of Paragraphs 1(a), 1(b) and 1(c) above;

                    (5) The Company shall have delivered to the Credit Agent a duly executed Loan Request, Interest Rate Election and Payoff Notice requesting such Credit Event;


 V82606[7083]94                    20

                    (6)  If the Credit Event is the making of a Discount
     Loan: (i) the Company shall have delivered a timely Pre-Funding Notice with respect thereto; and (ii) the Balance Bank funding said Discount Loan shall have received from each Lender the amount payable by such Lender on account thereof pursuant to Paragraph 2(d) above, it being expressly agreed and understood that in the event any Lender has not delivered to such Balance Bank the amount payable by such Lender, the Discount Loan disbursed to the Company shall be reduced by the amount not received;

                    (7)  If the Credit Event is the making of a
     Facility A Loan the proceeds of which will be utilized to repay CPNs, at the date the CPN or CPNs to be repaid thereby were issued, the Depositary Agreement was in full force and effect; and

                    (8) If the Company has delivered a Release Request to the Collateral Agent pursuant to Paragraph 10(a) of the Security Agreement, the Majority Lenders have not notified the Credit Agent in writing that they have elected to terminate the agreement of the Lenders to continue funding Facility A Loans (if such election and notification is permitted pursuant to said Paragraph 10(a)).

 By delivering a Loan Request, Interest Rate Election and Payoff Notice to the Credit Agent, the Company shall be deemed to have represented and warranted the accuracy and completeness of the statements set forth in subparagraphs (b)(1) through (b)(7) above and all information set forth in such Loan Request, Interest Rate Election and Payoff Notice.

          8. Representations and Warranties of the Company. As an inducement to the Credit Agent, the Collateral Agent and each Lender to enter into this Agreement, the Company represents and warrants to the Credit Agent, the Collateral Agent and each Lender that:

               8(a) Financial Condition. The financial statements, respectively dated the Statement Date and the Interim Date, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in accordance with GAAP the consolidated and consolidating financial condition of the Company and its consolidated Subsidiaries at such dates and the consolidated and consolidating results of their operations and changes in financial position for the fiscal periods then ended.

               8(b) No Change. Since the Statement Date there has been no material adverse change in the business, operations, assets or finan-cial or other condition of the Company or the Company and its consoli-dated Subsidiaries taken as a whole.

               8(c) Corporate Existence; Compliance with Law. The Com-pany and each of its Subsidiaries: (1) is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation, and is in good standing as a foreign corporation in each jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to be


 V82606[7083]94                    21
 in good standing could have a material adverse effect on the Company, any of its Subsidiaries, or their respective property and/or business or on the ability of the Company or the Parent to pay or perform the Credit Documents or on the Collateral; (2) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do; and (3) is in compliance with all Requirements of Law and Contractual Obligations except to the extent that failure to comply could not have a material adverse effect on the Company, any of its Subsidiaries, or their respective property and/or business or on the ability of the Company or the Parent to pay or perform the Credit Documents or on the Collateral.

               8(d) Corporate Power; Authorization; Enforceable Obligations. Each of the Company and the Parent has the corporate power and authority and the legal right to execute, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents. The Credit Documents have been duly executed and delivered on behalf of each of the Company and the Parent and constitute legal, valid and binding obligations of such party enforceable against such party in accordance with their respective terms.

               8(e) No Legal Bar. The execution, delivery and perfor-mance of the Credit Documents, the borrowing thereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of the Company or the Parent to the extent that failure to comply therewith could have a material adverse effect on the Company or its property and/or business or on the ability of the Company or the Parent to pay or perform the Credit Documents or on the Collateral.

               8(f) No Material Litigation. Except as disclosed on Exhibit C attached hereto, no litigation, investigation or proceeding of or before any court, arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of such parties' properties or revenues involving amounts, in the case of any such individual litigation, investigation or proceeding, in excess of $10,000,000.00 or which, regardless of the amount in controversy, is likely to be adversely determined and which, if adversely determined, could have a material adverse effect on the business, operations, property or financial or other condition of the Company or any of its Subsidiaries.

               8(g) Taxes. The Company and each of its Subsidiaries have filed or caused to be filed all tax returns that are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their property other than taxes which are being contested in good faith by appropriate proceedings and as to which the Company or the applicable Subsidiary has established adequate reserves in conformity with GAAP.

               8(h) Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment com-


 V82606[7083]94                    22
 pany" within the meaning of the Investment Company Act of 1940, as amended.

               8(i) Subsidiaries. Exhibit D attached hereto sets forth an accurate and complete list of all presently existing Subsidiaries of the Company, their respective jurisdictions of incorporation and the percentage of their capital stock owned by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock of the Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

               8(j) Federal Reserve Board Regulations. Neither the Company nor any of its Subsidiaries is engaged or will engage, princi-pally or as one of its important activities, in the business of extend-ing credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation U. No part of the proceeds of any Loan made hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any pur-pose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

               8(k) ERISA. The Company and each of its Subsidiaries are in compliance in all material respects with the requirements of ERISA and no Reportable Event has occurred under any Plan maintained by the Parent, the Company or any of its or their Subsidiaries which is likely to result in the termination of such Plan for purposes of Title IV of ERISA.

               8(l) Assets. The Company and each of its Subsidiaries has good and marketable title to all property and assets reflected in the financial statements referred to in Paragraph 8(a) above, except property and assets sold or otherwise disposed of in the ordinary course of business subsequent to that date. Neither the Company nor any of its Subsidiaries has outstanding Liens on any of its properties or assets nor are there any security agreements to which the Company or any of its Subsidiaries is a party, or title retention agreements, whether in the form of leases or otherwise, of any personal property except as reflected in said financial statements referred to in Paragraph 8(a) above or as permitted under Paragraph 10(a) below.

          9. Affirmative Covenants. The Company hereby covenants and agrees with the Credit Agent, the Collateral Agent and each Lender that, as long as any Facility A Obligations remain unpaid or any Lender has any obligation to make or purchase its Primary Loan Percentage Share of Facility A Primary Loans or to make Swing Loans or GNMA Pool Advance Loans or to issue Letters of Credit, the Company shall:

               9(a) Financial Statements. Furnish or cause to be furnished directly to the Credit Agent, the Collateral Agent and each
 Lender:

                    (1) Within ninety (90) days after the last day of each fiscal year of the Parent, consolidated statements of income


 V82606[7083]94                    23
     and statements of changes in cash flow for such year and a balance sheet as of the end of such year (including therein as supplemental information, consolidating statements of income and statements of changes in cash flow and balance sheets as of the end of such year) in each case presented fairly in accordance with GAAP and, in the case of the Company, the requirements of HUD Handbook IG 4000.3 REV and accompanied, in all cases, by an unqualified report of a firm of independent certified public accountants acceptable to the Majority Lenders;

                    (2) Within forty-five (45) days after the last day of each calendar month: (i) consolidated and consolidating statements of income and statements of changes in cash flow of the Parent and its Subsidiaries for such calendar month and balance sheets as of the last day of such calendar month presented fairly in accordance with GAAP, in each case certified in writing as to fairness of presentation by the chief financial officer or treasurer of the Company and the Parent, and (ii) a Covenant Compliance Certificate from the chief financial officer or treasurer of each of the Company and the Parent, certifying that there does not exist an Event of Default or Potential Default and, in addition, demonstrating in detail satisfactory to the Majority Lenders the Company's compliance with the financial covenants set forth in Paragraphs 10(h), 10(j), 10(k), 10(l), 10(m), 10(n) and 10(o) below as of and at the end of such month, and the Parent's compliance with the financial covenants set forth in Paragraphs 11(d), 11(e), 11(f), 11(g) and 11(h) of the Guaranty, as of and at the end of such month.

                    (3) As soon as is available any written report per-taining to material items in respect of the internal control matters of the Parent or the Company submitted to any of such Persons by their respective independent accountants in connection with each annual or interim special audit of the financial condition of such Persons made by such independent public accountants; and

                    (4) Copies of all proxy statements, financial state-ments, and reports which the Parent sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements under the Securities Act of 1933, as amended (the "Act"), which the Parent or the Company files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange; provided, however, that there shall not be required to be delivered hereunder to the Credit Agent such copies for any Lender of prospectuses relating to future series of offerings under registration statements filed under Rule 415 of the Act or other items which such Lender has indicated in writing to the Parent or the Company from time to time need not be delivered to such Lender.

               9(b) Certificates; Reports; Other Information. Furnish or cause to be furnished directly to the Credit Agent and each Lender:

                    (1) No later than 6:00 p.m. (Los Angeles time) on the second Business Day of the first and third full week of each


 V82606[7083]94                    24
     calendar month (and at such other times as the Majority Lenders, through the Credit Agent, may reasonably request), a Borrowing Base Certificate as of the close of business on the last day of the immediately preceding week;

                    (2) Within forty-five (45) days after the last Business Day of each calendar month, prepared as of such last Business Day and certified by an appropriate officer of the Company, a report covering the servicing portfolio of the Company covering such matters as the Majority Lenders, through the Credit Agent, may reasonably request (but which shall in any event list the aggregate principal amount of mortgage notes serviced and the number and types of loans evidenced by such notes, and show all loans in the servicing portfolio more than thirty (30) days past due the due dates set forth in such notes);

                    (3) Promptly, such additional financial and other information, including, without limitation, financial statements of the Company, the Parent, any Affiliate of the Company or the Parent, or any Approved Investor (other than FNMA or FHLMC) and information regarding the Collateral as any Lender, through the Credit Agent, may from time to time reasonably request, including, without limitation, such information as is necessary for any Lender to participate out any of its interests in Facility A Loans, GNMA Pool Advance Loans and Letters of Credit hereunder or to enable another financial institution to become a signatory hereto; and

                    (4) Promptly upon receipt thereof by the Company, copies of all audit reports prepared by or on behalf of FNMA, FHLMC and GNMA.

               9(c) Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity or before it becomes delinquent, defaulted or accelerated, as the case may be, all its Indebtedness, except:
 (1) Indebtedness (other than Indebtedness with respect to CPNs) being contested in good faith and for which provision is made to the satisfaction of the Majority Lenders for the payment thereof in the event the Company is found to be obligated to pay such Indebtedness and which Indebtedness is thereupon promptly paid by the Company, and
 (2) additional Indebtedness (other than Indebtedness with respect to CPNs) in the aggregate not to exceed $100,000.00.

               9(d) Maintenance of Existence and Properties. Maintain all rights, privileges, licenses, approvals, franchises, properties and assets necessary or desirable in the normal conduct of its business, and comply with all Contractual Obligations and Requirements of Law. The Company will at all times be a FNMA, FHLMC and GNMA-approved Seller/ Servicer and a wholly-owned Subsidiary of the Parent.

               9(e) Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, and permit representatives of each Lender (at


 V82606[7083]94                    25
 no cost or expense to the Company unless there shall have occurred and be continuing an Event of Default) to visit and inspect any of its prop-erties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by any of the Lenders, and to discuss the business, operations, properties and financial and other condition of the Company and any of its Subsidiaries with officers and employees of such parties, and with their independent certified public accountants.

               9(f) Notices. Promptly give written notice to the Credit Agent (who shall promptly notify each of the Lenders and the Collateral Agent thereof) of:

                    (1) The occurrence of any Potential Default or Event of Default or a Negative Security Event;

                    (2) Any litigation or proceeding affecting the Com-pany, any of its Subsidiaries or the Collateral involving amounts, in the case of any such individual litigation, investigation or proceeding, in excess of $5,000,000.00 or which, regardless of the amount in controversy, is likely to be adversely determined and which, if adversely determined, could have a material adverse effect on the Collateral or the business, operations, property, or financial or other condition of the Company or the ability of the Company to pay and perform the Obligations;

                    (3) Receipt by the Company or the Parent of notice from any rating agency concerning a potential change in any credit rating previously accorded the Company or the Parent by such rating agency;

                    (4) A material adverse change in the business, oper-ations, property or financial or other condition of the Parent, the Company or any of their Subsidiaries; and

                    (5) The Company's entering into any agreement to sell or pledge servicing rights (other than in connection with the acquisition financing therefor) which in the aggregate from and after the date hereof would exceed $2,500,000,000.00 in aggregate principal amount of the subject mortgage loans.

               9(g) Expenses. Pay all reasonable out-of-pocket expenses (including fees and disbursements of counsel) of the Credit Agent and the Collateral Agent incident to the preparation, negotiation, administration and amendment of the Credit Documents and, following the occurrence of an Event of Default, of the Credit Agent, the Collateral Agent and each of the Lenders incident to the protection of the rights of the Lenders, the Credit Agent and the Collateral Agent under the Credit Documents, and incident to the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving the Parent or the Company or a "workout" of the Obligations.



 V82606[7083]94                    26

 The obligations of the Company under this Paragraph 9(g) shall be effective and enforceable whether or not any Loan is advanced by any Lender hereunder and shall survive payment of all other Obligations.

               9(h) Credit Documents. Comply with and observe all terms and conditions of the Credit Documents.

               9(i) Insurance. Obtain and maintain insurance with responsible companies in such amounts and against such risks as are usually carried by corporations engaged in similar businesses similarly situated, including, without limitation, errors and omissions coverage and fidelity coverage in form and substance acceptable under FNMA or FHLMC guidelines, and furnish the Lenders on request full information as to all such insurance.

               9(j) CPN Program. Obtain the written approval of the Majority Lenders to any modification of the documentation relating to the issuance of CPNs of the Company as in effect on the date of this Agreement.

          10. Negative Covenants. The Company hereby agrees that, as long as any Facility A Obligations remain unpaid or any Lender has any obligation to make or purchase its Primary Loan Percentage Share of Facility A Loans or to make Swing Loans or GNMA Pool Advance Loans or to issue Letters of Credit, the Company shall not, directly or indirectly:

               10(a) Liens. Create, incur, assume or suffer to exist, any Lien upon the Collateral except pursuant to or as permitted under the Security Agreement or create, incur, assume or suffer to exist any Lien upon any of its other property and assets (including servicing rights) other than:

                    (1) Liens or charges for current taxes, assessments or other governmental charges which are not delinquent or which remain payable without penalty, or the validity of which are con-tested in good faith by appropriate proceedings upon stay of execu-tion of the enforcement thereof, provided the Company shall have set aside on its books and shall maintain adequate reserves for the payment of same in conformity with GAAP;

                    (2) Liens, deposits or pledges made to secure statu-tory obligations, surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the perfor-mance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of the Company's business; and

                    (3) Liens securing Indebtedness permitted pursuant to Paragraphs 10(c)(2) and 10(c)(6) below (but only to the extent such Indebtedness is otherwise permitted to be secured under the terms of the Credit Documents), 10(c)(7) below (but only to the extent such Indebtedness is secured by property in the nature of that referred to therein), 10(c)(8) below (but only affecting the property referred to therein) and 10(c)(9) below (but only to the extent expressly agreed to in writing by the Majority Lenders).

 V82606[7083]94                    27

               10(b) Mandatory Coverage. Fail to hold Hedge Contracts covering all closed Mortgage Loans and Mortgage-Backed Securities which are not covered by a Take-Out Commitment.

               10(c) Indebtedness. Create, incur, assume or suffer to exist, or otherwise become or be liable in respect of any Indebtedness except:

                    (1) The Obligations and obligations with respect to the CPNs;

                    (2) Indebtedness reflected in the financial state-ments referred to in Paragraph 8(a) above;

                    (3)  Subordinated Debt;

                    (4) Trade debt incurred in the ordinary course of business, payable within thirty (30) days after the same has become due or which is being contested in good faith, provided provision is made to the satisfaction of the Majority Lenders for the eventual payment thereof in the event it is found that such contested trade debt is payable by the Company;

                    (5) Indebtedness secured by Liens permitted under Paragraph 10(a)(1) and (2) above;

                    (6) Other Indebtedness the documentation for which does not contain covenants, agreements, terms or conditions more restrictive than the covenants, agreements, terms and conditions contained in the Credit Documents; provided, however, that if such Indebtedness is not a type of Indebtedness existing on the Effective Date, the aggregate amount thereof shall not exceed $100,000,000.00;

                    (7) Indebtedness under short term arbitrage lines of credit, each borrowing under which is secured by certificates of deposit issued by the lender thereunder, A-1/P-1 commercial paper issued by domestic U.S. corporations (other than the Company and its Affiliates) and/or Treasury investments substantially matching said borrowing in dollar amount and maturity;

                    (8)  Indebtedness in an amount not to exceed
     $50,000,000.00 in the aggregate outstanding secured by real property (including fixtures and improvements thereon) owned by the Company; and

                    (9) Other Indebtedness incurred with the prior written consent of the Majority Lenders, which will not be unreasonably withheld.

               10(d) Consolidation and Merger. Liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture, syndicate or other combination, except that the Company may be consolidated with or merged with any corporation provided that (1) in


 V82606[7083]94                    28
 any such merger or consolidation the Company shall be the surviving or resulting corporation and (2) at the time of and immediately after the effectiveness of such merger or consolidation there shall not have occurred and be continuing an Event of Default or Potential Default.

               10(e) Acquisitions. Purchase or acquire or incur liability for the purchase or acquisition of any or all of the assets or business of any Person other than in the normal course of a mortgage banking-related business (it being expressly agreed and understood that the acquisition of servicing is a normal course of business activity).

               10(f) Payment of Dividends. Declare or pay any dividends upon any shares of the Company's stock now or hereafter outstanding, except dividends payable in the capital stock of the Company, or make any distribution of assets to its stockholders as such, whether in cash, property or securities, if at the date of payment or distribution (either before or after giving effect thereto) there should exist an Event of Default or Potential Default.

               10(g) Purchase or Retirement of Stock. Acquire, purchase, redeem or retire any shares of its capital stock now or hereafter outstanding for value.

               10(h) Investments; Advances; Receivables. Make or commit to make any advance, loan or extension of credit ("Advances") to, or hold any receivable ("Receivable") of, or make or commit to make any capital contribution to, or purchase any stock, bonds, notes, debentures or other securities ("Investments") of, or make any other investment in, any Person, except: (1) Advances constituting Mortgage Loans made in the ordinary course of the Company's business and (2) Investments in, Advances to, and Receivables of, any Affiliate (and Servicing Pass-Through Ventures which are not otherwise Affiliates) not to exceed $50,000,000.00 in the aggregate.

               10(i) Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its assets (other than obsolete or worn out property), whether now owned or hereafter acquired, other than in the ordinary course of business as presently conducted and at fair market value (it being expressly agreed and understood that the sale or other disposition of Mortgage Loans with or without servicing released and the sale or other disposition of servicing rights are in the ordinary course of business); provided, however, that in no event shall the Company enter into any sale and leaseback transaction involving any of its assets without the prior written consent of the Majority Lenders; and, provided further, that the Company may sell, lease, assign, transfer or otherwise dispose of any of its assets to a Subsidiary of the Company (which, for the purpose of this proviso shall include any limited partnership the general and limited partners of which are Subsidiaries of the Company) so long as: (1) all classes of stock of, or partnership interests in, such Subsidiary are owned, directly or indirectly, by the Company, (2) such Subsidiary incurs no obligations for third party indebtedness except such obligations to employees and vendors as are necessary or desirable in the normal conduct of the business of servicing 1-4 unit single family mortgage loans and in managing an office building owned by such Subsidiary, and (3) any such unpaid

 V82606[7083]94                    29
 obligations as are described in subsection (2) above (other than payroll and benefits obligations to employees) shall not exceed at any time $50,000,000.00 in the aggregate.

               10(j) Debt to Adjusted Net Worth Ratio. Permit its ratio of Total Debt (excluding Indebtedness under repurchase agreements relating to Mortgage-Backed Securities issued or supported by FNMA, FHLMC or GNMA) to Adjusted Net Worth to be more than 7.5:1.0 on and as of the last day of any calendar month.

               10(k) Current Ratio. Permit its ratio of Current Assets to Current Liabilities to be less than 1.05:1.0 on and as of the last day of any calendar month.

               10(l) Minimum Adjusted Net Worth.  Permit its Adjusted Net
 Worth:

                    (1) On and as of the last day of any calendar month during the period commencing on the Effective Date to and including February 28, 1994, to be less than $712,000,000.00; and

                    (2) On and as of the last day of any calendar month thereafter to be less than the greater of $712,000,000.00 and seventy five percent (75%) of its Adjusted Net Worth as of February 28, 1994.

               10(m) Minimum Net Worth. Permit its net worth determined in accordance with GAAP:

                    (1) On and as of the last day of any calendar month during the period commencing on the Effective Date to and including February 28, 1994, to be less than $578,000,000.00; and

                    (2) On and as of the last day of any calendar month thereafter to be less than the greater of $578,000,000.00 and eighty five percent (85%) of its net worth determined in accordance with GAAP as of February 28, 1994.

               10(n) Minimum Inventory and Unencumbered Servicing
 Portfolio. Permit on and as of the last day of any calendar month the sum of:

                    (1) One percent (1%) of the aggregate outstanding principal balance of the Company's unencumbered servicing portfolio with respect to single family residential mortgage loans (excluding from the aggregate principal balance of servicing otherwise includable in the calculation hereof:
     (i) all Company-owned residential mortgage loans, (ii) all Parent and Affiliate-owned residential mortgage loans if the right of the Company to service such residential mortgage loans is not






 V82606[7083]94                    30
     freely transferable without the consent of the Parent or such Affiliate, and (iii) all residential mortgage loans subserviced by the Company); plus

                    (2) The Collateral Value of the Borrowing Base minus the Aggregate Credit Exposure,

 to be less than $200,000,000.00.

               10(o) Restriction on Refinance Risk Debt. Permit at any date the aggregate dollar amount of Refinance Risk Debt which will mature during any calendar quarter occurring during the period from the Effective Date through the twelfth month following the Facility A Maturity Date (but excluding Indebtedness of the Company incurred under Master Note Agreements substantially in the form of Exhibit N to the Glossary) to exceed $100,000,000.00.

          11. Events of Default. Upon the occurrence of any of the following events (an "Event of Default"):

               11(a) The Company shall fail to make any payment on account of that portion of the Obligations consisting of principal or interest on Loans or L/C Drawings on the date when due; or

               11(b) Any representation or warranty made or deemed made by the Company or the Parent in any Credit Document or in connection with any Credit Document shall be materially inaccurate or incomplete in any respect on or as of the date made or deemed made; or

               11(c) The Company shall default in the observance or performance of any covenant or agreement contained in Paragraph 10 above (other than those contained in Paragraphs 10(j), 10(k), 10(l), 10(m), 10(n) and 10(o)) or in the Security Agreement; or

               11(d) The Parent shall fail to observe or comply with any term or provision contained in the Guaranty (other than those contained in Paragraphs 11(d) and 11(e)); or

               11(e) The Company or the Parent shall fail to observe or perform any other term or provision contained in the Credit Documents and such failure shall continue for thirty (30) days; or

               11(f) The Company or any of its Subsidiaries or the Parent shall default in any payment of any Indebtedness (other than the Obligations or as permitted under Paragraph 9(c) above) in an aggregate amount of more than $5,000,000.00 or any other event shall occur, the effect of which other event is to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its stated maturity; or

               11(g) (1) The Parent, the Company or any of its Subsidiaries shall commence any case, proceeding or other action
 (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of


 V82606[7083]94                    31
 debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Parent, the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (2) there shall be commenced against the Parent, the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (1) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (3) there shall be commenced against the Parent, the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty
 (60) days from the entry thereof; or (4) the Parent, the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (1), (2) or (3) above; or (5) the Parent, the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               11(h) (1) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (2) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or nor waived, shall exist with respect to any Plan, (3) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Credit Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (4) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (5) any withdrawal liability to a Multiemployer Plan shall be incurred by the Company or the Parent or any Commonly Controlled Entity, or (6) any other event or condition shall occur or exist; and in each case in clauses (1) through (6) above, such event or condition, together with all other such events or conditions, if any, could subject the Parent, the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Parent, the Company or any of its Subsidiaries; or





 V82606[7083]94                    32

               11(i) One or more judgments or decrees in amounts aggregating $1,000,000.00 or more not fully covered by insurance (exclusive of self-insurance (not to exceed $5,000,000.00) and deductibles) during any consecutive twelve (12) month period shall be entered against the Company or any of its Subsidiaries and all such judgments or decrees shall not have been vacated, discharged or satisfied, or stayed or bonded pending appeal, within sixty (60) days from the entry thereof unless counsel to the Company reasonably acceptable to the Majority Lenders has delivered to the Lenders within such sixty (60) day period an opinion that the Company has the legal right to have such judgment or decree vacated without the expenditure of funds (other than for costs of proceedings) and the Company is diligently proceeding to accomplish such vacation; or

               11(j) The Parent shall notify the Credit Agent, the Collateral Agent or any Lender of its intention to rescind or revoke the Guaranty or the Subordination Agreement, in whole or in part, with respect to future transactions or otherwise; or

               11(k) The Parent shall cease to own one hundred percent (100%) of the outstanding capital stock of the Company; or

               11(l) The Credit Agent or the Collateral Agent receives notice from the Paying Agent that the Company has failed to cover an overdraft in the Commercial Paper Account on or before the close of business of the Paying Agent in New York on the Business Day immediately following the date on which such overdraft was created;

                                 THEN:

                    (i) Automatically upon the occurrence of an Event of Default under Paragraph 11(g) above,

                   (ii) At the option of any Lender upon the occurrence of an Event of Default under Paragraph 11(a) above unless such Event of Default is expressly waived in writing by one hundred percent (100%) of the Lenders, and

                  (iii) In all other cases, at the option of the Majority Lenders,

 each Lender's obligation to make or purchase Facility A Loans, the obligation of the GNMA Pool Advance Lender to make GNMA Pool Advance Loans and the obligation of the L/C Issuing Lenders to issue Letters of Credit shall terminate, the principal balance of outstanding Facility A Loans and GNMA Pool Advance Loans and interest accrued but unpaid thereon and all other Facility A Obligations shall become immediately due and payable and the aggregate contingent liability of the Company to reimburse each L/C Issuing Lender for L/C Drawings under outstanding Letters of Credit shall be deemed immediately due and payable, without demand upon or notice or presentment to the Company, all of which are hereby waived. Immediately upon the occurrence of an Event of Default and termination of the obligation of the Lenders to make or purchase Facility A Loans, of the GNMA Pool Advance Lender to make GNMA Pool


 V82606[7083]94                    33

 Advance Loans and of the L/C Issuing Lenders to issue Letters of Credit, the Credit Agent shall notify the Paying Agent thereof and is hereby irrevocably authorized to instruct the Paying Agent to cease issuing CPNs on behalf of the Company. Following the occurrence and during the continuance of an Event of Default, the Company agrees that the Company and the Credit Agent shall, at the request of the Majority Lenders, implement certain procedures with respect to the Company's funding of Wet Funded Loans, all at the Company's sole expense. Such procedures may include, but are not limited to: a. reducing the advance rate against Wet Funded Loans for purposes of determining the Collateral Value of the Borrowing Base for Wet Funded Loans, b. requiring that if
 (1) Wet Funded Loans are funded with wire transfers, such wire transfers originate from accounts located at a lending office of a Lender, (2) Wet Funded Loans are funded with drafts, such drafts be drawn on accounts located at a lending office of a Lender, and (3) Wet Funded Loans are funded from accounts which are not located at a lending office of a Lender, the financial institution which holds such account enter into an agreement with the Company and the Credit Agent which shall provide that the Credit Agent shall have exclusive dominion and control over the funds in such account, c. requiring the closing agents for such Wet Funded Loans to enter into escrow or other agreements regarding the monies used to fund such Wet Funded Loans, and d. requiring the Company to provide the Credit Agent and the Lenders with such information regarding the funding of Wet Funded Loans as the Majority Lenders may reasonably request. The Company, at its expense, shall from time to time execute and deliver to the Credit Agent all such assignments, certificates, supplemental documents, and financing statements, and shall do all other acts or things, as the Credit Agent may reasonably request in order to more fully implement such procedures.

          12.  Agency Provisions.

               12(a) Appointment. Each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender under the Credit Documents and each Lender hereby irrevocably authorizes each Agent, as the agent for such Lender, to take such action on its behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Credit Documents, no Agent shall have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Documents or otherwise exist against any Agent.

               12(b) Delegation of Duties. Each of the Collateral Agent and the Credit Agent may execute any of its duties under the Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Collateral Agent nor the Credit Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.


 V82606[7083]94                    34

               12(c) Exculpatory Provisions. No Agent nor any of their respective officers, directors, employees, agents, counsel, attorneys-in-fact or Affiliates shall be (1) liable to any Lender, any other Agent, the holder of any CPN or the Company for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (2) responsible in any manner to any of the Lenders, the other Agent, the holder of any CPN or the Company for:
 (i) any recitals, statements, representations or warranties made by the Company or any officer thereof contained in the Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, the Credit Documents (except such as are prepared by such Agent and, then, only to the extent such Agent is responsible for verification of the accuracy and completeness of the information contained therein or the facts upon which such information is based as expressly provided herein) or for the value, validity, effectiveness, genuineness, enforceability, collectability or sufficiency of the Credit Documents or for any failure of the Company to perform its obligations thereunder or
 (ii) any action taken or omitted to be taken by the Collateral Agent with respect to the Collateral in accordance with written instructions given as permitted hereunder or (iii) assuring compliance of the Credit Documents and/or the transactions contemplated by the Credit Documents with any law or regulation binding upon such Person, it being expressly acknowledged, agreed and understood that each such Person has obtained independent advice satisfactory to it in all such regards. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Credit Documents (other than agreements required to be complied with by such Agent thereunder and subject to the standards of care set forth herein with respect thereto) or to inspect the properties, books or records of the Company. Each Agent shall be entitled to refrain from exercising any discretionary powers or actions under this Agreement or any other Credit Document until it shall have received the prior written consent of one hundred percent (100%) of the Lenders to such action.

               12(d) Reliance by Agent. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certification, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by such Agent. The Credit Agent may deem and treat the payee of any Facility A Direct Loan Note, Facility A Discount Loan Note, Negotiated Loan Note, Swing Loan Note or GNMA Pool Advance Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Credit Agent. Each Agent shall be fully justified in failing or refusing to take any action under the Credit Documents unless it shall first receive such advice or concurrence of the Majority Lenders (or all


 V82606[7083]94                    35

 Lenders, as required under the Credit Documents) or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any action (other than liability and/or expense arising out of such Agent's gross negligence or willful misconduct). Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Credit Documents in accordance with a request of the Majority Lenders (or all Lenders, if applicable) absent gross negligence and willful misconduct on the part of such Agent in the method in which it acts or refrains from acting in accordance therewith, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

               12(e) Notice of Default; Agreement to Advance. No Agent shall be deemed to have knowledge or notice of the occurrence of any Event of Default or Potential Default unless such Agent has received notice from a Lender or the Company referring to the Credit Documents, describing such Event of Default or Potential Default and stating that such notice is a "notice of default". In the event that any Agent receives such a notice, such Agent shall give notice thereof to the Lenders and the other Agent. The Collateral Agent shall take such action with respect to such Event of Default or Potential Default as shall be reasonably directed by the Majority Lenders (or all Lenders, as required under the Credit Documents), through the Credit Agent (subject to the provisions of Paragraph 18 of the Security Agreement); provided, however, that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action or refrain from taking such action (in each case consistent with the provisions of the Credit Documents), with respect to such Event of Default or Potential Default as it shall deem advisable in the best interest of the Lenders.

               12(f) Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that no Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by such Agent hereafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon such Agent or any other Lender or their respective counsel, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to extend credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender or their respective counsel, and based on such documents, information and legal advice (including, without limitation, advice of regulatory counsel to it) as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in entering into the Credit Documents and taking or not taking action thereunder, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the


 V82606[7083]94                    36

 Company. Except for notices, reports and other documents expressly required to be furnished to the Lenders by an Agent hereunder, such Agent shall not have any duty or responsibility to provide any Lender with any legal advice or credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

               12(g) Indemnification. The Company agrees to indemnify, defend and hold harmless each Agent in its capacity as such from and against any and all claims, obligations, penalties, actions, suits, judgments, costs, disbursements, losses, liabilities and/or damages (including, without limitation, attorneys' fees) of any kind whatsoever which may at any time be imposed on, assessed against or incurred by such Agent in any way (1) relating to or arising out of the Credit Documents or any documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by such Agent in connection with the foregoing; provided, the Company shall not be liable for any portion of any such claims, obligations, etc., arising out of or resulting from the gross negligence or willful misconduct of such Agent or (2) resulting from any action taken or omitted to be taken by such Agent in accordance with written instructions given as provided in the Credit Documents or (3) relating to any one or more of the matters covered by Paragraph 12(c) above. The Lenders agree to indemnify and hold harmless each Agent in its capacity as such ratably in accordance with their Aggregate Percentage Shares to the extent required by the Company hereunder if any Agent is not reimbursed by the Company hereunder and without limiting the obligation of the Company to do so. The indemnification obligations of the Company and Lenders under this Paragraph 12(g) shall survive termination of this Agreement and payment in full of the Obligations.

               12(h) Agent in Its Individual Capacity. Any Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though such Agent were not an Agent hereunder. With respect to such loans made or renewed by them and any note issued to them hereunder, each Agent shall have the same rights and powers under the Credit Documents as any Lender thereunder and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include Agents in their individual capacities.

               12(i) Successor Agents. Any Agent may resign as such under the Credit Documents upon ninety (90) days' prior written notice to the Lenders and the Company and shall resign in the event its Aggregate Maximum Commitment shall be less than $10,000,000.00. In addition, in the event any Agent fails to perform its obligations under the Credit Documents in any material manner and fails to correct its performance within thirty (30) days of written notice of such failure of performance given by not less than the Majority Lenders, then such Agent may be removed upon thirty (30) days notice given by not less than the Majority Lenders. If an Agent shall resign or be so removed, then, on or before the effective date of such resignation or removal, the


 V82606[7083]94                    37

 Majority Lenders shall appoint a successor agent reasonably acceptable to the Company or, if the Majority Lenders are unable to agree on the appointment of a successor agent, such Agent shall appoint a successor agent for the Lenders, which successor agent shall be reasonably acceptable to the Company, whereupon such successor agent shall succeed to the rights, powers and duties of such Agent, and the term "Collateral Agent" or "Credit Agent", as applicable, shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any of the other Credit Documents or successors thereto. After any Agent's resignation or removal hereunder, the provisions of this Paragraph 12(i) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Credit Documents.

               12(j) Sharing of Set-Offs. If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Facility A Obligations held by it or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's portion of the Facility A Obligations, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Facility A Obligations, or shall provide such other Lenders with the benefits of such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery but without interest. The Company agrees that each Lender so purchasing a portion of another Lender's Facility A Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          13.  Miscellaneous Provisions.

               13(a) No Assignment. The Company may not assign its rights or obligations under the Credit Documents without the prior written consent of one hundred percent (100%) of the Lenders. Subject to the foregoing, all provisions contained in this Agreement or any document or agreement referred to herein or relating hereto shall inure to the benefit of each Lender, its successors and assigns, and shall be binding upon the Company, its successors and assigns.

               13(b) Amendment. The Credit Documents may not be amended or terms or provisions hereof waived unless such amendment or waiver is in writing and signed by the Majority Lenders and the Company; provided, however, that without the prior written consent of one hundred percent (100%) of the Lenders, no amendment or waiver shall:

                    (1)  Waive or amend any term or provision of
     Paragraphs 4(h), 4(i) or 4(j) above, or this Paragraph 13(b);

 V82606[7083]94                    38

                    (2) Reduce the principal of, or interest on, the Facility A Obligations or any amount of fees payable under this Agreement, or extend the required payment date of principal or interest on the Facility A Obligations or any fees;

                    (3) Modify the Facility A Primary Loan Credit Limit or any Lender's Primary Loan Percentage Share thereof; provided, however, that the Company and any Lender, acting alone, may agree to an increase, temporary or permanent, in such Lender's Maximum Primary Loan Commitment and Aggregate Maximum Commitment with an effect on the Aggregate Credit Limit as a result of such increase (and if such increase was a temporary increase, eventual decrease);

                    (4) Modify the definition of "Majority Lenders" or the definition of "Negative Security Event";

                    (5) Extend the Facility A Maturity Date;

                    (6) Include any Person other than the Lenders signatory hereto as a "Lender" hereunder except as expressly permitted under Paragraph 14(a) below;

                    (7) Release any Collateral except as expressly provided in the Credit Documents;

                    (8) Cancel or terminate the Guaranty; or

                    (9) Modify any provision in the Credit Documents which expressly requires consent of one hundred percent (100%) of the Lenders.

 No amendment or waiver shall, unless agreed to in writing by the affected Agent, modify the rights or duties of such Agent.

               13(c) Cumulative Rights; No Waiver. The rights, powers and remedies of the Lenders hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between the Company and the Lenders relating hereto, at law, in equity or otherwise. Any delay or failure by the Lenders to exercise any right, power or remedy shall not constitute a waiver thereof by the Lenders, and no single or partial exercise by the Lenders of any right, power or remedy shall preclude any other or further exercise thereof or any exercise of any other rights, powers or remedies.

               13(d) Entire Agreement; Severability. This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof. All waivers by the Company provided for in the Credit Documents have been specifically negotiated by the parties with full cognizance and understanding of their rights. If any of the provisions of the Credit Documents shall be held invalid or unenforceable, the Credit Documents shall be construed as if not


 V82606[7083]94                    39
 containing such provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

               13(e) Survival. All representations, warranties, covenants and agreements herein contained on the part of the Company shall survive the termination of this Agreement and shall be effective until the Facility A Obligations are paid and performed in full or longer as expressly provided herein.

               13(f) Notices. All notices given by any party to any of the others shall be in writing, delivered personally, by commercial courier service or by depositing the same in the United States mail, registered, with postage prepaid, addressed to the party at the address set forth on Annex II attached hereto. Any party may change the address to which notices are to be sent by notice of such change to the other party or parties given as provided herein.

               13(g) Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of California, and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflicts of law.

               13(h) Counterparts. This Agreement may be executed in counterparts each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          14. Additional Lenders; Assignments and Participations; Increases in Availability.

               14(a)  Addition of New Lender.

                    (1) Subject to the limitation on the Aggregate Credit Limit and the Facility A Primary Loan Credit Limit, the Company or any Lender may at any time propose that one or more financial institutions (each, an "Applicant Financial Institution") become an additional Lender hereunder; provided, however, that such Applicant Financial Institution must agree to become concurrently a "Lender" under the Facility B Agreement. At such time, the Company or such Lender, as applicable, shall notify the other parties hereto, including the Credit Agent, of the identity of such Applicant Financial Institution and such Applicant Financial Institution's proposed Aggregate Maximum Commitment, Primary Loan Percentage Share, Maximum Primary Loan Commitment and, if applicable, L/C Commitment and/or GNMA Pool Advance Commitment. The addition of any Applicant Financial Institution shall be subject to:

                         (i) If such Applicant Financial Institution is proposed for inclusion as a Lender hereunder by a Lender, the prior written consent of the Company and the Credit Agent, and if such Applicant Financial Institution is proposed for inclusion as a Lender hereunder by the Company, the prior written consent of the Credit Agent, none of which consents shall be unreasonably withheld and which, if given, shall be


 V82606[7083]94                    40
          given in writing to the other parties hereto no later than the tenth day following receipt by the Company of a written request for the inclusion of such Applicant Financial Institution as a Lender hereunder;

                         (ii) If such Applicant Financial Institution will become the GNMA Pool Advance Lender and/or a L/C Issuing Lender, such Applicant Financial Institution shall execute a replacement GNMA Pool Advance Agreement and cooperate with the current GNMA Pool Advance Lender and any other L/C Issuing Lenders to effect such intent; and

                         (iii) Delivery of each of the items and the occurrence of each of the events described in subparagraph (2) below.

                    (2) Assuming delivery of the consent of the Company and/or Credit Agent as required pursuant to subparagraph (1)(i) above, the Credit Agent, the Collateral Agent, the Company and, if such Applicant Financial Institution will be acquiring a portion of an existing Lender's Aggregate Maximum Commitment and Maximum Primary Loan Commitment by way of assignment from such existing Lender, such existing Lender, shall mutually agree on the Adjustment Date on which such Applicant Financial Institution shall become a party hereto and a Lender hereunder. On such Adjustment Date:

                         (i)  The Company shall deliver to the Credit
          Agent, the Collateral Agent and each of the Lenders a Commitment Schedule to be effective as of such Adjustment Date, reflecting the Aggregate Credit Limit and the Lenders' respective Aggregate Maximum Commitments, Primary Loan Percentage Shares, Maximum Primary Loan Commitments and, if applicable, L/C Commitment and GNMA Pool Advance Commitment.

                        (ii) No later than 12:30 p.m. (Los Angeles time) on such Adjustment Date, such Applicant Financial Institution shall pay to the Credit Agent an amount equal to such Applicant Financial Institution's Primary Loan Percentage Share of Facility A Primary Loans and Facility B Loans outstanding. The Credit Agent shall thereupon remit to the Lenders their Primary Loan Percentage Shares of such funds. Following such Adjustment Date, fees and interest accrued on the Obligations to but not including such Adjustment Date shall be payable to the Lenders in accordance with their respective Primary Loan Percentage Shares prior to such Adjustment Date before giving effect to the readjustment thereof pursuant to the Commitment Schedule provided by the Company on such Adjustment Date.

                       (iii) If such Applicant Financial Institution is acquiring a portion of an existing Lender's Aggregate Maximum Commitment and Maximum Primary Loan Commitment by way of assignment from such existing Lender, the Credit Agent, the Company, the assigning Lender and the Applicant Financial Institution shall execute and deliver an Assignment Agreement,


 V82606[7083]94                    41
          or if such Applicant Financial Institution is becoming a Lender hereunder as a result of an increase in the Aggregate Credit Limit, the Credit Agent, the Company and the Applicant Financial Institution shall execute and deliver an Additional Lender Agreement, either of which Assignment Agreement or Additional Lender Agreement shall constitute an amendment to this Agreement to the extent necessary to reflect the inclusion of the Applicant Financial Institution as a Lender hereunder.

                        (iv) The Company shall execute and deliver to such Applicant Financial Institution a Facility A Direct Loan Note, a Facility A Discount Loan Note, a Negotiated Loan Note and a Facility B Loan Note and, if applicable, a GNMA Pool Advance Note.

                         (v) The Applicant Financial Institution shall pay to the Credit Agent a registration fee of $2,500.00 (said fee covering the admission of the Applicant Financial
          Institution into both this Agreement and the Facility B
          Agreement).

     Subject to the requirements described above, the Applicant Financial Institution shall become a party hereto and a Lender hereunder and under the Facility B Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender under the Credit Documents and shall be subject to all obligations of a Lender under the Credit Documents.

               14(b) Assignments Among Existing Lenders. Any Lender may at any time agree to assign a portion of such Lender's Aggregate Maximum Commitment and Maximum Primary Loan Commitment to a Transferee Lender. In such event the Lender and the Transferee Lender shall so notify the Credit Agent, the Collateral Agent and the Company of the Adjustment Date on which such assignment is to be effective. On such Adjustment
 Date:

                    (1) The Company shall deliver to the Credit Agent, the Collateral Agent and each of the Lenders a Commitment Schedule to be effective as of such Adjustment Date, reflecting the Aggregate Credit Limit and the Lenders' respective Aggregate Maximum Commitments, Primary Loan Percentage Shares, and, if applicable, L/C Commitment and GNMA Pool Advance Commitment.

                    (2) The Credit Agent, the Company, the assigning Lender and the Transferee Lender shall execute and deliver an Assignment Agreement, which shall constitute an amendment to this Agreement to the extent necessary to reflect such transfer.

                    (3) No later than 12:30 p.m. (Los Angeles time) on such Adjustment Date, the Transferee Lender shall pay to the Credit Agent an amount equal to such Transferee Lender's Primary Loan Percentage Share of Facility A Primary Loans and Facility B




 V82606[7083]94                    42

     Loans outstanding in excess of such Transferee Lender's previous Primary Loan Percentage Share thereof. The Credit Agent shall thereupon remit to the transferring Lender the amount thereof.

                    (4) If the Transferee Lender will become the GNMA Pool Advance Lender and/or a L/C Issuing Lender, such Transferee Lender shall execute a replacement GNMA Pool Advance Agreement and cooperate with the current GNMA Pool Advance Lender and any other L/C Issuing Lender to effect such intent.

               14(c) Minimum Loan Commitment. Notwithstanding anything to the contrary contained herein, the inclusion of any Applicant Financial Institution as a Lender hereunder pursuant to Paragraph 14(a) above and the assignment by a Lender of a portion of such Lender's Aggregate Maximum Commitment and Maximum Primary Loan Commitment to a Transferee Lender pursuant to Paragraph 14(b) above shall be subject to the following restrictions:

                         (1) If an Applicant Financial Institution is acquiring a portion of an existing Lender's Aggregate Maximum Commitment by way of an assignment from such existing Lender, then, subject to the provisions of subparagraphs (2) and (3) below, such assignment of Aggregate Maximum Commitment must be in the minimum amount of $35,000,000 (or if in a higher amount, in integral multiples of $5,000,000.00 in excess thereof) and such existing Lender must continue to hold an Aggregate Maximum Commitment of not less than $35,000,000.00 following the consummation of the contemplated assignment;

                         (2) If an Applicant Financial Institution is acquiring a portion of a Managing Co-Agent's or a Co-Agent's Aggregate Maximum Commitment by way of assignment from such Managing Co-Agent or Co-Agent and the assignment is the initial assignment made by such Managing Co-Agent or Co-Agent pursuant to the Credit Documents, such assignment of Aggregate Maximum Commitment may be in the minimum amount of $25,000,000.00 (or if in a higher amount, in integral multiples of $5,000,000.00 in excess thereof); provided, however, that such Applicant Financial Institution will not be permitted to make assignments of its Aggregate Maximum Commitment thereafter unless and until its Aggregate Maximum Commitment shall have been increased such that any further assignment will meet the requirements of subparagraph (1) above; and

                         (3)  If an existing Lender is assigning a
     portion of its Aggregate Maximum Commitment to a Transferee Lender, such assignment of Aggregate Maximum Commitment is in the minimum amount of $35,000,000.00 (or if in a higher amount, in integral multiples of $5,000,000.00 in excess thereof) and such existing Lender shall continue to hold an Aggregate Maximum Commitment of not less than $35,000,000.00 following the consummation of the contemplated assignment.





 V82606[7083]94                    43

               14(d) Sub-Participations by Lenders. Any Lender may at any time sell participating interests in any of the Obligations held by such Lender and its commitments hereunder; provided, however, that:

                    (1)  No participation contemplated by this
     Paragraph 14(d) shall relieve such Lender from its obligations hereunder or under any other Credit Document;

                    (2) Such Lender shall remain solely responsible for the performance of such obligations;

                    (3) The Company, the Credit Agent, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Credit Documents;

                    (4) The participation agreement between such Lender and the Person purchasing such participation interest (a "Participant") shall provide that: (i) the participation interest of the Participant is an undivided interest in such Lender's Aggregate Maximum Commitment and to the extent of the Participant's interest in such Lender's Maximum Primary Loan Commitment is pro rata between this Agreement and the Facility B Agreement, and (ii) the sole voting rights of the Participant are with respect to those items on which such Lender is entitled to vote pursuant to Paragraphs 13(b)(2), 13(b)(5), 13(b)(7) and 13(b)(8) above; and

                    (5) Such Lender shall not enter into participation agreements with more than two Participants for each $25,000,000.00 of Aggregate Maximum Commitment held by such Lender.

 The Company acknowledges and agrees that each Participant shall be considered a Lender for purposes of Paragraphs 4(j), 4(k) and 4(l) and 5(i) above; provided, however, that in no event shall any Participant be entitled to receive any payment or compensation in excess of that to which such Participant's selling Lender would be entitled with respect to the participation interest held by such Participant if such Lender had not sold any participation interest to such Participant.

               14(e) Federal Reserve Bank. Notwithstanding the provisions of Paragraphs 14(a) and 14(b) above, any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Credit Documents to a Federal Reserve Bank.

               14(f) Increases in Availability. From time to time the Company and any Lender (an "Increasing Lender") may agree, with the prior written consent of the Credit Agent, to permanently or temporarily increase such Lender's Aggregate Maximum Commitment and Primary Loan Percentage Share, the dollar amount of any such increase to be, subject to the Aggregate Credit Limit limitation, in the minimum dollar amount of $5,000,000.00 and integral multiples of $5,000,000.00 in excess thereof. The Company and the Increasing Lender shall agree on the Adjustment Date for said increase and, if the increase is a temporary


 V82606[7083]94                    44
 rather than permanent increase, the date on which said increase shall terminate (the "Temporary Increase Termination Date"). The Company shall deliver to the Credit Agent, the Collateral Agent and each of the Lenders a Commitment Schedule to be effective as of such Adjustment Date. On the Temporary Increase Termination Date the aggregate amount of such Increasing Lender's Primary Loan Percentage Share of outstanding Facility A Facility A Primary Loans and Facility B Loans held by the Increasing Lender in excess of its Maximum Primary Loan Commitment after giving effect to the termination of the subject increase shall, if but only if at such Temporary Increase Termination Date there does not exist an Event of Default, be payable in full. If at the Temporary Increase Termination Date there exists an Event of Default, the temporary increase of the Increasing Lender shall continue in effect and, unless otherwise agreed by one hundred percent (100%) of the Lenders, shall be treated thereafter as a permanent increase in said Increasing Lender's Aggregate Maximum Commitment.

               14(g) Provision of Information; Confidentiality. The Company hereby acknowledges and agrees that in connection with the proposed assignment or subparticipation by a Lender of its interest in the Obligations, such Lender may disclose to prospective assignees and Participants any and all information provided to such Lender hereunder; provided, however, that such information shall be furnished to such prospective assignees and Participants on a confidential basis.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                   COUNTRYWIDE FUNDING CORPORATION,
                                   a New York corporation



                                   By _____________________________
                                   Name ___________________________
                                   Title __________________________


                                   THE FIRST NATIONAL BANK OF CHICAGO,
                                   a national banking association,
                                   as Credit Agent



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________









 V82606[7083]94                    45

                                   FIRST CHICAGO NATIONAL PROCESSING
                                   CORPORATION, a Delaware corporation,
                                   as Collateral Agent



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   ABN AMRO BANK N.V.,
                                   LOS ANGELES INTERNATIONAL BRANCH,
                                   as a Managing Co-Agent and a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION, as a Managing
                                   Co-Agent and a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   THE BANK OF NEW YORK, as a Managing
                                   Co-Agent and a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________










 V82606[7083]94                    46

                                   THE CHASE MANHATTAN BANK, N.A., as a
                                   Managing Co-Agent and a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   CREDIT LYONNAIS SAN FRANCISCO BRANCH,
                                   as a Managing Co-Agent and a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   THE FIRST NATIONAL BANK OF CHICAGO, as
                                   a Managing Co-Agent and a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   NATIONSBANK OF TEXAS, N.A., as a
                                   Managing Co-Agent and a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   BANKERS TRUST COMPANY, as a Co-Agent
                                   and a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________








 V82606[7083]94                    47

                                   CANADIAN IMPERIAL BANK OF COMMERCE, as
                                   a Co-Agent and a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   CITICORP USA, INC., as a Co-Agent and
                                   a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   THE LONG-TERM CREDIT BANK OF JAPAN,
                                   LTD., LOS ANGELES AGENCY, as a
                                   Co-Agent and a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   BANK OF MONTREAL, as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   BANK ONE, TEXAS, N.A., as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________









 V82606[7083]94                    48

                                   BANQUE NATIONALE DE PARIS,
                                   LOS ANGELES AGENCY, as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   BANQUE PARIBAS, as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   COMMERZBANK AKTIENGESELLSCHAFT
                                   GRAND CAYMAN BRANCH, as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________

















 V82606[7083]94                    49

                                   DG BANK, DEUTSCHE GENOSSENSCHAFTSBANK,
                                   as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   DRESDNER BANK AG, LOS ANGELES AGENCY,
                                   as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   FIRST INTERSTATE BANK OF CALIFORNIA,
                                   as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________










 V82606[7083]94                    50

                                   THE FIRST NATIONAL BANK OF BOSTON,
                                   as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   FIRST UNION NATIONAL BANK OF NORTH
                                   CAROLINA, as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   THE FUJI BANK, LIMITED, LOS ANGELES
                                   AGENCY, as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                   LOS ANGELES AGENCY, as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   KREDIETBANK N.V., as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________









 V82606[7083]94                    51

                                   NATIONAL WESTMINSTER BANK USA,
                                   as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   PNC BANK, NATIONAL ASSOCIATION, as a
                                   Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   THE SAKURA BANK, LTD., LOS ANGELES
                                   AGENCY, as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   THE SANWA BANK, LIMITED, as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   SHAWMUT BANK, N.A., as a Lender



                                   By: __________________________________
                                   Name _________________________________
                                   Title ________________________________




 V82606[7083]94                    52

                                   SOCIETE GENERALE, NEW YORK BRANCH, as
                                   a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   UNION BANK OF SWITZERLAND, as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                   NEW YORK BRANCH/CAYMAN ISLANDS BRANCH,
                                   as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________



 ACKNOWLEDGED and AGREED as of the
 date first written above:

 COUNTRYWIDE CREDIT INDUSTRIES,
 INC., a Delaware corporation



 By ________________________________
 Name ______________________________
 Title _____________________________








 V82606[7083]94                    53

                          SCHEDULE OF EXHIBITS

         EXHIBIT           DOCUMENT

           A-1             Form of Facility A Direct Loan Note

           A-2             Form of Facility A Discount Loan Note

           A-3             Form of Negotiated Loan Note

           A-4             Form of Swing Loan Note

           A-5             Form of GNMA Pool Advance Note

           B               Form of Officer's Certificate

           C               Litigation Schedule

           D               Schedule of Existing Subsidiaries



        Annex I:           Glossary

        Annex II:          Schedule of Notice Addresses

                            TABLE OF CONTENTS


                                                                  Page

 COUNTRYWIDE FUNDING CORPORATION: MORTGAGE LOAN WAREHOUSING
 AGREEMENT:  FACILITY B .......................................    1

 RECITALS .....................................................    1

 AGREEMENT ....................................................    1

      1.  Loan Facility .......................................    1

          1(a)  Facility B Loan Credit Limit ..................    1

          1(b)  Interest Rate Election ........................    2

          1(c)  Payment of Interest ...........................    2

          1(d)  Funding, Conversion and Continuation Options ..    3

          1(e)  Inability to Determine Rate ...................    3

          1(f)  Funding .......................................    4

          1(g)  Funding Indemnification .......................    4

          1(h)  Illegality; Impracticality ....................    5

          1(i)  Requirements of Law; Increased Costs ..........    5

          1(j)  Taxes .........................................    6

      2.  Miscellaneous Lending Provisions ....................    7

          2(a)  Use of Proceeds ...............................    7

          2(b)  Request for Loans; Funding of Facility B Loans     7

          2(c)  Notes .........................................    9

          2(d)  Interest and Fee Billing and Payment ..........    9

          2(e)  Repayment of Principal ........................    10

          2(f)  Nature and Place of Payments ..................    10

          2(g)  Post-Default Interest .........................    10

          2(h)  Computations ..................................    10



 V91510[7083]94                     i

                                                                  Page

          2(i)  Prepayments ...................................    10

          2(j)  Disbursement of Payments Received .............    11

          2(k)  Capital Requirements ..........................    11

          2(l)  Fees ..........................................    11

          2(m)  Wire Transfers of Funds .......................    12

      3.  Security; Subordination; Additional Documents .......    12

          3(a)  Security Agreement ............................    12

          3(b)  Guaranty and Subordination Agreement ..........    12

          3(c)  Further Documents .............................    12

      4.  Conditions Precedent ................................    12

          4(a)  First Credit Event ............................    12

          4(b)  All Credit Events .............................    14

      5.  Representations and Warranties of the Company .......    15

          5(a)  Financial Condition ...........................    15

          5(b)  No Change .....................................    15

          5(c)  Corporate Existence; Compliance with Law ......    15

          5(d)  Corporate Power; Authorization; Enforceable
                Obligations ...................................    16

          5(e)  No Legal Bar ..................................    16

          5(f)  No Material Litigation ........................    16

          5(g)  Taxes .........................................    16

          5(h)  Investment Company Act ........................    16

          5(i)  Subsidiaries ..................................    16

          5(j)  Federal Reserve Board Regulations .............    17

          5(k)  ERISA .........................................    17

          5(l)  Assets ........................................    17




 V91510[7083]94                    ii

                                                                  Page

      6.  Affirmative Covenants ...............................    17

          6(a)  Financial Statements ..........................    17

          6(b)  Certificates; Reports; Other Information ......    18

          6(c)  Payment of Indebtedness .......................    19

          6(d)  Maintenance of Existence and Properties .......    19

          6(e)  Inspection of Property; Books and Records;
                Discussions ...................................    19

          6(f)  Notices .......................................    19

          6(g)  Expenses ......................................    20

          6(h)  Credit Documents ..............................    20

          6(i)  Insurance .....................................    20

          6(j)  CPN Program ...................................    21

      7.  Negative Covenants ..................................    21

          7(a)  Liens .........................................    21

          7(b)  Mandatory Coverage ............................    21

          7(c)  Indebtedness ..................................    21

          7(d)  Consolidation and Merger ......................    22

          7(e)  Acquisitions ..................................    22

          7(f)  Payment of Dividends ..........................    22

          7(g)  Purchase or Retirement of Stock ...............    23

          7(h)  Investments; Advances; Receivables ............    23

          7(i)  Sale of Assets ................................    23

          7(j)  Debt to Adjusted Net Worth Ratio ..............    23

          7(k)  Current Ratio .................................    23

          7(l)  Minimum Adjusted Net Worth ....................    24

          7(m)  Minimum Net Worth .............................    24




 V91510[7083]94                    iii

                                                                  Page

          7(n)  Minimum Inventory and Unencumbered Servicing
                Portfolio .....................................    24

          7(o)  Restriction on Refinance Risk Debt ............    24

      8.  Events of Default ...................................    25

      9.  Agency Provisions ...................................    28

          9(a)  Appointment ...................................    28

          9(b)  Delegation of Duties ..........................    28

          9(c)  Exculpatory Provisions ........................    28

          9(d)  Reliance by Agent .............................    29

          9(e)  Notice of Default; Agreement to Advance .......    29

          9(f)  Non-Reliance on Agent and Other Lenders .......    30

          9(g)  Indemnification ...............................    30

          9(h)  Agent in Its Individual Capacity ..............    31

          9(i)  Successor Agents ..............................    31

          9(j)  Sharing of Set-Offs ...........................    31

     10.  Miscellaneous Provisions ............................    32

          10(a) No Assignment .................................    32

          10(b) Amendment .....................................    32

          10(c) Cumulative Rights; No Waiver ..................    33

          10(d) Entire Agreement; Severability ................    33

          10(e) Survival ......................................    33

          10(f) Notices .......................................    33

          10(g) Governing Law .................................    33

          10(h) Counterparts ..................................    33

     11.  Additional Lenders; Assignments and Participations;
          Increases in Availability ...........................    34

          11(a) Addition of New Lender ........................    34



 V91510[7083]94                    iv

                                                                  Page

          11(b) Assignments Among Existing Lenders ............    36

          11(c) Minimum Loan Commitment .......................    36

          11(d) Sub-Participation by Lenders ..................    37

          11(e) Federal Reserve Bank ..........................    38

          11(f) Increases in Availability .....................    38

          11(g) Provision of Information; Confidentiality .....    38











































 V91510[7083]94                     v

                    COUNTRYWIDE FUNDING CORPORATION:

            MORTGAGE LOAN WAREHOUSING AGREEMENT:  FACILITY B



          THIS MORTGAGE LOAN WAREHOUSING AGREEMENT: FACILITY B (the "Agreement") is made and dated as of the 15th day of November, 1993, by and among the lenders signatory hereto (collectively, the "Lenders"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("FNBC"), as credit agent for the Lenders (in such capacity, the "Credit Agent"), FIRST CHICAGO NATIONAL PROCESSING CORPORATION, a Delaware corporation, as collateral agent for the Lenders (in such capacity, the "Collateral Agent"), ABN AMRO BANK N.V., LOS ANGELES INTERNATIONAL BRANCH, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, THE BANK OF NEW YORK, THE CHASE MANHATTAN BANK, N.A., CREDIT LYONNAIS SAN FRANCISCO BRANCH, FNBC and NATIONSBANK OF TEXAS, N.A., as managing co-agents for the Lenders (in such capacity, the "Managing Co-Agents), BANKERS TRUST COMPANY, CANADIAN IMPERIAL BANK OF COMMERCE, CITICORP USA, INC., THE LONG-TERM CREDIT BANK OF JAPAN, LTD., LOS ANGELES AGENCY, as co-agents for the Lenders (in such capacity, the "Co-Agents"), and COUNTRYWIDE FUNDING CORPORATION, a New York corporation (the "Company").


                                RECITALS

          A.   Pursuant to that certain Mortgage Loan Warehousing
 Agreement: Facility B, dated as of December 4, 1992 among certain of the Lenders, the Collateral Agent, the Credit Agent, the Company and others (as amended and extended from time to time to date, the "Existing Facility B Agreement"), certain of the Lenders agreed to extend credit to the Company on the terms and subject to the conditions set forth more particularly therein.

          B. The current parties to the Existing Facility B Agreement desire to terminate the Existing Facility B Agreement and to replace the credit facility evidenced thereby with this Agreement.

          NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                AGREEMENT


          1.   Loan Facility.

               1(a) Facility B Loan Credit Limit. On the terms and subject to the conditions set forth herein, the Lenders severally agree that they shall, from time to time to but not including the Facility B


 V82380[7083]94                     1

 Maturity Date, advance their Primary Loan Percentage Share of loans (the "Facility B Loans" or a "Facility B Loan") to the Company in amounts such that:

                    (1) The aggregate amount of Facility B Loans outstanding does not exceed at any date the lesser of:

                         (i)  The Facility B Loan Credit Limit; and

                        (ii)  The lesser of: a. the Aggregate Credit
          Limit, and b. the Collateral Value of the Borrowing Base minus, in each case, the sum of: (A) Facility A Loans outstanding,
          (B) the amount available for drawing under Outstanding Letters of Credit, (C) unrepaid L/C Drawings, (D) the GNMA Pool Advance Commitment, (E) Verified Outstanding CPNs, and (F) outstanding Funding Checks, and minus, in addition, in the case of the Collateral Value of the Borrowing Base, the Current Refinance Risk Debt Exposure; and

               (2) The aggregate dollar amount of each Lender's Primary Loan Percentage Share of Facility A Primary Loans and Facility B Loans outstanding does not exceed such Lender's Maximum Primary Loan Commitment.

 In calculating the availability of Facility B Loans on any date, Loans outstanding, Verified Outstanding CPNs and Current Refinance Risk Debt Exposure shall not include any of such items which will be repaid with Loans to be advanced on such date.

               1(b) Interest Rate Election. The Company shall pay interest to each Lender on such Lender's Primary Loan Percentage Share of Facility B Loans outstanding calculated, at the election of the Company made from time to time as permitted herein and set forth on a duly executed Loan Request, Interest Rate Election and Payoff Notice, at either: (1) the Alternate Base Rate, and/or (2) the Applicable Eurodollar Rate. Each Lender's Primary Loan Percentage Share of Facility B Loans bearing interest at the Alternate Base Rate shall be referred to herein as "Alternate Base Rate Loans"; and each Lender's Primary Loan Percentage Share of Facility B Loans bearing interest at the Applicable Eurodollar Rate shall be referred to herein as "Eurodollar Loans".

               1(c) Payment of Interest. The Company shall pay to each Lender interest on such Lender's Primary Loan Percentage Share of Facility B Loans maintained as Alternate Base Rate Loans monthly, in arrears, on the fifth day of each month for the period from and including the first day of the immediately preceding month to and including the last day of such month, and shall pay interest on such Lender's Primary Loan Percentage Share of Facility B Loans maintained as Eurodollar Loans on the last day of the applicable Interest Period relating thereto, in each case as provided more specifically in Paragraph 2(d) below.




 V82380[7083]94                     2

               1(d) Funding, Conversion and Continuation Options.

                    (1) The Company may elect from time to time to convert Facility B Loans from Eurodollar Loans to Alternate Base Rate Loans or to have Facility B Loans funded as Alternate Base Rate Loans by giving the Credit Agent irrevocable notice of such election as set forth on a duly executed Loan Request, Interest Rate Election and Payoff Notice delivered on the proposed conversion or funding date; provided, however, that any conversion of Eurodollar Loans may only be made on the last day of the applicable Interest Period. The Company may elect from time to time to convert Facility B Loans from Alternate Base Rate Loans to Eurodollar Loans or to have Facility B Loans funded as Eurodollar Loans by giving the Credit Agent at least three Eurodollar Business Days' irrevocable notice of such election by delivery of a duly executed Loan Request, Interest Rate Election and Payoff Notice. Upon receipt of any such notice, the Credit Agent shall promptly notify each of the Lenders affected thereby thereof. No Facility B Loan shall be funded as or converted into a Eurodollar Loan if an Event of Default or Potential Default has occurred and is continuing on the day occurring two Business Days prior to the date of the funding or conversion requested by the Company.

                    (2) Any Eurodollar Loan may be continued as such upon the expiration of the Interest Period applicable thereto by giving the Credit Agent (which shall notify the Lenders) at least three Eurodollar Business Days' prior irrevocable notice of such election as set forth on a duly executed Loan Request, Interest Rate Election and Payoff Notice; provided, however, that no Eurodollar Loan may be continued as such when any Event of Default or Potential Default has occurred and is continuing, but shall be automatically converted to an Alternate Base Rate Loan on the last day of the then current Interest Period applicable thereto. The Credit Agent shall notify the Lenders and the Company promptly that such automatic conversion will occur. If the Company shall fail to give notice as provided above, the Company shall be deemed to have elected to convert the affected Eurodollar Loan to an Alternate Base Rate Loan on the last day of the Interest Period applicable thereto.

                    (3) Under no circumstances shall the Lenders be required to make or maintain Eurodollar Loans under this Agreement and the Facility A Agreement with more than an aggregate number of eight (8) different Interest Periods.

                    (4) The Credit Agent shall give prompt written notice (or notice by telephone immediately confirmed in writing) to the Company and the Lenders of the applicable interest rate determined by the Credit Agent.

               1(e) Inability to Determine Rate. In the event that the Credit Agent shall have determined (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any given Interest


 V82380[7083]94                     3

 Period, the Credit Agent shall forthwith give telephonic notice (promptly confirmed in writing) of such determination to each Lender and to the Company at least two Eurodollar Business Days prior to the proposed conversion date of an Alternate Base Rate Loan to a Eurodollar Loan or the proposed funding or continuation date of a Facility B Loan as a Eurodollar Loan. If such notice is given: (1) any Facility B Loan that was to have been converted to or funded as a Eurodollar Loan shall, subject to the provisions hereof, be continued or funded as an Alternate Base Rate Loan, and (2) any outstanding Eurodollar Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to an Alternate Base Rate Loan. Until such notice has been withdrawn by the Credit Agent, the Company shall not have the right to convert a Facility B Loan to or fund or continue a Facility B Loan as a Eurodollar Loan.

               1(f) Funding. Each Lender shall be entitled to fund all or any portion of its Primary Loan Percentage Share of Facility B Loans in any manner it may determine in its sole discretion, including, without limitation, in the Grand Cayman inter-bank market, the eurocurrency inter-bank market and within the United States, but all calculations and transactions hereunder shall be conducted as though all Lenders actually fund all Eurodollar Loans through the purchase of offshore dollar deposits in the amount of their Eurodollar Loans with maturities corresponding to the applicable Interest Periods.

               1(g) Funding Indemnification. In addition to all other payment obligations hereunder, in the event: (1) any Facility B Loan which is outstanding as a Eurodollar Loan is prepaid prior to the last day of the applicable Interest Period, whether following a mandatory prepayment, application of proceeds from the sale of Collateral or otherwise, including, without limitation, pursuant to Paragraph 11(a), 11(b) and 11(c) below, or (2) the Company shall fail to make a conversion into or a borrowing as a Eurodollar Loan after the Company has given notice thereof as provided in Paragraph 1(d) above, or (3) the Company shall fail to continue any Facility B Loan which it has elected to have continued as a Eurodollar Loan, or (4) the Company shall fail to make any payment of principal or interest on any Facility B Loan when due, then the Company shall immediately pay to each of the Lenders, through the Credit Agent, an additional amount compensating such Lender for all losses, costs and expenses incurred by such Lender in connection therewith, including, without limitation, such as may arise out of reemployment of funds obtained by such Lender or from fees payable to terminate the deposits from which such funds were obtained, such losses, costs and expenses and the method of calculation thereof being set forth in reasonable detail in a statement delivered to the Company by such Lender, such statement to be conclusive in the absence of manifest error. Under no circumstances shall any Lender have any obligation to remit monies to the Company upon prepayment of any Eurodollar Loan even under circumstances which do not result in the necessity for the payment by the Company of any amount hereunder. The provisions hereof shall survive termination of this Agreement and payment of the outstanding Facility B Loans and all other Facility B Obligations.




 V82380[7083]94                     4

               1(h) Illegality; Impracticality. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall or may in the opinion of any Lender make it unlawful or impractical for such Lender to make or maintain Eurodollar Loans:
 (1) the commitment of such Lender hereunder to make Eurodollar Loans shall forthwith be cancelled and (2) such Lender's Primary Loan Percentage Share of Facility B Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans at the end of their respective Interest Periods or within such earlier period as required by law. In the event of a conversion of any Facility B Loan prior to the end of its applicable Interest Period the Company hereby agrees promptly to pay each Lender, upon its written demand, the amounts required pursuant to Paragraph 1(g) above, it being agreed and understood that such conversion shall constitute a prepayment for all purposes hereof. The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Facility B Loans and all other Facility B Obligations.

               1(i) Requirements of Law; Increased Costs. In the event that a change subsequent to the date hereof in any applicable law, regulation, treaty or directive or in the governmental or judicial interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) issued subsequent to the date hereof by any central bank or other governmental authority, agency or instrumentality:

                    (1) Does or shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Facility B Loans made hereunder, or changes the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Lender);

                    (2) Does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the Alternate Base Rate or the Eurodollar Rate; or

                    (3) Does or shall impose on such Lender any other condition;

 and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining its Primary Loan Percentage Share of any Facility B Loan or to reduce any amount receivable in respect thereof then, in any such case, the Company shall promptly pay to such Lender, upon its written demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amounts receivable as determined by such Lender with respect to this Agreement or such Lender's Primary Loan Percentage Share of Facility B Loans. If a Lender becomes entitled to claim any additional amounts


 V82380[7083]94                     5
 pursuant to this Paragraph 1(i), it shall promptly notify the Company of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by a Lender to the Company shall be conclusive in the absence of manifest error. The obligations of the Company under this Paragraph 1(i) shall survive the termination of this Agreement and the payment of all outstanding Facility B Loans and all other Facility B Obligations.

               1(j) Taxes.

                    (1) All payments made by the Company, the Credit Agent and the Lenders on account of the Facility B Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Lenders, net income taxes and franchise taxes (imposed in lieu of net income taxes), imposed on the Lenders, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax, or any political subdivision or taxing authority thereof or therein, and such Lender (other than a connection arising solely from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, the Credit Documents) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to any Lender under the Credit Documents, the amounts so payable by the Company to the Credit Agent for the benefit of such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Taxes) interest or any such other amounts payable thereunder at the rates or in the amounts specified in the Credit Documents. Whenever any Taxes are payable by the Company or on behalf of the Company, as promptly as possible thereafter the Company shall send to the Credit Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Credit Agent the required receipts or other required documentary evidence, the Company shall indemnify the Credit Agent and such Lender for any incremental taxes, interest or penalties that may become payable by the Credit Agent and the Lenders as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of all outstanding Facility B Loans and all other Facility B Obligations. Each Lender by executing this Agreement represents and warrants to the Company and the Credit Agent that at the date of this Agreement no Taxes are imposed on such Lender which would result in increased liability of the Company to such Lender under this Paragraph 1(j)(l).

                    (2) Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that


 V82380[7083]94                     6
     it will deliver to the Company and the Credit Agent (1) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (2) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Company and the Credit Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company or the Credit Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Credit Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.


          2.   Miscellaneous Lending Provisions.

               2(a) Use of Proceeds. The proceeds of Facility B Loans shall be utilized by the Company solely for the purpose of originating and/or acquiring Mortgage Loans, to repay L/C Drawings and other Indebtedness of the Company (including Indebtedness of the Company to the Parent permitted to be repaid by the Company to the Parent pursuant to the terms of the Credit Documents and including CPNs) and for other general working capital purposes.

               2(b) Request for Loans; Funding of Facility B Loans.

                    (1) Subject to Paragraph 1(d) above, on any Business Day that the Company desires the Lenders to fund their Primary Loan Percentage Share of a Facility B Loan, it shall deliver a Loan Request, Interest Rate Election and Payoff Notice therefor to the Credit Agent no later than 10:00 a.m. (Los Angeles time) on such date. Only one consolidated Loan Request, Interest Rate Election and Payoff Notice requesting Facility A Loans and/or Facility B Loans and/or GNMA Pool Advance Loans and/or Letters of Credit shall be submitted to the Credit Agent on any date. Upon receipt of a Loan Request, Interest Rate Election and Payoff Notice, the Credit Agent shall notify each of the Lenders (which notification may be telephonic and, if telephonic, shall be promptly confirmed in writing) no later than 11:00 a.m. (Los Angeles time) on the date the Loan Request, Interest Rate Election and Payoff Notice was delivered to the Credit Agent of the aggregate amount of Facility B Loans and



 V82380[7083]94                     7
     each Lender's Primary Loan Percentage Share thereof to be funded on such date.

                    (2) Facility B Loans shall be funded, subject to the provisions of Paragraph 8(a) of the Security Agreement, as follows:

                         (i)  Each Lender shall make its Primary Loan
          Percentage Share of Facility B Loans as requested in a Loan Request, Interest Rate Election and Payoff Notice available by wiring the amount thereof in immediately available same day (including Federal) funds, to the Credit Agent to the Pre-Disbursement Account no later than 12:30 p.m. (Los Angeles time) on the proposed funding date, such amounts to be held pending disbursement as provided in subparagraph (ii) below.

                         (ii) On or before 11:00 a.m. (Los Angeles time) on each proposed funding or issuance date the Credit Agent shall transmit the Loan Request, Interest Rate Election and Payoff Notice (and any CPN Issuance Request) received by the Credit Agent on such date to the Collateral Agent and request the Collateral Agent to make a Determination of Availability pursuant to Paragraph 7 of the Security Agreement with respect thereto. If the Collateral Agent notifies the Credit Agent that the Collateral Value of the Borrowing Base is sufficient to support the requested Credit Events (or a portion thereof), the Credit Agent shall so notify the Company and shall, subject to the additional conditions set forth in Paragraph 4(b) below, disburse amounts held in the Pre-Disbursement Account to the Funding Account and/or the Commercial Paper Account, as applicable, no later than 12:45 p.m. (Los Angeles time) on the proposed funding date. Amounts held in the Pre-Disbursement Account which cannot be disbursed to the Company as a result of a negative Determination of Availability or non-satisfaction of the additional conditions set forth in Paragraph 4(b) below shall constitute cash collateral for the Obligations, shall be transferred to the Settlement Account prior to the opening of business of the Credit Agent on the Business Day following the date deposited in the Pre-Disbursement Account and disbursed to the Company only upon a favorable Determination of Availability and subject to the additional conditions set forth in Paragraph 4(b) below. Such amounts shall constitute "Loans" to the Company for all purposes of the Credit Documents and shall be payable, with interest, to the same extent as if such amounts had been fully disbursed.

                         (iii) The Credit Agent may (but shall not be obligated to) assume that each Lender has made its Primary Loan Percentage Share of Facility B Loans available on the funding date and may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have so made its Primary Loan Percentage Share of Facility B Loans available, such Lender and the Company jointly and severally agree to repay to the Credit Agent forthwith on demand such corresponding amount together


 V82380[7083]94                     8
          with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Credit Agent, at, in the case of the Company, the interest rate applicable at the time to the subject Facility B Loan or Loans and, in the case of the Lenders, the Federal Funds Rate. If such Lender shall repay to the Credit Agent such corresponding amount, such amount so repaid shall constitute such Lender's Primary Loan Percentage Share of such Facility B Loan or Loans for all purposes of the Credit Documents. Nothing contained herein shall affect the liability of any Lender for its failure to make its Primary Loan Percentage Share of Facility B Loans available to the Company as required pursuant to this Agreement and the other Credit Documents.

               2(c) Notes. The obligation of the Company to repay the Facility B Loans shall be evidenced by notes payable to each Lender, each in the form of that attached hereto as Exhibit A (the "Facility B Loan Notes").

               2(d) Interest and Fee Billing and Payment. The Credit Agent shall: (1) on or before the first Business Day of each month notify the Company (which notification may be telephonic) of the estimated amount of interest payable with respect to Alternate Base Rate Loans as of the fifth day of the current month for the period from and including the first day of the immediately preceding month to and including the last day of such month, with the actual amount confirmed by notification by the Credit Agent to the Company (which notification may be telephonic and which, if telephonic, shall be promptly confirmed in writing) given no later than 9:00 a.m. (Los Angeles time) on the due date of payment thereof; (2) on the last day of the Interest Period for each Eurodollar Loan notify the Company (which notification may be telephonic and which, if telephonic, shall be promptly confirmed in writing) of the amount of interest payable on such date on account thereof; (3) on or before the first Business Day of the first month of each calendar quarter notify the Company (which notification may be telephonic) of the amount of commitment fees payable pursuant to Paragraph 2 of the Fee Letter on the fifth day of such month for the period from and including the first day of the first month of the immediately preceding calendar quarter to and including the last day of such calendar quarter, with the actual amount confirmed by notification by the Credit Agent to the Company (which notification may be telephonic and which, if telephonic, shall be promptly confirmed in writing) given no later than 9:00 a.m. (Los Angeles time) on the due date of payment thereof; and (4) from time to time upon the request of any Lender deliver to the Company a funding indemnification billing for amounts payable to such Lender pursuant to Paragraph 1(g) above or a billing for amounts payable to such Lender pursuant to Paragraphs 1(i) and 1(j) above and 2(k) below. The Company shall pay the full amount of interest and fees of which it has been notified pursuant to subparagraphs (1) and
 (3) above on the fifth day of each month, shall pay the full amount of which it has been notified pursuant to subparagraph (2) above on the date such notification is given and shall pay the full amount of each



 V82380[7083]94                     9
 billing delivered to it pursuant to subparagraph (4) above within five
 (5) Business Days thereafter.

               2(e) Repayment of Principal. Subject to the prepayment requirements of Paragraph 2(i) below, Paragraph 6 of the Security Agreement and the required application of proceeds from the sale or other disposition of Mortgage Loans and Mortgage-Backed Securities as provided in the Security Agreement, the Company shall pay the principal amount of each Facility B Loan on or before the Facility B Maturity Date.

               2(f) Nature and Place of Payments. Except as otherwise expressly provided in the Credit Documents, all payments made on account of the Facility B Obligations shall be made to the Credit Agent at the Contact Office for distribution to the Lenders, as the Company shall direct pursuant to a Loan Request, Interest Rate Election and Payoff Notice (but, in any event, consistent with Paragraph 8 of the Security Agreement), without set-off or counterclaim in lawful money of the United States of America in immediately available same day funds, and must be received by the Credit Agent accompanied by a Loan Request, Interest Rate Election and Payoff Notice at the Contact Office by 11:30 a.m. (Los Angeles time) on the day of payment, it being expressly agreed and understood that if a payment is received after 11:30 a.m. (Los Angeles time) by the Credit Agent or the Credit Agent does not receive a Loan Request, Interest Rate Election and Payoff Notice therefor, such payment will be considered to have been made on the next succeeding Business Day or such later date as the Credit Agent receives the Loan Request, Interest Rate Election and Payoff Notice therefor and interest thereon shall be payable by the Company at the then applicable rate during such extension. If any payment required to be made by the Company hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension. The Credit Agent is hereby authorized to debit accounts of the Company maintained with FNBC for amounts payable by the Company under this Agreement through the Credit Agent and the Credit Agent will promptly notify the Company of any such debit.

               2(g) Post-Default Interest. Following the occurrence of an Event of Default and until such Event of Default is cured or waived as provided herein, Facility B Obligations shall bear interest at a per annum rate equal to the Alternate Base Rate plus three percent (3%).

               2(h) Computations. All computations of interest and fees payable hereunder and under the Fee Letter shall be based upon a year of 360 days for the actual number of days elapsed. The determination by the Credit Agreement of any interest rate hereunder shall be conclusive and binding on the Company and the Lenders absent manifest error.

               2(i) Prepayments.

                    (1) The Company may voluntarily prepay Facility B Loans in whole or in part at any time.


 V82380[7083]94                    10

                    (2) Facility B Loans are subject to mandatory prepayment pursuant to Paragraph 6 of the Security Agreement and, in addition, by application of proceeds of the sale or other disposition of Collateral as provided in the Security Agreement.

                    (3) The Company shall pay in connection with any prepayment hereunder all interest accrued but unpaid on Facility B Loans to which such prepayment is applied pursuant to Paragraph 8 of the Security Agreement and any amount payable on account thereof pursuant to Paragraph 1(g) above concurrently with payment to the Credit Agent of any principal amounts.

               2(j) Disbursement of Payments Received. All amounts received by the Credit Agent on account of the Obligations shall be disbursed by the Credit Agent to the Lenders consistent with the provisions of Paragraph 8 of the Security Agreement by wire transfer prior to the cut-off deadline of the Federal Reserve Wire System on the date of receipt if received by the Credit Agent before 11:30 a.m. (Los Angeles time) and accompanied by a Loan Request, Interest Rate Election and Payoff Notice (or disbursed on the day of receipt although received later than 11:30 a.m. (Los Angeles time) with the agreement of the Credit Agent, the Collateral Agent and any Lender) or if received later or if the Credit Agent has not received a Loan Request, Interest Rate Election and Payoff Notice therefor, on the next succeeding Business Day or such later date as the Credit Agent receives the Loan Request, Interest Rate Election and Payoff Notice relating thereto, without interest payable by the Credit Agent.

               2(k) Capital Requirements. The Company shall pay from time to time upon demand such amounts as any Lender may determine to be necessary to compensate such Lender for all reasonable costs which such Lender determines are attributable to its making or maintaining its Primary Loan Percentage Share of any Facility B Loan under this Agreement or its obligation to make its Primary Loan Percentage Share of any Facility B Loans hereunder, including, without limitation, reserve requirements attributed to the unused portion of the Facility B Loan Credit Limit, in respect of any amount of capital required to be maintained by such Lender pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request affecting banks, savings and loan institutions and/or financial institutions generally notwithstanding the creditworthiness of any particular bank, savings and loan institution or other financial institution (whether or not having the force of law) of any court or governmental or monetary authority, whether in effect on the date of this Agreement or thereafter. The obligations of the Company under this Paragraph 2(k) shall survive the termination of this Agreement and the payment of all other Facility B Obligations.

               2(l) Fees.  The Company shall pay:

                    (1) To the Credit Agent and the Collateral Agent, such fees as may from time to time be agreed upon in writing by such Persons and the Company; and



 V82380[7083]94                    11

                    (2) To each of the Lenders, the incentive and commitment fees described in the Fee Letter.

               2(m) Wire Transfers of Funds. Notwithstanding anything to the contrary contained herein and in the other Credit Documents, funds which the Credit Agent and the Lenders are transmitting by wire transfer shall be deemed to have been sent and received upon release by the transmitting party of such funds into the Federal Reserve Wire System.

          3.   Security; Subordination; Additional Documents.

               3(a) Security Agreement. As collateral security for, among other things, the Facility B Obligations, the Company shall execute and deliver to the Collateral Agent the Security Agreement pursuant to which the Company shall pledge, assign and grant to the Collateral Agent for the pro rata, pari passu benefit of the Secured Parties, and to each of such Persons, a first priority security interest in and lien upon the Collateral, subject to the release and reinstatement provisions set forth in Paragraph 28 of the Security Agreement. In addition, the Company shall execute and deliver to the Collateral Agent such UCC-1 financing statements as the Collateral Agent may request.

               3(b) Guaranty and Subordination Agreement. As additional support for, among other things, the Facility B Obligations, the Company shall execute and deliver and shall cause to be executed and delivered to the Credit Agent on behalf of the Lenders: (1) the Guaranty and
 (2) the Subordination Agreement.

               3(c) Further Documents. The Company agrees to execute and deliver and to cause to be executed and delivered to the Credit Agent or such Persons as the Credit Agent may direct from time to time such confirmatory or supplementary security agreements, financing statements, notices to third parties and other documents, instruments and agreements as the Credit Agent on behalf of the Lenders may reasonably request, which are in any of the Lenders' judgment necessary or desirable to obtain for the Collateral Agent on behalf of the Credit Agent, the Lenders, and the holders from time to time of Outstanding CPNs the benefit of the Credit Documents and the Collateral.

          4.   Conditions Precedent.

               4(a) First Credit Event. As conditions precedent to the Effective Date and the first Credit Event hereunder:

                    (1) There shall have been delivered to the Credit Agent, in form and substance and in quantities reasonably satisfactory to the Lenders and their counsel, each of the following:

                         (i)  A duly executed copy of this Agreement;





 V82380[7083]94                    12

                        (ii)  Duly executed copies of the Facility B Loan
          Notes;

                       (iii)  Duly executed copies of the Security
          Agreement accompanied by such UCC-1 financing statements related thereto as the Collateral Agent may request, the Guaranty, the Subordination Agreement and the Fee Letter;

                        (iv)  Such credit applications, financial
          statements, pro forma financial statements, authorizations and information concerning the Company and its business, operations and condition (financial and otherwise) as the Credit Agent or any Lender may reasonably request;

                         (v)  Certified copies of resolutions of the
          Boards of Directors of the Company and the Parent approving the execution and delivery of all documents required to be delivered by the Company and the Parent hereunder;

                        (vi)  Certificates of the Secretary or an
          Assistant Secretary of each of the Company and the Parent cer-tifying the names, incumbency and true signatures of the officers of the Company and the Parent authorized to sign the documents required to be executed and delivered by the Company and the Parent hereunder;

                       (vii) An opinion of counsel for the Company and the Parent (which counsel may be in-house counsel) in form and substance satisfactory to the Lenders and covering such matters as the Lenders may reasonably request;

                      (viii) A certificate of an executive officer of each of the Company and the Parent in the form of that attached hereto as Exhibit B dated as of the date of this Agreement;

                        (ix) A duly completed Borrowing Base Certificate dated as of the date of such first Credit Event and a Covenant Compliance Certificate, dated as of the Interim Date, for each of the Company and the Parent demonstrating in detail satisfactory to the Lenders the Company's compliance with the covenants set forth in Paragraphs 7(h), 7(j), 7(k), 7(l), 7(m), 7(n) and 7(o) below, and the Parent's compliance with the financial covenants set forth in Paragraphs 11(d), 11(e), 11(f), 11(g) and 11(h) of the Guaranty; and

                         (x) A current Schedule of Approved Investors acceptable to the Majority Lenders, as evidenced by their execution of an express written approval thereof.

                    (2) All conditions precedent to the first Credit Event under the Facility A Agreement shall have been satisfied.

                    (3) All acts and conditions (including, without limitation, the obtaining of all necessary regulatory approvals and


 V82380[7083]94                    13
     the making of all required filings, recordings and registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Credit Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

                    (4) All documentation, including, without limita-tion, documentation for corporate and legal proceedings in connec-tion with the transactions contemplated by the Credit Documents, shall be satisfactory in form and substance to the Lenders and their counsel.

                    (5) The Company shall have delivered to each of the Collateral Agent and the Credit Agent, respectively, a letter acceptable to each such Person, respectively, regarding the payment by the Company to each such Person of fees, and the Company shall have paid all fees required under each such letter to have been paid prior to the first Credit Event hereunder.

                    (6) All amounts outstanding under the Existing Facility B Agreement shall have been (or shall upon the happening of the first Credit Event hereunder be) paid in full and the Existing Facility B Agreement and any obligations of the Lenders to make advances thereunder terminated.

               4(b) All Credit Events. As conditions precedent to each Credit Event hereunder, at and as of the date of, and after giving effect to, such Credit Event:

                    (1) The representations and warranties of the Company and the Parent contained in the Credit Documents shall be accurate and complete in all respects as of such date;

                    (2) There shall not have occurred a Potential Default or an Event of Default (other than an Event of Default under Paragraph 8(a) below which has not been waived by one hundred percent (100%) of the Lenders) and the Majority Lenders' written election to cease funding Loans hereunder;

                    (3) There shall not have occurred an Event of Default under Paragraph 8(a) below which has not been waived by one hundred percent (100%) of the Lenders;

                    (4) Following such Credit Event, the aggregate principal amount of Facility B Loans outstanding shall not exceed the limitations of Paragraph 1(a) above;

                    (5) (i) The Company shall have delivered to the Credit Agent a duly executed Loan Request, Interest Rate Election and Payoff Notice therefor, and (ii) outstanding Facility A Primary Loans, including Facility A Primary Loans to be funded on the date of funding of the requested Facility B Loan, are in the aggregate amount of the Facility A Primary Loan Credit Limit;

 V82380[7083]94                    14

                    (6)  If the Credit Event is the making of a
     Facility B Loan the proceeds of which will be utilized to repay CPNs, at the date the CPN or CPNs to be repaid thereby were issued, the Depositary Agreement was in full force and effect; and

                    (7) If the Company has delivered a Release Request to the Collateral Agent pursuant to Paragraph 10(a) of the Security Agreement, the Majority Lenders have not notified the Credit Agent in writing that they have elected to terminate the agreement of the Lenders to continue funding Facility B Loans (if such election and notification is permitted pursuant to said Paragraph 10(a)).

 By delivering a Loan Request, Interest Rate Election and Payoff Notice to the Credit Agent, the Company shall be deemed to have represented and warranted the accuracy and completeness of the statements set forth in subparagraphs (b)(1) through (b)(6) above and all information set forth in such Loan Request, Interest Rate Election and Payoff Notice.

          5. Representations and Warranties of the Company. As an inducement to the Credit Agent, the Collateral Agent and each Lender to enter into this Agreement, the Company represents and warrants to the Credit Agent, the Collateral Agent and each Lender that:

               5(a) Financial Condition. The financial statements, respectively dated the Statement Date and the Interim Date, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in accordance with GAAP the consolidated and consolidating financial condition of the Company and its consolidated Subsidiaries at such dates and the consolidated and consolidating results of their operations and changes in financial position for the fiscal periods then ended.

               5(b) No Change. Since the Statement Date there has been no material adverse change in the business, operations, assets or finan-cial or other condition of the Company or the Company and its consoli-dated Subsidiaries taken as a whole.

               5(c) Corporate Existence; Compliance with Law. The Com-pany and each of its Subsidiaries: (1) is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation, and is in good standing as a foreign corporation in each jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to be in good standing could have a material adverse effect on the Company, any of its Subsidiaries, or their respective property and/or business or on the ability of the Company or the Parent to pay or perform the Credit Documents or on the Collateral; (2) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do; and (3) is in compliance with all Requirements of Law and Contractual Obligations except to the extent that failure to comply could not have a material adverse effect on the Company, any of its Subsidiaries, or their respective property and/or business or on the ability of the


 V82380[7083]94                    15

 Company or the Parent to pay or perform the Credit Documents or on the Collateral.

               5(d) Corporate Power; Authorization; Enforceable Obligations. Each of the Company and the Parent has the corporate power and authority and the legal right to execute, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents. The Credit Documents have been duly executed and delivered on behalf of each of the Company and the Parent and constitute legal, valid and binding obligations of such party enforceable against such party in accordance with their respective terms.

               5(e) No Legal Bar. The execution, delivery and perfor-mance of the Credit Documents, the borrowing thereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of the Company or the Parent to the extent that failure to comply therewith could have a material adverse effect on the Company or its property and/or business or on the ability of the Company or the Parent to pay or perform the Credit Documents or on the Collateral.

               5(f) No Material Litigation. Except as disclosed on Exhibit C attached hereto, no litigation, investigation or proceeding of or before any court, arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of such parties' properties or revenues involving amounts, in the case of any such individual litigation, investigation or proceeding, in excess of $10,000,000.00 or which, regardless of the amount in controversy, is likely to be adversely determined and which, if adversely determined, could have a material adverse effect on the business, operations, property or financial or other condition of the Company or any of its Subsidiaries.

               5(g) Taxes. The Company and each of its Subsidiaries have filed or caused to be filed all tax returns that are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their property other than taxes which are being contested in good faith by appropriate proceedings and as to which the Company or the applicable Subsidiary has established adequate reserves in conformity with GAAP.

               5(h) Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment com-pany" within the meaning of the Investment Company Act of 1940, as amended.

               5(i) Subsidiaries. Exhibit D attached hereto sets forth an accurate and complete list of all presently existing Subsidiaries of the Company, their respective jurisdictions of incorporation and the percentage of their capital stock owned by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock of the Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

 V82380[7083]94                    16

               5(j) Federal Reserve Board Regulations. Neither the Company nor any of its Subsidiaries is engaged or will engage, princi-pally or as one of its important activities, in the business of extend-ing credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation U. No part of the proceeds of any Loan made hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any pur-pose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

               5(k) ERISA. The Company and each of its Subsidiaries are in compliance in all material respects with the requirements of ERISA and no Reportable Event has occurred under any Plan maintained by the Parent, the Company or any of its or their Subsidiaries which is likely to result in the termination of such Plan for purposes of Title IV of ERISA.

               5(l) Assets. The Company and each of its Subsidiaries has good and marketable title to all property and assets reflected in the financial statements referred to in Paragraph 5(a) above, except property and assets sold or otherwise disposed of in the ordinary course of business subsequent to that date. Neither the Company nor any of its Subsidiaries has outstanding Liens on any of its properties or assets nor are there any security agreements to which the Company or any of its Subsidiaries is a party, or title retention agreements, whether in the form of leases or otherwise, of any personal property except as reflected in said financial statements referred to in Paragraph 5(a) above or as permitted under Paragraph 7(a) below.

          6. Affirmative Covenants. The Company hereby covenants and agrees with the Credit Agent, the Collateral Agent and each Lender that, as long as any Facility B Obligations remain unpaid or any Lender has any obligation to make its Primary Loan Percentage Share of Facility B Loans hereunder, the Company shall:

               6(a) Financial Statements. Furnish or cause to be furnished directly to the Credit Agent, the Collateral Agent and each
 Lender:

                    (1) Within ninety (90) days after the last day of each fiscal year of the Parent, consolidated statements of income and statements of changes in cash flow for such year and a balance sheet as of the end of such year (including therein as supplemental information, consolidating statements of income and statements of changes in cash flow and balance sheets as of the end of such year) in each case presented fairly in accordance with GAAP and, in the case of the Company, the requirements of HUD Handbook IG 4000.3 REV and accompanied, in all cases, by an unqualified report of a firm of independent certified public accountants acceptable to the Majority Lenders;

                    (2)  Within forty-five (45) days after the last day


 V82380[7083]94                    17
     of each calendar month: (i) consolidated and consolidating statements of income and statements of changes in cash flow of the Parent and its Subsidiaries for such calendar month and balance sheets as of the last day of such calendar month presented fairly in accordance with GAAP, in each case certified in writing as to fairness of presentation by the chief financial officer or treasurer of the Company and the Parent, and (ii) a Covenant Compliance Certificate from the chief financial officer or treasurer of each of the Company and the Parent, certifying that there does not exist an Event of Default or Potential Default and, in addition, demonstrating in detail satisfactory to the Majority Lenders the Company's compliance with the financial covenants set forth in Paragraphs 7(h), 7(j), 7(k), 7(l), 7(m), 7(n) and 7(o) below as of and at the end of such month, and the Parent's compliance with the financial covenants set forth in Paragraphs 11(d), 11(e), 11(f), 11(g) and 11(h) of the Guaranty, as of and at the end of such month.

                    (3) As soon as is available any written report per-taining to material items in respect of the internal control matters of the Parent or the Company submitted to any of such Persons by their respective independent accountants in connection with each annual or interim special audit of the financial condition of such Persons made by such independent public accountants; and

                    (4) Copies of all proxy statements, financial state-ments, and reports which the Parent sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements under the Securities Act of 1933, as amended (the "Act"), which the Parent or the Company files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange; provided, however, that there shall not be required to be delivered hereunder to the Credit Agent such copies for any Lender of prospectuses relating to future series of offerings under registration statements filed under Rule 415 of the Act or other items which such Lender has indicated in writing to the Parent or the Company from time to time need not be delivered to such Lender.

               6(b) Certificates; Reports; Other Information. Furnish or cause to be furnished directly to the Credit Agent and each Lender:

                    (1) No later than 6:00 p.m. (Los Angeles time) on the second Business Day of the first and third full week of each calendar month (and at such other times as the Majority Lenders, through the Credit Agent, may reasonably request), a Borrowing Base Certificate as of the close of business on the last day of the immediately preceding week;

                    (2) Within forty-five (45) days after the last Business Day of each calendar month, prepared as of such last Business Day and certified by an appropriate officer of the Company, a report covering the servicing portfolio of the Company, covering such matters as the Majority Lenders, through the Credit Agent, may reasonably request (but which shall in any event list the aggregate


 V82380[7083]94                    18
     principal amount of mortgage notes serviced and the number and types of loans evidenced by such notes, and show all loans in the servicing portfolio more than thirty (30) days past due the due dates set forth in such notes);

                    (3) Promptly, such additional financial and other information, including, without limitation, financial statements of the Company, the Parent, any Affiliate of the Company or the Parent, or any Approved Investor (other than FNMA or FHLMC) and information regarding the Collateral as any Lender, through the Credit Agent, may from time to time reasonably request, including, without limitation, such information as is necessary for any Lender to participate out any of its interests in Facility B Loans hereunder or to enable another financial institution to become a signatory hereto; and

                    (4) Promptly upon receipt thereof by the Company, copies of all audit reports prepared by or on behalf of FNMA, FHLMC and GNMA.

               6(c) Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity or before it becomes delinquent, defaulted or accelerated, as the case may be, all its Indebtedness, except:
 (1) Indebtedness (other than Indebtedness with respect to CPNs) being contested in good faith and for which provision is made to the satisfaction of the Majority Lenders for the payment thereof in the event the Company is found to be obligated to pay such Indebtedness and which Indebtedness is thereupon promptly paid by the Company, and
 (2) additional Indebtedness (other than Indebtedness with respect to CPNs) in the aggregate not to exceed $100,000.00.

               6(d) Maintenance of Existence and Properties. Maintain all rights, privileges, licenses, approvals, franchises, properties and assets necessary or desirable in the normal conduct of its business, and comply with all Contractual Obligations and Requirements of Law. The Company will at all times be a FNMA, FHLMC and GNMA-approved Seller/ Servicer and a wholly-owned Subsidiary of the Parent.

               6(e) Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, and permit representatives of each Lender (at no cost or expense to the Company unless there shall have occurred and be continuing an Event of Default) to visit and inspect any of its prop-erties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by any of the Lenders, and to discuss the business, operations, properties and financial and other condition of the Company and any of its Subsidiaries with officers and employees of such parties, and with their independent certified public accountants.

               6(f) Notices. Promptly give written notice to the Credit Agent (who shall promptly notify each of the Lenders and the Collateral Agent thereof) of:

 V82380[7083]94                    19

                    (1) The occurrence of any Potential Default or Event of Default or a Negative Security Event;

                    (2) Any litigation or proceeding affecting the Com-pany, any of its Subsidiaries or the Collateral involving amounts, in the case of any such individual litigation, investigation or proceeding, in excess of $5,000,000.00 or which, regardless of the amount in controversy, is likely to be adversely determined and which, if adversely determined, could have a material adverse effect on the Collateral or the business, operations, property, or financial or other condition of the Company or the ability of the Company to pay and perform the Obligations;

                    (3) Receipt by the Company or the Parent of notice from any rating agency concerning a potential change in any credit rating previously accorded the Company or the Parent by such rating agency;

                    (4) A material adverse change in the business, oper-ations, property or financial or other condition of the Parent, the Company or any of their Subsidiaries; and

                    (5) The Company's entering into any agreement to sell or pledge servicing rights (other than in connection with the acquisition financing therefor) which in the aggregate from and after the date hereof would exceed $2,500,000,000.00 in aggregate principal amount of the subject mortgage loans.

               6(g) Expenses. Pay all reasonable out-of-pocket expenses (including fees and disbursements of counsel) of the Credit Agent and the Collateral Agent incident to the preparation, negotiation, administration and amendment of the Credit Documents and, following the occurrence of an Event of Default, of the Credit Agent, the Collateral Agent and each of the Lenders incident to the protection of the rights of the Lenders, the Credit Agent and the Collateral Agent under the Credit Documents, and incident to the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving the Parent or the Company or a "workout" of the Obligations. The obligations of the Company under this Paragraph 6(g) shall be effective and enforceable whether or not any Loan is advanced by any Lender hereunder and shall survive payment of all other Obligations.

               6(h) Credit Documents. Comply with and observe all terms and conditions of the Credit Documents.

               6(i) Insurance. Obtain and maintain insurance with responsible companies in such amounts and against such risks as are usually carried by corporations engaged in similar businesses similarly situated, including, without limitation, errors and omissions coverage and fidelity coverage in form and substance acceptable under FNMA or FHLMC guidelines, and furnish the Lenders on request full information as to all such insurance.

 V82380[7083]94                    20

               6(j) CPN Program. Obtain the written approval of the Majority Lenders to any modification of the documentation relating to the issuance of CPNs of the Company as in effect on the date of this Agreement.

          7. Negative Covenants. The Company hereby agrees that, as long as any Facility B Obligations remain unpaid or any Lender has any obligation to make its Primary Loan Percentage Share of Facility B Loans hereunder, the Company shall not, directly or indirectly:

               7(a) Liens. Create, incur, assume or suffer to exist, any Lien upon the Collateral except pursuant to or as permitted under the Security Agreement or create, incur, assume or suffer to exist any Lien upon any of its other property and assets (including servicing rights) other than:

                    (1) Liens or charges for current taxes, assessments or other governmental charges which are not delinquent or which remain payable without penalty, or the validity of which are con-tested in good faith by appropriate proceedings upon stay of execu-tion of the enforcement thereof, provided the Company shall have set aside on its books and shall maintain adequate reserves for the payment of same in conformity with GAAP;

                    (2) Liens, deposits or pledges made to secure statu-tory obligations, surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the perfor-mance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of the Company's business; and

                    (3) Liens securing Indebtedness permitted pursuant to Paragraphs 7(c)(2) and 7(c)(6) below (but only to the extent such Indebtedness is otherwise permitted to be secured under the terms of the Credit Documents) 7(c)(7) below (but only to the extent such Indebtedness is secured by property in the nature of that referred to therein), 7(a)(8) below (but only affecting the property referred to therein) and 7(c)(9) below (but only to the extent expressly agreed to in writing by the Majority Lenders).

               7(b) Mandatory Coverage. Fail to hold Hedge Contracts covering all closed Mortgage Loans and Mortgage-Backed Securities which are not covered by a Take-Out Commitment.

               7(c) Indebtedness. Create, incur, assume or suffer to exist, or otherwise become or be liable in respect of any Indebtedness except:

                    (1) The Obligations and obligations with respect to the CPNs;

                    (2) Indebtedness reflected in the financial state-ments referred to in Paragraph 5(a) above;


 V82380[7083]94                    21

                    (3)  Subordinated Debt;

                    (4) Trade debt incurred in the ordinary course of business, payable within thirty (30) days after the same has become due or which is being contested in good faith, provided provision is made to the satisfaction of the Majority Lenders for the eventual payment thereof in the event it is found that such contested trade debt is payable by the Company;

                    (5) Indebtedness secured by Liens permitted under Paragraph 7(a)(1) and (2) above;

                    (6) Other Indebtedness the documentation for which does not contain covenants, agreements, terms or conditions more restrictive than the covenants, agreements, terms and conditions contained in the Credit Documents; provided, however, that if such Indebtedness is not a type of Indebtedness existing on the Effective Date, the aggregate amount thereof shall not exceed $100,000,000.00;

                    (7) Indebtedness under short term arbitrage lines of credit, each borrowing under which is secured by certificates of deposit issued by the lender thereunder, A-1/P-1 commercial paper issued by domestic U.S. corporations (other than the Company and its Affiliates) and/or Treasury investments substantially matching said borrowing in dollar amount and maturity;

                    (8)  Indebtedness in an amount not to exceed
     $50,000,000.00 in the aggregate outstanding secured by real property (including fixtures and the improvements thereon) owned by the Company; and

                    (9) Other Indebtedness incurred with the prior written consent of the Majority Lenders, which will not be unreasonably withheld.

               7(d) Consolidation and Merger. Liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture, syndicate or other combination, except that the Company may be consolidated with or merged with any corporation provided that (1) in any such merger or consolidation the Company shall be the surviving or resulting corporation and (2) at the time of and immediately after the effectiveness of such merger or consolidation there shall not have occurred and be continuing an Event of Default or Potential Default.

               7(e) Acquisitions. Purchase or acquire or incur liability for the purchase or acquisition of any or all of the assets or business of any Person other than in the normal course of a mortgage banking-related business (it being expressly agreed and understood that the acquisition of servicing is a normal course of business activity).

               7(f) Payment of Dividends. Declare or pay any dividends upon any shares of the Company's stock now or hereafter outstanding, except dividends payable in the capital stock of the Company, or make


 V82380[7083]94                    22
 any distribution of assets to its stockholders as such, whether in cash, property or securities, if at the date of payment or distribution (either before or after giving effect thereto) there should exist an Event of Default or Potential Default.

               7(g) Purchase or Retirement of Stock. Acquire, purchase, redeem or retire any shares of its capital stock now or hereafter outstanding for value.

               7(h) Investments; Advances; Receivables. Make or commit to make any advance, loan or extension of credit ("Advances") to, or hold any receivable ("Receivable") of, or make or commit to make any capital contribution to, or purchase any stock, bonds, notes, debentures or other securities ("Investments") of, or make any other investment in, any Person, except: (1) Advances constituting Mortgage Loans made in the ordinary course of the Company's business and (2) Investments in, Advances to, and Receivables of, any Affiliate (and Servicing Pass-Through Ventures which are not otherwise Affiliates) not to exceed $50,000,000.00 in the aggregate.

               7(i) Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its assets (other than obsolete or worn out property), whether now owned or hereafter acquired, other than in the ordinary course of business as presently conducted and at fair market value (it being expressly agreed and understood that the sale or other disposition of Mortgage Loans with or without servicing released and the sale or other disposition of servicing rights are in the ordinary course of business); provided, however, that in no event shall the Company enter into any sale and leaseback transaction involving any of its assets without the prior written consent of the Majority Lenders; and, provided further, that the Company may sell, lease, assign, transfer or otherwise dispose of any of its assets to a Subsidiary of the Company (which, for the purpose of this proviso shall include any limited partnership the general and limited partners of which are Subsidiaries of the Company) so long as: (1) all classes of stock of, or partnership interests in, such Subsidiary are owned, directly or indirectly, by the Company, (2) such Subsidiary incurs no obligations for third party indebtedness except such obligations to employees and vendors as are necessary or desirable in the normal conduct of the business of servicing 1-4 unit single family mortgage loans and in managing an office building owned by such Subsidiary, and (3) any such unpaid obligations as are described in subsection (2) above (other than payroll and benefits obligations to employees) shall not exceed at any time $50,000,000.00 in the aggregate.

               7(j) Debt to Adjusted Net Worth Ratio. Permit its ratio of Total Debt (excluding Indebtedness under repurchase agreements relating to Mortgage-Backed Securities issued or supported by FNMA, FHLMC or GNMA) to Adjusted Net Worth to be more than 7.5:1.0 on and as of the last day of any calendar month.

               7(k) Current Ratio. Permit its ratio of Current Assets to Current Liabilities to be less than 1.05:1.0 on and as of the last day of any calendar month.


 V82380[7083]94                    23

               7(l) Minimum Adjusted Net Worth.  Permit its Adjusted Net
 Worth:

                    (1) On and as of the last day of any calendar month during the period commencing on the Effective Date to and including February 28, 1994, to be less than $712,000,000.00; and

                    (2) On and as of the last day of any calendar month thereafter, to be less than the greater of $712,000,000.00 and seventy-five percent (75%) of its Adjusted Net Worth as of February 28, 1994.

               7(m) Minimum Net Worth. Permit its net worth determined in accordance with GAAP:

                    (1) On and as of the last day of any calendar month during the period commencing on the Effective Date to and including February 28, 1994, to be less than $578,000,000.00; and

                    (2) On and as of the last day of any calendar month thereafter, to be less than the greater of $578,000,000.00 and eighty five percent (85%) of its net worth determined in accordance with GAAP as of February 28, 1994.

               7(n) Minimum Inventory and Unencumbered Servicing
 Portfolio. Permit on and as of the last day of any calendar month the sum of:

                    (1) One percent (1%) of the aggregate outstanding principal balance of the Company's unencumbered servicing portfolio with respect to single family residential mortgage loans (excluding from the aggregate principal balance of servicing otherwise includable in the calculation hereof:
     (i) all Company-owned residential mortgage loans, (ii) all Parent and Affiliate-owned residential mortgage loans if the right of the Company to service such mortgage loans is not freely transferable without the consent of the Parent or such Affiliate, and (iii) all residential mortgage loans subserviced by the Company); plus

                    (2) The Collateral Value of the Borrowing Base minus the Aggregate Credit Exposure,

 to be less than $200,000,000.00.

               7(o) Restriction on Refinance Risk Debt. Permit at any date the aggregate dollar amount of Refinance Risk Debt which will mature during any calendar quarter occurring during the period from the Effective Date through the twelfth month following the Facility B Maturity Date (but excluding Indebtedness issued by the Company incurred under Master Note Agreements substantially in the form of Exhibit N to the Glossary) to exceed $100,000,000.00.




 V82380[7083]94                    24

          8. Events of Default. Upon the occurrence of any of the following events (an "Event of Default"):

               8(a) The Company shall fail to make any payment on account of that portion of the Obligations consisting of principal or interest on Loans or L/C Drawings on the date when due; or

               8(b) Any representation or warranty made or deemed made by the Company or the Parent in any Credit Document or in connection with any Credit Document shall be materially inaccurate or incomplete in any respect on or as of the date made or deemed made; or

               8(c) The Company shall default in the observance or performance of any covenant or agreement contained in Paragraph 7 above (other than those contained in Paragraphs 7(j), 7(k), 7(l), 7(m), 7(n) and 7(o)) or in the Security Agreement; or

               8(d) The Parent shall fail to observe or comply with any term or provision contained in the Guaranty (other than those contained in Paragraphs 11(d) and 11(e)); or

               8(e) The Company or the Parent shall fail to observe or perform any other term or provision contained in the Credit Documents and such failure shall continue for thirty (30) days; or

               8(f) The Company or any of its Subsidiaries or the Parent shall default in any payment of any Indebtedness (other than the Obligations or as permitted under Paragraph 6(c) above) in an aggregate amount of more than $5,000,000.00 or any other event shall occur, the effect of which other event is to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its stated maturity; or

               8(g) (1) The Parent, the Company or any of its Subsidiaries shall commence any case, proceeding or other action
 (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Parent, the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (2) there shall be commenced against the Parent, the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (1) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (3) there shall be commenced against the Parent, the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results


 V82380[7083]94                    25
 in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty
 (60) days from the entry thereof; or (4) the Parent, the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (1), (2) or (3) above; or (5) the Parent, the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               8(h) (1) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (2) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or nor waived, shall exist with respect to any Plan, (3) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Credit Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (4) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (5) any withdrawal liability to a Multiemployer Plan shall be incurred by the Company or the Parent or any Commonly Controlled Entity, or (6) any other event or condition shall occur or exist; and in each case in clauses (1) through (6) above, such event or condition, together with all other such events or conditions, if any, could subject the Parent, the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Parent, the Company or any of its Subsidiaries; or

               8(i) One or more judgments or decrees in amounts aggregating $1,000,000.00 or more not fully covered by insurance (exclusive of self-insurance (not to exceed $5,000,000.00) and deductibles) during any consecutive twelve (12) month period shall be entered against the Company or any of its Subsidiaries and all such judgments or decrees shall not have been vacated, discharged or satisfied, or stayed or bonded pending appeal, within sixty (60) days from the entry thereof unless counsel to the Company reasonably acceptable to the Majority Lenders has delivered to the Lenders within such sixty (60) day period an opinion that the Company has the legal right to have such judgment or decree vacated without the expenditure of funds (other than for costs of proceedings) and the Company is diligently proceeding to accomplish such vacation; or

               8(j) The Parent shall notify the Credit Agent, the
 Collateral Agent or any Lender of its intention to rescind or revoke the Guaranty or the Subordination Agreement, in whole or in part, with respect to future transactions or otherwise; or



 V82380[7083]94                    26

               8(k) The Parent shall cease to own one hundred percent (100%) of the outstanding capital stock of the Company; or

               8(l) The Credit Agent or the Collateral Agent receives notice from the Paying Agent that the Company has failed to cover an overdraft in the Commercial Paper Account on or before the close of business of the Paying Agent in New York on the Business Day immediately following the date on which such overdraft was created;

                                 THEN:

                    (i) Automatically upon the occurrence of an Event of Default under Paragraph 8(g) above,

                   (ii) At the option of any Lender upon the occurrence of an Event of Default under Paragraph 8(a) above unless such Event of Default is expressly waived in writing by one hundred percent (100%) of the Lenders, and

                  (iii) In all other cases, at the option of the Majority Lenders,

 each Lender's obligation to make Facility B Loans shall terminate, the principal balance of outstanding Facility B Loans and interest accrued but unpaid thereon and all other Facility B Obligations shall become immediately due and payable without demand upon or notice or presentment to the Company, all of which are hereby waived. Immediately upon the occurrence of an Event of Default and termination of the obligation of the Lenders to make Facility B Loans, the Credit Agent shall notify the Paying Agent thereof and is hereby irrevocably authorized to instruct the Paying Agent to cease issuing CPNs on behalf of the Company. Following the occurrence and during the continuance of an Event of Default, the Company agrees that the Company and the Credit Agent shall, at the request of the Majority Lenders, implement certain procedures with respect to the Company's funding of Wet Funded Loans, all at the Company's sole expense. Such procedures may include, but are not limited to: a. reducing the advance rate against Wet Funded Loans for purposes of determining the Collateral Value of the Borrowing Base for Wet Funded Loans, b. requiring that if: (1) Wet Funded Loans are funded with wire transfers, such wire transfers originate from accounts located at a lending office of a Lender, (2) Wet Funded Loans are funded with drafts, such drafts be drawn on accounts located at a lending office of a Lender, and (3) Wet Funded Loans are funded from accounts which are not located at a lending office of a Lender, the financial institution which holds such account enter into an agreement with the Company and the Credit Agent which shall provide that the Credit Agent shall have exclusive dominion and control over the funds in such account,
 c. requiring the closing agents for such Wet Funded Loans to enter into escrow or other agreements regarding the monies used to fund such Wet Funded Loans, and d. requiring the Company to provide the Credit Agent and the Lenders with such information regarding the funding of Wet Funded Loans as the Majority Lenders may reasonably request. The Company, at its expense, shall from time to time execute and deliver to the Credit Agent all such assignments, certificates, supplemental


 V82380[7083]94                    27
 documents, and financing statements, and shall do all other acts or things, as the Credit Agent may reasonably request in order to more fully implement such procedures.

          9.   Agency Provisions.

               9(a) Appointment. Each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender under the Credit Documents and each Lender hereby irrevocably authorizes each Agent, as the agent for such Lender, to take such action on its behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Credit Documents, no Agent shall have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Documents or otherwise exist against any Agent.

               9(b) Delegation of Duties. Each of the Collateral Agent and the Credit Agent may execute any of its duties under the Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Collateral Agent nor the Credit Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

               9(c) Exculpatory Provisions. No Agent nor any of their respective officers, directors, employees, agents, counsel, attorneys-in-fact or Affiliates shall be (1) liable to any Lender, any other Agent, the holder of any CPN or the Company for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (2) responsible in any manner to any of the Lenders, the other Agent, the holder of any CPN or the Company for:
 (i) any recitals, statements, representations or warranties made by the Company or any officer thereof contained in the Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, the Credit Documents (except such as are prepared by such Agent and, then, only to the extent such Agent is responsible for verification of the accuracy and completeness of the information contained therein or the facts upon which such information is based as expressly provided herein) or for the value, validity, effectiveness, genuineness, enforceability, collectability or sufficiency of the Credit Documents or for any failure of the Company to perform its obligations thereunder or
 (ii) any action taken or omitted to be taken by the Collateral Agent with respect to the Collateral in accordance with written instructions given as permitted hereunder or (iii) assuring compliance of the Credit Documents and/or the transactions contemplated by the Credit Documents with any law or regulation binding on such Person, it being expressly acknowledged, agreed and understood that each such Person has obtained


 V82380[7083]94                    28
 independent advice satisfactory to it in all such respects. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Credit Documents (other than agreements required to be complied with by such Agent thereunder and subject to the standards of care set forth herein with respect thereto) or to inspect the properties, books or records of the Company. Each Agent shall be entitled to refrain from exercising any discretionary powers or actions under this Agreement or any other Credit Document until it shall have received the prior written consent of one hundred percent (100%) of the Lenders to such action.

               9(d) Reliance by Agent. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certification, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by such Agent. The Credit Agent may deem and treat the payee of any Facility B Loan Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Credit Agent. Each Agent shall be fully justified in failing or refusing to take any action under the Credit Documents unless it shall first receive such advice or concurrence of the Majority Lenders (or all Lenders, as required under the Credit Documents) or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any action (other than liability and/or expense arising out of such Agent's gross negligence or willful misconduct). Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Credit Documents in accordance with a request of the Majority Lenders (or all Lenders, if applicable) absent gross negligence and willful misconduct on the part of such Agent in the method in which it acts or refrains from acting in accordance therewith, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

               9(e) Notice of Default; Agreement to Advance. No Agent shall be deemed to have knowledge or notice of the occurrence of any Event of Default or Potential Default unless such Agent has received notice from a Lender or the Company referring to the Credit Documents, describing such Event of Default or Potential Default and stating that such notice is a "notice of default". In the event that any Agent receives such a notice, such Agent shall give notice thereof to the Lenders and the other Agent. The Collateral Agent shall take such action with respect to such Event of Default or Potential Default as shall be reasonably directed by the Majority Lenders (or all Lenders, as required under the Credit Documents), through the Credit Agent (subject to the provisions of Paragraph 18 of the Security Agreement); provided, however, that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated


 V82380[7083]94                    29

 to) take such action or refrain from taking such action (in each case consistent with the provisions of the Credit Documents), with respect to such Event of Default or Potential Default as it shall deem advisable in the best interest of the Lenders.

               9(f) Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that no Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by such Agent hereafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon such Agent or any other Lender or their respective counsel, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to extend credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents, information and legal advice (including, without limitation, advice of regulatory counsel to it) as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in entering into the Credit Documents and taking or not taking action thereunder, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Lenders by an Agent hereunder, such Agent shall not have any duty or responsibility to provide any Lender with any legal advice or credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

               9(g) Indemnification. The Company agrees to indemnify, defend and hold harmless each Agent in its capacity as such from and against any and all claims, obligations, penalties, actions, suits, judgments, costs, disbursements, losses, liabilities and/or damages (including, without limitation, attorneys' fees) of any kind whatsoever which may at any time be imposed on, assessed against or incurred by such Agent in any way (1) relating to or arising out of the Credit Documents or any documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by such Agent in connection with the foregoing; provided, the Company shall not be liable for any portion of any such claims, obligations, etc., arising out of or resulting from the gross negligence or willful misconduct of such Agent or (2) resulting from any action taken or omitted to be taken by such Agent in accordance with written instructions given as provided in the Credit Documents or (3) relating to any one or more of the matters covered by Paragraph 9(c) above. The Lenders agree to indemnify and hold harmless each Agent in its capacity as such ratably in accordance with their Aggregate Percentage Shares to the extent required by the Company hereunder if any Agent is not


 V82380[7083]94                    30
 reimbursed by the Company hereunder and without limiting the obligation of the Company to do so. The indemnification obligations of the Company and Lenders under this Paragraph 9(g) shall survive termination of this Agreement and payment in full of the Obligations.

               9(h) Agent in Its Individual Capacity. Any Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though such Agent were not an Agent hereunder. With respect to such loans made or renewed by them and any note issued to them hereunder, each Agent shall have the same rights and powers under the Credit Documents as any Lender hereunder and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include Agents in their individual capacities.

               9(i) Successor Agents. Any Agent may resign as such under the Credit Documents upon ninety (90) days' prior written notice to the Lenders and the Company and shall resign in the event its Aggregate Maximum Commitment shall be less than $10,000,000.00. In addition, in the event any Agent fails to perform its obligations under the Credit Documents in any material manner and fails to correct its performance within thirty (30) days of written notice of such failure of performance given by not less than the Majority Lenders, then such Agent may be removed upon thirty (30) days notice given by not less than the Majority Lenders. If an Agent shall resign or be so removed, then, on or before the effective date of such resignation or removal, the Majority Lenders shall appoint a successor agent reasonably acceptable to the Company or, if the Majority Lenders are unable to agree on the appointment of a successor agent, such Agent shall appoint a successor agent for the Lenders, which successor agent shall be reasonably acceptable to the Company, whereupon such successor agent shall succeed to the rights, powers and duties of such Agent, and the term "Collateral Agent" or "Credit Agent", as applicable, shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any of the other Credit Documents or successors thereto. After any Agent's resignation or removal hereunder, the provisions of this Paragraph 9(i) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Credit Documents.

               9(j) Sharing of Set-Offs. If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Facility B Obligations held by it or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's portion of the Facility B Obligations, or interest thereon (except as expressly permitted under Paragraph 8 of the Security Agreement), such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Facility B Obligations, or shall provide such other Lenders with the benefits of such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably


 V82380[7083]94                    31
 with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery but without interest. The Company agrees that each Lender so purchasing a portion of another Lender's Facility B Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          10.  Miscellaneous Provisions.

               10(a) No Assignment. The Company may not assign its rights or obligations under the Credit Documents without the prior written consent of one hundred percent (100%) of the Lenders. Subject to the foregoing, all provisions contained in this Agreement or any document or agreement referred to herein or relating hereto shall inure to the benefit of each Lender, its successors and assigns, and shall be binding upon the Company, its successors and assigns.

               10(b) Amendment. The Credit Documents may not be amended or terms or provisions hereof waived unless such amendment or waiver is in writing and signed by the Majority Lenders and the Company; provided, however, that without the prior written consent of one hundred percent (100%) of the Lenders, no amendment or waiver shall:

                    (1)  Waive or amend any term or provision of
     Paragraphs 1(g), 1(h) or 1(i) above or this Paragraph 10(b);

                    (2) Reduce the principal of, or interest on, the Facility B Obligations or any amount of fees payable under this Agreement, or extend the required payment date of principal or interest on the Facility B Obligations or any fees;

                    (3) Modify the Facility B Loan Credit Limit or any Lender's Primary Loan Percentage Share thereof; provided, however, that the Company and any Lender, acting alone, may agree to an increase, temporary or permanent, in such Lender's Maximum Primary Loan Commitment with an effect on the Aggregate Credit Limit as a result of such increase (and if such increase was a temporary increase, eventual decrease);

                    (4) Modify the definition of "Majority Lenders" or the definition of "Negative Security Event";

                    (5) Extend the Facility B Maturity Date;

                    (6) Include any Person other than the Lenders signatory hereto as a "Lender" hereunder except as expressly permitted under Paragraph 11(a) below;

                    (7) Release any Collateral except as expressly provided in the Credit Documents;



 V82380[7083]94                    32

                    (8) Cancel or terminate the Guaranty; or

                    (9) Modify any provision in the Credit Documents which expressly requires consent of one hundred percent (100%) of the Lenders.

 No amendment or waiver shall, unless agreed to in writing by the affected Agent, modify the rights or duties of such Agent.

               10(c) Cumulative Rights; No Waiver. The rights, powers and remedies of the Lenders hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between the Company and the Lenders relating hereto, at law, in equity or otherwise. Any delay or failure by the Lenders to exercise any right, power or remedy shall not constitute a waiver thereof by the Lenders, and no single or partial exercise by the Lenders of any right, power or remedy shall preclude any other or further exercise thereof or any exercise of any other rights, powers or remedies.

               10(d) Entire Agreement; Severability. This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof. All waivers by the Company provided for in the Credit Documents have been specifically negotiated by the parties with full cognizance and understanding of their rights. If any of the provisions of the Credit Documents shall be held invalid or unenforceable, the Credit Documents shall be construed as if not containing such provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

               10(e) Survival. All representations, warranties, covenants and agreements herein contained on the part of the Company shall survive the termination of this Agreement and shall be effective until the Facility B Obligations are paid and performed in full or longer as expressly provided herein.

               10(f) Notices. All notices given by any party to any of the others shall be in writing, delivered personally, by commercial courier service or by depositing the same in the United States mail, registered, with postage prepaid, addressed to the party at the address set forth on Annex II attached hereto. Any party may change the address to which notices are to be sent by notice of such change to the other party or parties given as provided herein.

               10(g) Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of California, and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflicts of law.

               10(h) Counterparts. This Agreement may be executed in counterparts each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.


 V82380[7083]94                    33

          11. Additional Lenders; Assignments and Participations; Increases in Availability.

               11(a) Addition of New Lender.

                    (1) Subject to the limitation on the Aggregate Credit Limit and the Facility B Loan Credit Limit, the Company or any Lender may at any time propose that one or more financial institutions (each, an "Applicant Financial Institution") become an additional Lender hereunder; provided, however, that such Applicant Financial Institution must agree to become concurrently a "Lender" under the Facility A Agreement. At such time, the Company or such Lender, as applicable, shall notify the other parties hereto, including the Credit Agent, of the identity of such Applicant Financial Institution and such Applicant Financial Institution's proposed Aggregate Maximum Commitment, Primary Loan Percentage Share, Maximum Primary Loan Commitment and, if applicable, L/C Commitment and/or GNMA Pool Advance Commitment. The addition of any Applicant Financial Institution shall be subject to:

                         (i) If such Applicant Financial Institution is proposed for inclusion as a Lender hereunder by a Lender, the prior written consent of the Company and the Credit Agent, and if such Applicant Financial Institution is proposed for inclusion as a Lender hereunder by the Company, the prior written consent of the Credit Agent, none of which consents shall be unreasonably withheld and which, if given, shall be given in writing to the other parties hereto no later than the tenth day following receipt by the Company of a written request for the inclusion of such Applicant Financial Institution as a Lender hereunder;

                         (ii) If such Applicant Financial Institution will become the GNMA Pool Advance Lender and/or a L/C Issuing Lender, such Applicant Financial Institution shall execute a replacement GNMA Pool Advance Agreement and cooperate with the current GNMA Pool Advance Lender and any other L/C Issuing Lenders to effect such intent; and

                         (iii) Delivery of each of the items and the occurrence of each of the events described in subparagraph (2) below.

                    (2) Assuming delivery of the consent of the Company and/or Credit Agent as required pursuant to subparagraph (1)(i) above, the Credit Agent, the Collateral Agent, the Company and, if such Applicant Financial Institution will be acquiring a portion of an existing Lender's Aggregate Maximum Commitment and Maximum Primary Loan Commitment by way of assignment from such existing Lender, such existing Lender, shall mutually agree on the Adjustment





 V82380[7083]94                    34

     Date on which such Applicant Financial Institution shall become a party hereto and a Lender hereunder. On such Adjustment Date:

                         (i)  The Company shall deliver to the Credit
          Agent, the Collateral Agent and each of the Lenders a Commitment Schedule to be effective as of such Adjustment Date, reflecting the Aggregate Credit Limit and the Lenders' respective Aggregate Maximum Commitments, Primary Loan Percentage Shares, Maximum Primary Loan Commitments and, if applicable, L/C Commitment and GNMA Pool Advance Commitment.

                        (ii) No later than 12:30 p.m. (Los Angeles time) on such Adjustment Date, such Applicant Financial Institution shall pay to the Credit Agent an amount equal to such Applicant Financial Institution's Primary Loan Percentage Share of Facility A Primary Loans and Facility B Loans outstanding. The Credit Agent shall thereupon remit to the Lenders their Primary Loan Percentage Shares of such funds. Following such Adjustment Date, fees and interest accrued on the Obligations to but not including such Adjustment Date shall be payable to the Lenders in accordance with their respective Primary Loan Percentage Shares prior to such Adjustment Date before giving effect to the readjustment thereof pursuant to the Commitment Schedule provided by the Company on such Adjustment Date.

                       (iii) If such Applicant Financial Institution is acquiring a portion of an existing Lender's Aggregate Maximum Commitment and Maximum Primary Loan Commitment by way of assignment from such existing Lender, the Credit Agent, the Company, the assigning Lender and the Applicant Financial Institution shall execute and deliver an Assignment Agreement, or if such Applicant Financial Institution is becoming a Lender hereunder as a result of an increase in the Aggregate Credit Limit, the Credit Agent, the Company and the Applicant Financial Institution shall execute and deliver an Additional Lender Agreement, either of which Assignment Agreement or Additional Lender Agreement shall constitute an amendment to this Agreement to the extent necessary to reflect the inclusion of the Applicant Financial Institution as a Lender hereunder.

                        (iv) The Company shall execute and deliver to such Applicant Financial Institution a Facility A Direct Loan Note, a Facility A Discount Loan Note, a Negotiated Loan Note and a Facility B Loan Note and, if applicable, a GNMA Pool Advance Note.

                         (v) The Applicant Financial Institution shall pay to the Credit Agent a registration fee of $2,500.00 (said fee covering the admission of the Applicant Financial
          Institution into both this Agreement and the Facility A
          Agreement).

     Subject to the requirements described above, the Applicant Financial Institution shall become a party hereto and a Lender hereunder and


 V82380[7083]94                    35
     under the Facility A Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender under the Credit Documents and shall be subject to all obligations of a Lender under the Credit Documents.

               11(b) Assignments Among Existing Lenders. Any Lender may at any time agree to assign a portion of such Lender's Aggregate Maximum Commitment and Maximum Primary Loan Commitment to a Transferee Lender. In such event the Lender and the Transferee Lender shall so notify the Credit Agent, the Collateral Agent and the Company of the Adjustment Date on which such assignment is to be effective. On such Adjustment
 Date:

                    (1) The Company shall deliver to the Credit Agent, the Collateral Agent and each of the Lenders a Commitment Schedule to be effective as of such Adjustment Date, reflecting the Aggregate Credit Limit and the Lenders' respective Aggregate Maximum Commitments, Primary Loan Percentage Shares, and, if applicable, L/C Commitment and GNMA Pool Advance Commitment.

                    (2) The Credit Agent, the Company, the assigning Lender and the Transferee Lender shall execute and deliver an Assignment Agreement which shall constitute an amendment to this Agreement to the extent necessary to reflect such transfer.

                    (3) No later than 12:30 p.m. (Los Angeles time) on such Adjustment Date, the Transferee Lender shall pay to the Credit Agent an amount equal to such Transferee Lender's Primary Loan Percentage Share of Facility A Primary Loans and Facility B Loans outstanding in excess of such Transferee Lender's previous Primary Loan Percentage Share thereof. The Credit Agent shall thereupon remit to the transferring Lender the amount thereof.

                      (4) If the Transferee Lender will become the GNMA Pool Advance Lender and/or a L/C Issuing Lender, such Transferee Lender shall execute a replacement GNMA Pool Advance Agreement and cooperate with the current GNMA Pool Advance Lender and any other L/C Issuing Lender to effect such intent.

               11(c) Minimum Loan Commitment. Notwithstanding anything to the contrary contained herein, the inclusion of any Applicant Financial Institution as a Lender hereunder pursuant to Paragraph 11(a) above and the assignment by a Lender of a portion of such Lender's Aggregate Maximum Commitment and Maximum Primary Loan Commitment to a Transferee Lender pursuant to Paragraph 11(b) above shall be subject to the following restrictions:

                    (1) If an Applicant Financial Institution is acquiring a portion of an existing Lender's Aggregate Maximum Commitment by way of an assignment from such existing Lender, then, subject to the provisions of subparagraphs (2) and (3) below, such assignment of Aggregate Maximum Commitment must be in the minimum amount of $35,000,000 (or if in a higher amount, in integral multiples of $5,000,000.00 in excess thereof) and such existing


 V82380[7083]94                    36

     Lender must continue to hold an Aggregate Maximum Commitment of not less than $35,000,000.00 following the consummation of the contemplated assignment;

                    (2) If an Applicant Financial Institution is acquiring a portion of a Managing Co-Agent's or a Co-Agent's Aggregate Maximum Commitment by way of assignment from such Managing Co-Agent or Co-Agent and the assignment is the initial assignment made by such Managing Co-Agent or Co-Agent pursuant to the Credit Documents, such assignment of Aggregate Maximum Commitment may be in the minimum amount of $25,000,000.00 (or if in a higher amount, in integral multiples of $5,000,000.00 in excess thereof); provided, however, that such Applicant Financial Institution will not be permitted to make assignments of its Aggregate Maximum Commitment thereafter unless and until its Aggregate Maximum Commitment shall have been increased such that any further assignment will meet the requirements of subparagraph (1) above; and

                    (3) If an existing Lender is assigning a portion of its Aggregate Maximum Commitment to a Transferee Lender, such assignment of Aggregate Maximum Commitment is in the minimum amount of $35,000,000.00 (or if in a higher amount, in integral multiples of $5,000,000.00 in excess thereof) and such existing Lender shall continue to hold an Aggregate Maximum Commitment of not less than $35,000,000.00 following the consummation of the contemplated assignment.

               11(d) Sub-Participations by Lenders. Any Lender may at any time sell participating interests in any of the Obligations held by such Lender and its commitments hereunder; provided, however, that:

                    (1)  No participation contemplated by this
     Paragraph 11(d) shall relieve such Lender from its obligations hereunder or under any other Credit Document;

                    (2) Such Lender shall remain solely responsible for the performance of such obligations;

                    (3) The Company, the Credit Agent, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Credit Documents;

                    (4) The participation agreement between such Lender and the Person purchasing such participation interest (a "Participant") shall provide that: (i) the participation interest of the Participant is an undivided interest in such Lender's Aggregate Maximum Commitment and is pro rata between the Facility A Agreement and this Agreement, and (ii) the sole voting rights of the Participant are with respect to those items on which such Lender is entitled to vote pursuant to Paragraphs 10(b)(2), 10(b)(5), 10(b)(7) and 10(b)(8) above; and




 V82380[7083]94                    37

                    (5) Such Lender shall not enter into participation agreements with more than two Participants for each $25,000,000.00 of Aggregate Maximum Commitment held by such Lender.

 The Company acknowledges and agrees that each Participant shall be considered a Lender for purposes of Paragraphs 1(g), 1(h), 1(i) and 2(k) above; provided, however, that in no event shall any Participant be entitled to receive any payment or compensation in excess of that to which such Participant's selling Lender would be entitled with respect to the participation interest held by such Participant if such Lender had not sold any participation interest to such Participant.

               11(e) Federal Reserve Bank. Notwithstanding the provisions of Paragraphs 11(a) and 11(b) above, any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Credit Documents to a Federal Reserve Bank.

               11(f) Increases in Availability. From time to time the Company and any Lender (an "Increasing Lender") may agree, with the prior written consent of the Credit Agent, to permanently or temporarily increase such Lender's Aggregate Maximum Commitment and Primary Loan Percentage Share, the dollar amount of any such increase to be, subject to the Aggregate Credit Limit limitation, in the minimum dollar amount of $5,000,000.00 and integral multiples of $5,000,000.00 in excess thereof. The Company and the Increasing Lender shall agree on the Adjustment Date for said increase and, if the increase is a temporary rather than permanent increase, the date on which said increase shall terminate (the "Temporary Increase Termination Date"). The Company shall deliver to the Credit Agent, the Collateral Agent and each of the Lenders a Commitment Schedule to be effective as of such Adjustment Date. On the Temporary Increase Termination Date the aggregate amount of such Increasing Lender's Primary Loan Percentage Share of outstanding Facility A Primary Loans and Facility B Loans held by the Increasing Lender in excess of its Maximum Primary Loan Commitment after giving effect to the termination of the subject increase shall, if but only if at such Temporary Increase Termination Date there does not exist an Event of Default, be payable in full. If at the Temporary Increase Termination Date there exists an Event of Default, the temporary increase of the Increasing Lender shall continue in effect and, unless otherwise agreed by one hundred percent (100%) of the Lenders, shall be treated thereafter as a permanent increase in said Increasing Lender's Aggregate Maximum Commitment.

               11(g) Provision of Information; Confidentiality. The Company hereby acknowledges and agrees that in connection with the proposed assignment or subparticipation by a Lender of its interest in the Obligations, such Lender may disclose to prospective assignees and Participants any and all information provided to such Lender hereunder; provided, however, that such information shall be furnished to such prospective assignees and Participants on a confidential basis.






 V82380[7083]94                    38

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                   COUNTRYWIDE FUNDING CORPORATION,
                                   a New York corporation



                                   By _____________________________
                                   Name ___________________________
                                   Title __________________________



                                   THE FIRST NATIONAL BANK OF CHICAGO,
                                   a national banking association,
                                   as Credit Agent



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________



                                   FIRST CHICAGO NATIONAL PROCESSING
                                   CORPORATION, a Delaware corporation,
                                   as Collateral Agent



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   ABN AMRO BANK N.V.,
                                   LOS ANGELES INTERNATIONAL BRANCH,
                                   as a Managing Co-Agent and a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________




 V82380[7083]94                    39

                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION, as a Managing
                                   Co-Agent and a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   THE BANK OF NEW YORK, as a Managing
                                   Co-Agent and a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   THE CHASE MANHATTAN BANK, N.A., as a
                                   Managing Co-Agent and a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   CREDIT LYONNAIS SAN FRANCISCO BRANCH,
                                   as a Managing Co-Agent and a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   THE FIRST NATIONAL BANK OF CHICAGO, as
                                   a Managing Co-Agent and a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________






 V82380[7083]94                    40

                                   NATIONSBANK OF TEXAS, N.A., as a
                                   Managing Co-Agent and a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   BANKERS TRUST COMPANY, as a Co-Agent
                                   and a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   CANADIAN IMPERIAL BANK OF COMMERCE, as
                                   a Co-Agent and a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   CITICORP USA, INC., as a Co-Agent and
                                   a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   THE LONG-TERM CREDIT BANK OF JAPAN,
                                   LTD., LOS ANGELES AGENCY, as a
                                   Co-Agent and a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________






 V82380[7083]94                    41

                                   BANK OF MONTREAL, as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   BANK ONE, TEXAS, N.A., as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   BANQUE NATIONALE DE PARIS,
                                   LOS ANGELES AGENCY, as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   BANQUE PARIBAS, as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________














 V82380[7083]94                    42

                                   COMMERZBANK AKTIENGESELLSCHAFT
                                   GRAND CAYMAN BRANCH, as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   DG BANK, DEUTSCHE GENOSSENSCHAFTSBANK,
                                   as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   DRESDNER BANK AG, LOS ANGELES AGENCY,
                                   as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________









 V82380[7083]94                    43

                                   FIRST INTERSTATE BANK OF CALIFORNIA,
                                   as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   THE FIRST NATIONAL BANK OF BOSTON,
                                   as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   FIRST UNION NATIONAL BANK OF NORTH
                                   CAROLINA, as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   THE FUJI BANK, LIMITED, LOS ANGELES
                                   AGENCY, as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________











 V82380[7083]94                    44

                                   THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                   LOS ANGELES AGENCY, as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   KREDIETBANK N.V., as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   NATIONAL WESTMINSTER BANK USA,
                                   as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   PNC BANK, NATIONAL ASSOCIATION, as a
                                   Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


















 V82380[7083]94                    45

                                   THE SAKURA BANK, LTD., LOS ANGELES
                                   AGENCY, as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   THE SANWA BANK, LIMITED, as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   SHAWMUT BANK, N.A., as a Lender



                                   By: __________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   SOCIETE GENERALE, NEW YORK BRANCH, as
                                   a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________













 V82380[7083]94                    46

                                   UNION BANK OF SWITZERLAND, as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________


                                   WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                   NEW YORK BRANCH/CAYMAN ISLANDS BRANCH,
                                   as a Lender



                                   By ___________________________________
                                   Name _________________________________
                                   Title ________________________________



 ACKNOWLEDGED and AGREED as of the
 date first written above:

 COUNTRYWIDE CREDIT INDUSTRIES,
 INC., a Delaware corporation



 By ________________________________
 Name ______________________________
 Title _____________________________

















 V82380[7083]94                    47

                          SCHEDULE OF EXHIBITS

         EXHIBIT           DOCUMENT

           A               Form of Facility B Loan Note

           B               Form of Officer's Certificate

           C               Litigation Schedule

           D               Schedule of Existing Subsidiaries



        Annex I:           Glossary

        Annex II:          Schedule of Notice Addresses

                           ANNEX I:  GLOSSARY



          For purposes of the Credit Documents (as defined herein), the terms set forth below shall have the following meanings:

          "Additional Lender Agreement" shall mean an agreement in the form of that attached hereto as Exhibit A-1.

          "Additional Required Documents" shall mean with respect to any Mortgage Loan those items listed on Exhibit B attached hereto.

          "Adjusted Net Worth" shall mean, at any date, the sum of:
 (a) Tangible Net Worth, plus (b) one percent (1%) of the aggregate outstanding principal balance of all single family (1 to 4 family) residential mortgage loans in the Company's servicing portfolio, excluding, however, for purposes of such calculation: (1) all residential mortgage loans the servicing rights to which are subject to a Lien (other than any Lien in favor of the Collateral Agent and the Lenders under the Security Agreement and Liens securing Indebtedness of the Company under Independent Servicing Secured Facilities other than that portion of such servicing portfolio subject to such Lien in excess of 100 times the related facility amount), and (2) all residential mortgage loans subserviced by the Company.

          "Adjustment Date" shall mean that date as of which an Applicant Financial Institution becomes a "Lender" or an existing Lender takes a portion of another existing Lender's Aggregate Maximum Commitment under the Credit Documents, as provided therein.

          "Affiliate" shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, any other Person and, in any event in the case of the Company, shall include Countrywide Mortgage Investments, Inc. "Control" as used herein means the power to direct the management and policies of a Person.

          "Agents" shall mean, jointly and severally, the Collateral Agent and the Credit Agent.

          "Aggregate Credit Exposure" shall mean on any date the sum of
 (a) Facility A Loans outstanding, (b) Facility B Loans outstanding,
 (c) the amount available for drawing under Outstanding Letters of Credit, (d) unrepaid L/C Drawings, (e) the GNMA Pool Advance Commitment,
 (f) Verified Outstanding CPNs and (g) outstanding Funding Checks, in each case calculated after giving effect to all Credit Events and the issuance of CPNs to occur on such date.

          "Aggregate Credit Limit" shall mean at any date the sum (not to exceed $3,000,000,000.00) of the Facility A Primary Loan Credit Limit,



 V11584[07083]94                    1
 the Swing Loan Commitment, the Facility B Loan Credit Limit, the aggregate L/C Commitments and the GNMA Pool Advance Commitment, with the "Aggregate Credit Limit" as of November 15, 1993 being
 $2,800,000.000.00.

          "Aggregate Maximum Commitment" shall mean for any Lender at any date such Lender's Maximum Primary Loan Commitment plus, if applicable, for FNBC the Swing Loan Commitment, for the GNMA Pool Advance Lender the GNMA Pool Advance Commitment and for each L/C Issuing Lender its L/C Commitment.

          "Aggregate Percentage Share" shall mean for any Lender at any date that percentage which the dollar amount of such Lender's Aggregate Maximum Commitment bears to the Aggregate Credit Limit or, if such Lender shall have no Aggregate Maximum Commitment, that percentage which: (a) the aggregate dollar amount of outstanding Loans held by such Lender plus, if applicable, the aggregate dollar amount of outstanding GNMA Pool Advance Loans held by such Lender plus, if applicable, the contingent liability of such Lender under Outstanding Letters of Credit plus, if applicable, the aggregate dollar amount of unrepaid L/C Drawings relating to Letters of Credit issued by such Lender, bears to (b) the aggregate dollar amount of outstanding Loans, plus the aggregate dollar amount of outstanding GNMA Pool Advance Loans, plus the aggregate dollar amount of Outstanding Letters of Credit, plus the aggregate dollar amount of unrepaid L/C Drawings.

          "Aggregate Primary Loan Credit Limit" shall mean at any date the sum (not to exceed $2,695,000,000.00) of the Facility A Primary Loan Credit Limit and the Facility B Loan Credit Limit.

          "Alternate Base Rate" shall mean on any date the greater of:
 (a) the Federal Funds Rate plus one half of one percent (0.50%), and (b) the Corporate Base Rate.

          "Alternate Base Rate Loans" shall mean Direct Loans, Swing Loans and Facility B Loans during such time as they are being made and/or maintained at a rate of interest based upon the Alternate Base Rate.

          "Applicable Eurodollar Rate" shall mean with respect to any Eurodollar Interest Period or Discount Loan Interest Period, the rate per annum (rounded upward, if necessary, to the next higher one one hundredth of one percent (.01%)) calculated in accordance with the following formula:

               Applicable Eurodollar Rate =    ER    + PS
                                              1-RR
 where
               ER  =  Eurodollar Rate
               RR  =  Reserve Requirement
               PS  =  Pricing Spread



 V11584[07083]94                    2

          "Applicable Valuation Factor" shall mean at any date the weighted average purchase price, expressed as a percentage, of all Eligible Mortgage Loans and Eligible Mortgage-Backed Securities included in the computation of the Collateral Value of the Borrowing Base at such date based upon:

               (a) With respect to FHA-insured and VA-guaranteed Mortgage Loans bearing interest at a fixed rate per annum, the Telerate purchase price (stated as a percentage of principal amount) for one month mandatory forward delivery commitments of GNMA I Mortgage-Backed Securities having an interest rate equal to the average interest rate on all such Mortgage Loans less one-half of one percent (0.50%); provided, however, that in the absence of a quoted purchase price for GNMA I Mortgage-Backed Securities having such an interest rate, reference shall be made to the nearest lower rate GNMA Mortgage-Backed Securities for which a purchase price is quoted;

               (b) With respect to Eligible Mortgage Loans bearing interest at a fixed rate per annum which conform to all FNMA or FHLMC underwriting and other requirements, the Telerate purchase price (stated as a percentage of principal amount) for one month mandatory forward delivery commitments of similar conforming Mortgage Loans having an interest rate equal to the average interest rate on all such Mortgage Loans less one half of one percent (0.50%); provided, however, that in the absence of a quoted purchase price for Mortgage Loans having such an interest rate, reference shall be made to Mortgage Loans having the nearest lower rate for which a purchase price is quoted;

               (c) With respect to Eligible Mortgage Loans bearing interest at a fixed rate per annum which conform to all FNMA or FHLMC underwriting and other requirements except as to acceptable original principal balance, the Telerate purchase price (stated as a percentage of principal amount) for one month mandatory forward delivery commitments of similar Mortgage Loans having an interest rate equal to the average interest rate on all such Mortgage Loans less one percent (1%); provided, however, that in the absence of a quoted purchase price for such Mortgage Loans having such an interest rate, reference shall be made to Mortgage Loans having the nearest lower rate for which a purchase price is quoted;

               (d) With respect to Eligible Mortgage Loans bearing interest at a fixed rate per annum and secured by multi-family improvements, the actual purchase prices under the related, pre-approved Take-Out Commitments;

               (e) With respect to Eligible Mortgage Loans which do not bear interest at a fixed rate per annum and which conform to all underwriting and other requirements of FNMA or FHLMC, or are otherwise deliverable to FNMA, (1) one hundred (100), minus (2) the sum of:
 (i) double the amount by which (y) the Telerate yield requirement quoted on Page 7163 of Telerate (Fannie Mae ARM Yields/Net Margins for Par --



 V11584[07083]94                    3

 1-yr. 6%/2% Caps) for two month mandatory forward delivery commitments of Mortgage Loans, exceeds (z) the note rate for such Mortgage Loans, less (ii) .375%;

               (f) With respect to Eligible Mortgage Loans which do not bear interest at a fixed rate per annum and which conform to all underwriting and other requirements of FNMA or FHLMC, or are otherwise deliverable to FNMA, except as to acceptable original principal balance, and the note rate for such Eligible Mortgage Loan is indexed off the one-year Treasury rate:

                     (1) The 30-day mandatory delivery price for 1-year treasury adjustable rate mortgages quoted on Page
     23082 of Telerate (RFC - OTC ARMS), plus

                    (2) The product of: a. the initial note rate, less the sum of: (y) the "net rate", plus (z) .50%, and
     b. the applicable "discount formula", plus

                    (3) The product of:  a. 2.25% less the
     appropriate "net margin," and b. the applicable "discount formula";

               (g) With respect to Eligible Mortgage Loans which do not bear interest at a fixed rate per annum and which conform to all underwriting and other requirements of FNMA or FHLMC, or are otherwise deliverable to FNMA, except as to acceptable original principal balance, but the note rate of such Eligible Mortgage Loan is not indexed off the one-year Treasury rate, ninety percent (90%); and

               (h) With respect to each Eligible Mortgage-Backed Security, the purchase price for one month mandatory forward delivery commitments of such Mortgage-Backed Security determined with reference to the Telerate or, if no price is so quoted on the Telerate, the average purchase price quoted by two nationally recognized dealers in Mortgage-Backed Securities for one month forward mandatory delivery thereof.

 Notwithstanding the provisions of subparagraphs (f) and (g) above, until such time as the Collateral Agent has notified the Lenders that it has developed a system for accurately differentiating between Eligible Mortgage Loans the "Fair Market Value" for which would otherwise be determined under such subparagraphs, the respective Fair Market Values of all such Eligible Mortgage Loans shall be determined pursuant to subparagraph (g) above. In any case in which no price is quoted on the Telerate, the purchase price shall be deemed to be that quoted for similar Mortgage Loans and Mortgage-Backed Securities by any nationally recognized reporting service for similar information acceptable to the Collateral Agent and the Credit Agent.





 V11584[07083]94                    4

          "Applicant Financial Institution" shall mean a financial institution proposed for inclusion as a "Lender" under the Credit Documents by the Company or by an existing Lender thereunder.

          "Approved Investor" shall mean: (a) FNMA, FHLMC or any other Person, including, without limitation, Affiliates of the Company, pre-approved in writing (which pre-approval may be limited in dollar amount, by Type and otherwise) by the Majority Lenders and which approval has not been revoked by the Majority Lenders in their sole discretion, any such revocation notice to be given no later than ten (10) days prior to its intended effective date, and (b) with the prior written approval of the Collateral Agent and the Credit Agent (with notice thereof provided to the Lenders), such other Person as the Company may propose; provided, however, that at any date Mortgage Loans and Mortgage-Backed Securities included in the Borrowing Base covered by a Take-Out Commitment issued by an "Approved Investor" which is not an "Approved Investor" under subparagraph (a) of the definition thereof may not have an aggregate Collateral Value in excess of $100,000,000.00.

          "Approved MBS Custodian" shall have the meaning given such term in Paragraph 9(b)(2)(iii) of the Security Agreement.

          "Approved Securities Offering" shall mean a proposed offering of securities by the Company or an Affiliate of the Company secured or otherwise supported in whole or part by Eligible Mortgage Loans and/or Eligible Mortgage-Backed Securities, for which the following statements are true, unless otherwise waived in writing by the Majority Lenders:

                    (a) The Company or the Affiliate, as applicable, has filed and made effective a registration statement with the Securities and Exchange Commission covering the offering of the proposed securities;

                    (b) The Company or the Affiliate, as applicable, has obtained all permits, exemptions, and licenses necessary to effect the offering;

                    (c) The offering has been priced and is the subject of a firm underwriting commitment;

                    (d) Such securities qualify as "mortgage-related securities" under Section 3(a)(41) of the Securities Exchange Act of 1934, as amended; and

                    (e) In the reasonably anticipated course of events, the Company or the Affiliate, as applicable, is expected to obtain a rating in one of the two highest categories available for securities of a like nature from the rating agency rating the securities.

          "Assignment Agreement" shall mean an agreement in the form of Exhibit A-2 attached hereto.



 V11584[07083]94                    5

          "Balance Bank" shall mean each of the Lenders which have executed a Balance Bank Agreement with the Company and the Credit Agent, said Lenders being thereupon designated as a "Balance Bank" on the current Commitment Schedule.

          "Balance Bank Agreement" shall mean an agreement in the form of Exhibit C attached hereto among the Company, the Credit Agent and each Balance Bank.

          "Balance Bank Discount" shall mean with respect to each Facility A Primary Loan which is a Discount Loan, an amount determined by the Credit Agent with respect to such Discount Loan such that, when the principal amount of such Discount Loan is repaid by the Company on the last day of the Discount Loan Interest Period with respect thereto, such principal amount will be equivalent to the proceeds of such Discount Loan (net of the Balance Bank Discount) plus interest on such proceeds calculated at a per annum rate equal to the Pricing Spread.

          "Borrowing Base" shall mean at any date all Eligible Mortgage Loans and Eligible Mortgage-Backed Securities which have been designated by the Company for inclusion in the computation of the Collateral Value of the Borrowing Base, the Required Documents for which have been delivered to the Collateral Agent and have been reviewed and verified by the Collateral Agent as provided in Paragraph 5 of the Security Agreement (or, to the extent the Company is permitted to utilize Collateral Confirmation Agreements in connection with the delivery of Mortgage Loans to the Collateral Agent, which Mortgage Loans have been so designated on a duly executed Collateral Confirmation Agreement).

          "Borrowing Base Certificate" shall mean a certificate in the form of that attached hereto as Exhibit D.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in Los Angeles, California, New York, New York or Chicago, Illinois are authorized to close.

          "Cash Market Position Valuation" shall have the meaning given to such term in the definition of "Cash Position."

          "Cash Position" shall mean at any date the "Cash Market Position Valuation", which "Cash Market Position Valuation" shall represent with respect to Take-Out Commitments and Hedge Contracts held by the Company available to cover Mortgage Loans and Mortgage-Backed Securities included in the computation of the Collateral Value of the Borrowing Base on such date (and assuming that such Take-Out Commitments and Hedge Contracts are first allocated to cover all other Mortgage Loans and Mortgage-Backed Securities owned by the Company), the commitment prices under such Take-Out Commitments and Hedge Contracts less the fair market value of the applicable security.





 V11584[07083]94                    6

          "Check Funding Account" shall mean Account No. 12350-90007 maintained in the Company's name alone with Bank of America National Trust and Savings Association at its office at 444 South Garey Avenue, Pomona, California 91766.

          "Co-Agent" shall mean each Lender with an Initial Bid
 Commitment from $125,000,000.00 to but not including $150,000,000.00.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Collateral" shall have the meaning set forth in the Security
 Agreement.

          "Collateral Agent" shall mean First Chicago National Processing Corporation and any successors assuming the position of "Collateral Agent" under the Security Agreement and the other Credit Documents.

          "Collateral Confirmation Agreement" shall mean an agreement in the form of Exhibit E attached hereto.

          "Collateral Value of the Borrowing Base" shall mean on any date ninety-eight percent (98%) of the sum of:

               (a) The Fair Market Value of each Eligible Mortgage Loan and each Eligible Mortgage-Backed Security included in the Borrowing Base on such date, plus

               (b)  The Cash Position on such date, plus

               (c) The aggregate dollar amount of cash held in the Settlement Account on such date which has been identified by the Company to the Collateral Agent as representing the proceeds from the sale or other disposition of specific Eligible Mortgage Loans and/or Eligible Mortgage-Backed Securities which have therefore been deleted from the Borrowing Base.

          "Commercial Paper Account" shall mean the account described as such in the Depositary Agreement.

          "Commitment Schedule" shall mean a schedule setting forth the current Aggregate Credit Limit, Aggregate Primary Loan Credit Limit, Facility A Primary Loan Credit Limit, Swing Loan Commitment, Facility B Loan Credit Limit, Aggregate Maximum Commitments, Maximum Primary Loan Commitments, Primary Loan Percentage Shares, L/C Commitments and GNMA Pool Advance Commitment, as applicable, of the Lenders, as the same may be modified from time to time consistent with the Credit Documents, with the initial Commitment Schedule being attached hereto as Schedule I.






 V11584[07083]94                    7

          "Commonly Controlled Entity" of a Person shall mean a Person, whether or not incorporated, which is under common control with such Person within the meaning of Section 414(c) of the Code.

          "Consolidated Total Debt" shall mean all Indebtedness of the Parent and the Company, excluding: (a) Subordinated Debt of the Parent,
 (b) Subordinated Debt of the Company, and (c) deferred taxes of the Company attributable to capitalization of purchased servicing rights and excess servicing fees.

          "Contact Office" shall mean the office of the Credit Agent located at One First National Plaza, Suite 0098, Chicago, Illinois, 60670-0098.

          "Contractual Obligation" as to any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Corporate Base Rate" shall mean a rate per annum equal to the corporate base rate of interest publicly announced by FNBC from time to time, changing when and as of the date said corporate base rate changes.

          "Covenant Compliance Certificate" shall mean: (a) with respect to the Company, a certificate in the form of Exhibit F-1 attached hereto, and (b) with respect to the Parent, a certificate in the form of Exhibit F-2 attached hereto.

          "CPN" shall mean a commercial paper note issued by the Company pursuant to documentation approved by the Majority Lenders as required by the Credit Documents.

          "CPN Issuance Request" shall mean a request in the form of that attached hereto as Exhibit G.

          "Credit Agent" shall mean FNBC and any successors assuming the position of "Credit Agent" under the Credit Documents.

          "Credit Documents" shall mean the Facility A Agreement, the Facility B Agreement, the Security Agreement, the Notes, the Guaranty, the Subordination Agreement, the Fee Letter, the Balance Bank Agreements and each other document, instrument or agreement executed by the Company or the Parent in connection herewith or therewith, as any of the same may be amended, extended or replaced from time to time, and with reference to any individual "Credit Document" being deemed automatically to be a reference to such Credit Document as so amended, extended or replaced.

          "Credit Event" shall mean the making of a Loan or a GNMA Pool Advance Loan or the issuance of a Letter of Credit pursuant to the Facility A Agreement or the Facility B Agreement, as applicable.



 V11584[07083]94                    8

          "Current Assets" shall mean at any date cash, government securities, mortgage inventory, prepaid expenses, accounts receivable and mortgage receivables which are payable within one year of the date of calculation and determined in accordance with GAAP and shall include in any event deferred commitment fees.

          "Current Liabilities" shall mean at any date amounts payable in money, goods or services, within one year of the date of calculation and determined in accordance with GAAP; provided, however, that "Current Liabilities", when determined with respect to the Company, shall include, in any event, Single and Double Level Subordinated Parent Debt constituting an advance from the Parent to the Company from funds of the Parent derived by the Parent from Indebtedness of the Parent which constitutes a "current liability" of the Parent, determined in accordance with GAAP.

          "Current Refinance Risk Debt Exposure" shall mean on any date the difference (if a positive number) between: (a) the aggregate dollar amount of Refinance Risk Debt which will mature (or as to which demand may be made by the holder thereof for payment) within the one hundred twenty (120) day period from (and including) the date of determination of "Current Refinance Risk Debt Exposure", minus (b) the aggregate amount available to be advanced under all Independent Servicing Secured Facilities on the date of determination of "Current Refinance Risk Debt Exposure."

          "Custodial Agreement" shall mean an agreement substantially in the form of that attached hereto as Exhibit H.

          "Custodian Settlement Account" shall have the meaning given such term in Paragraph 9(c) of the Security Agreement.

          "Delivery Certificate" shall have the meaning given such term in Paragraph 5 of the Security Agreement.

          "Depositary Agreement" shall mean an issuing and paying agreement with the Paying Agent governing the authentication and issuance of CPNs, which agreement shall be substantially in the form of that attached hereto as Exhibit I.

          "Determination of Availability" shall have the meaning given such term in Paragraph 7 of the Security Agreement.

          "Direct Loan" shall mean a Facility A Primary Loan which is interest bearing and as to which each Lender advances its Primary Loan Percentage Share directly to the Company.

          "Discount Loan" shall mean a Facility A Primary Loan which is funded on a discounted basis by a Balance Bank with a concurrent sale to the Lenders of their Primary Loan Percentage Share thereof.




 V11584[07083]94                    9

          "Discount Loan Funding Date" shall have the meaning given such term in Paragraph 2(b)(1) of the Facility A Agreement.

          "Discount Loan Interest Period" shall mean with respect to each Discount Loan, the period commencing on the Discount Loan Funding Date for such Discount Loan and ending on the twentieth day (if the Discount Loan Funding Date was the twenty-first day of the immediately preceding month) or fifth day (if the Discount Loan Funding Date was the sixth day of the immediately preceding month) of the next succeeding calendar month; provided, however, that (a) if any Discount Loan Interest Period would otherwise end on a day that is not a Eurodollar Business Day, such Discount Loan Interest Period shall be extended to the next succeeding Eurodollar Business Day, and (b) any Discount Loan Interest Period that would otherwise extend beyond the Facility A Maturity Date shall end on the Facility A Maturity Date.

          "Double Level Subordinated Parent Debt" shall mean Indebtedness of the Company to the Parent which is subject to the Subordination Agreement and which constituted an advance from the Parent to the Company or investment by the Parent in the Company from funds of the Parent obtained through Subordinated Parent Borrowings.

          "Effective Date" shall mean the date each of the conditions set forth in Paragraph 7(a) of the Facility A Agreement and Paragraph 4(a) of the Facility B Agreement is satisfied.

          "Eligible Committed Conforming Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following is accurate and complete (and the Company by including said Mortgage Loan in any computation of the Collateral Value of the Borrowing Base shall be deemed to so represent and warrant to the Credit Agent, the Collateral Agent and the Lenders at and as of the date of such computation):

               (a)  Said Mortgage Loan is an Eligible Mortgage Loan;

               (b) Said Mortgage Loan is insured by the FHA, guaranteed by the VA and/or fully conforms to all underwriting and other requirements of FNMA or FHLMC;

               (c) If said Mortgage Loan is not secured by a first priority deed of trust (or mortgage), said Mortgage Loan is secured by a second priority deed of trust (or mortgage) and the Fair Market Value of said Mortgage Loan when added to the Fair Market Value of all other Eligible Mortgage Loans which are secured by second priority deeds of trust (or mortgages) does not exceed $150,000,000.00; provided, however, that no Mortgage Loan secured by a second priority deed of trust shall be included in any computation of the Collateral Value of the Borrowing Base until a methodology for determining the Fair Market Value of said Mortgage Loan has been agreed to in writing among the Credit Agent, the Collateral Agent, the Company and the Majority Lenders; and




 V11584[07083]94                   10

               (d)  Said Mortgage Loan is covered by a Take-Out
 Commitment.

          "Eligible Committed Non-Conforming Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following are accurate and complete (and the Company by including said Mortgage Loan in any computation of the Collateral Value of the Borrowing Base shall be deemed to so represent and warrant to the Credit Agent, the Collateral Agent and the Lenders at and as of the date of such computation):

               (a)  Said Mortgage Loan is an Eligible Mortgage Loan;

               (b)  Said Mortgage Loan is covered by a Take-Out
 Commitment;

               (c) Said Mortgage Loan conforms to the underwriting and other requirements of FNMA or FHLMC in all material respects except as to acceptable original principal balance;

               (d) Said Mortgage Loan is secured by a first priority deed of trust (or mortgage);

               (e) The original principal balance of said Mortgage Loan did not exceed $1,000,000.00; provided, however, that if the original principal balance of said Mortgage Loan exceeded $600,000.00, the Fair Market Value of said Mortgage Loan when added to the Fair Market Value of all other Eligible Committed Non-Conforming Mortgage Loans with an original principal balance of more than $600,000.00 included in the Borrowing Base does not exceed five percent (5%) of the Aggregate Credit Limit; and

               (f) The Fair Market Value of said Mortgage Loan when added to the Fair Market Value of all other Eligible Committed Non-Conforming Mortgage Loans and all Eligible Uncommitted Non-Conforming Mortgage Loans included in the Borrowing Base does not exceed fifty percent (50%) of the Aggregate Credit Limit.

          "Eligible Mortgage-Backed Security" shall mean a Mortgage-Backed Security owned or issued by the Company meeting the terms of subparagraph (a) or (b) of the definition of a "Mortgage-Backed Security" with respect to which the following statements shall be accurate and complete (and the Company by including said Mortgage-Backed Security in any computation of the Collateral Value of the Borrowing Base shall be deemed to so represent and warrant to the Credit Agent, the Collateral Agent and the Lenders at and as of the date of such computation):

               (a) Said Mortgage-Backed Security is a binding and valid obligation of the obligor thereon, in full force and effect and enforceable in accordance with its terms;




 V11584[07083]94                   11

               (b) Said Mortgage-Backed Security is free of any default and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise;

               (c) Said Mortgage-Backed Security has either been deposited with and is held by the Collateral Agent under the Security Agreement or an Approved MBS Custodian under a Custodial Agreement, properly endorsed in blank for transfer or, if uncertificated, the Collateral Agent or Approved MBS Custodian has caused an appropriate notation to be made on the records of the appropriate Federal Reserve Bank or such other records as is necessary to perfect the Lien of the Collateral Agent for the benefit of the Secured Parties, therein; or, if said Mortgage-Backed Security has been withdrawn from the possession of the Collateral Agent on terms and subject to conditions set forth in the Security Agreement, and if said Mortgage-Backed Security was shipped by the Collateral Agent directly to a permanent investor for purchase, the full purchase price therefor has been received by the Credit Agent (or said Mortgage-Backed Security returned to the Collateral Agent) within ten (10) days from the date of shipment by the Collateral Agent;

               (d) At all times said Mortgage-Backed Security will be free and clear of all liens, encumbrances, charges, rights and interests of any kind, except in favor of the Collateral Agent for the benefit of the Secured Parties;

               (e) Said Mortgage-Backed Security has not been included in the Borrowing Base for a period of time in excess of one hundred eighty (180) days and, if said Mortgage-Backed Security has been included in the Borrowing Base for a period of time in excess of ninety
 (90) days, the Fair Market Value of said Mortgage-Backed Security when added to the Fair Market Value of all other Mortgage-Backed Securities and Mortgage Loans included in the Borrowing Base for a period of time in excess of ninety (90) days, does not exceed $100,000,000.00;

               (f) Said Mortgage-Backed Security is covered by a Take-Out Commitment or Hedge Contract which is in full force and effect and the Company and, in the case of the Take-Out Commitment, the Mortgage-Backed Security are in full compliance therewith; and

               (g) The Collateral Agent, upon the written request of the Majority Lenders given through the Credit Agent at any time and from time to time, in their sole discretion, has not declared said Mortgage-Backed Security for whatever reason, to be ineligible for inclusion in the Borrowing Base.

          "Eligible Mortgage Loan" shall mean a Mortgage Loan conforming to the requirements of one Type of Mortgage Loan with respect to which each of the following statements shall be accurate and complete (and the Company by including said Mortgage Loan in any computation of the Collateral Value of the Borrowing Base shall be deemed to so represent




 V11584[07083]94                   12
 and warrant to the Credit Agent, the Collateral Agent and the Lenders at and as of the date of such computation):

               (a) Said Mortgage Loan is a binding and valid obligation of the Obligor thereon, in full force and effect and enforceable in accordance with its terms;

               (b) Said Mortgage Loan is genuine, in all respects as appearing on its face or as represented in the books and records of the Company, and all information set forth therein is true and correct, and the proceeds of said Mortgage Loan have been fully disbursed (or will be fully disbursed upon the closing and recordation thereof);

               (c) Said Mortgage Loan is free of any default of any party thereto (including the Company), counterclaims, offsets and defenses and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise;

               (d) No payment under said Mortgage Loan is more than sixty (60) days past due the payment due date set forth in the underlying promissory note and deed of trust (or mortgage);

               (e) Said Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect and is free of concessions or understandings with the Obligor thereon of any kind not expressed in writing therein;

               (f) Said Mortgage Loan is in all respects as required by and in accordance with all applicable laws and regulations governing the same, including, without limitation, the federal Consumer Credit Protection Act and the regulations promulgated thereunder and all applicable usury laws and restrictions, and all notices, disclosures and other statements or information required by law or regulation to be given, and any other act required by law or regulation to be performed, in connection with said Mortgage Loan have been given and performed as required;

               (g) All advance payments and other deposits on said Mortgage Loan have been paid in cash, and no part of said sums has been loaned, directly or indirectly, by the Company to the Obligor thereon, and other than as disclosed to the Collateral Agent in writing there have been no prepayments on said Mortgage Loan;

               (h) At all times said Mortgage Loan (with the exception of the subject Property) will be owned by the Company free and clear of all liens, encumbrances, charges, rights and interests of any kind, except pursuant to the Security Agreement;

               (i) The Property covered by said Mortgage Loan is insured against loss or damage by fire and all other hazards normally included



 V11584[07083]94                   13
 within standard extended coverage in accordance with the provisions of said Mortgage Loan with the Company named as loss payee thereon;

               (j) The Property covered by said Mortgage Loan is free and clear of all Liens except in favor of the Company (which has assigned any and all such Liens to the Collateral Agent for the benefit of the Secured Parties), subject only to Liens junior, subordinate and inferior to the Lien of the Company and (1) the Lien of current real property taxes and assessments not yet due and payable; (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record, as of the date of recording, being acceptable to mortgage lending institutions generally and specifically referred to in a lender's title insurance policy delivered to the originator of said Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of said Mortgage Loan or (ii) which do not materially adversely affect the appraised value of the Property as set forth in such appraisal; (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by said Mortgage Loan or the use, enjoyment, value or marketability of the related Property; and
 (4) if but only if said Mortgage Loan is an Eligible Committed Conforming Mortgage Loan, a single prior deed of trust (or mortgage);

               (k) If said Mortgage Loan has been withdrawn from the possession of the Collateral Agent on terms and subject to conditions set forth in the Security Agreement:

                    (1) If said Mortgage Loan was withdrawn by the Company for purposes of correcting clerical or other non-substantial documentation problems, the promissory note relating to said Mortgage Loan was returned to the Collateral Agent within ten (10) days from the date of withdrawal of said Mortgage Loan and the Fair Market Value of said Mortgage Loan when added to the Fair Market Value of all other Mortgage Loans included in the Borrowing Base which have been similarly released to the Company does not exceed $1,000,000.00;

                    (2) If said Mortgage Loan was shipped by the Collateral Agent directly to a permanent investor for purchase, the full purchase price therefor has been received by the Credit Agent (or said Mortgage Loan returned to the Collateral Agent) within forty five (45) days from the date of shipment by the Collateral Agent (or, if said Mortgage Loan is being purchased in connection with a bond program, within sixty (60) days from the date of shipment by the Collateral Agent); and

                    (3) If said Mortgage Loan was shipped by the Collateral Agent directly to a custodian or trustee for purposes of formation of a pool supporting a Mortgage-Backed Security, (i) such Mortgage-Backed Security is issued and sold and the purchase price therefor has been received by the Credit Agent, (ii) such Mortgage-



 V11584[07083]94                   14

     Backed Security is held by an Approved MBS Custodian for the pro rata, pari passu benefit of the Secured Parties, or (iii) said Mortgage Loan is returned to the Collateral Agent, in each case within sixty (60) days from the date of shipment by the Collateral Agent;

               (l) Unless said Mortgage Loan is an Eligible Uncommitted Conforming Mortgage Loan or an Eligible Uncommitted Non-Conforming Mortgage Loan, said Mortgage Loan is covered by a Take-Out Commitment which is in full force and effect and the Company and said Mortgage Loan are in full compliance therewith;

               (m) If said Mortgage Loan is an Eligible Uncommitted Conforming Mortgage Loan or an Eligible Uncommitted Non-Conforming Mortgage Loan, said Mortgage Loan is hedged pursuant to a Hedge
 Contract;

               (n) The date of the promissory note relating to said Mortgage Loan is no earlier than ninety (90) days prior to the date said Mortgage Loan is first included in the Borrowing Base; provided, however, that said Mortgage Loan may constitute an Eligible Mortgage Loan notwithstanding that the date of the promissory note is earlier than ninety (90) days prior to the date said Mortgage Loan is first included in the Borrowing Base if, but only if, the Fair Market Value of said Mortgage Loan when added to the Fair Market Value of all other Mortgage Loans with such earlier dates included in the Borrowing Base does not exceed $75,000,000.00;

               (o) If said Mortgage Loan is FHA insured or VA guaranteed, such insurance or guaranty is in full force and effect (or there is in effect a binding commitment to issue such insurance or guaranty);

               (p) The Property securing said Mortgage Loan is located in the continental United States, Alaska or Hawaii;

               (q) If the improvements on the Property do not consist of a one-to-four family residence, said Mortgage Loan is includable in the Borrowing Base as an Eligible Committed Conforming Mortgage Loan, the Approved Investor holding the related Take-Out Commitment has pre-approved said Mortgage Loan in writing with a copy of such pre-approval having been provided to the Collateral Agent and the Fair Market Value of said Mortgage Loan when added to the Fair Market Value of all other similar Mortgage Loans included in the Borrowing Base does not exceed $25,000,000.00;

               (r) The Required Documents for said Mortgage Loan have been delivered to the Collateral Agent prior to the inclusion of said Mortgage Loan in the Borrowing Base and, if the Collateral Agent has so requested in writing, the Additional Required Documents have also been delivered to the Collateral Agent; provided, however, that even if such



 V11584[07083]94                   15
 items have not been so delivered to the Collateral Agent, said Mortgage Loan may still qualify as an "Eligible Mortgage Loan" if:

                    (1) The Collateral Agent has received a Collateral Confirmation Agreement relating to said Mortgage Loan at or prior to 10:00 a.m. (Los Angeles time) on the date said Mortgage Loan is first included in the Borrowing Base,

                    (2) Such items are delivered to the Collateral Agent within seven (7) calendar days after said Mortgage Loan is first included in the Borrowing Base, and

                    (3) The Fair Market Value of said Mortgage Loan, when added to the sum of: (i) the Fair Market Value of all other closed and recorded Mortgage Loans for which the Collateral Agent has not received the Required Documents, plus (ii) the Fair Market Value of all Mortgage Loans included in the Borrowing Base which are not closed and recorded and for which the Collateral Agent has not received such items, does not exceed: a. thirty-five percent (35%) of the Aggregate Credit Limit during the period from the fifth Business Day immediately preceding the end of each calendar month through the fifth Business Day of the next succeeding month, or
     b. twenty percent (20%) of the Aggregate Credit Limit at any other date;

               (s) Said Mortgage Loan is not subject to any servicing arrangement with any Person other than the Company nor are any servicing rights relating to said Mortgage Loan subject to any Lien or negative pledge in favor of any Person other than as permitted under the Credit Documents;

               (t) Said Mortgage Loan has not been included in the Borrowing Base for a period of time in excess of one hundred eighty
 (180) days and, if said Mortgage Loan has been included in the Borrowing Base for a period of time in excess of ninety (90) days, the Fair Market Value of said Mortgage Loan, when added to the Fair Market Value of all other Mortgage Loans and Mortgage-Backed Securities included in the Borrowing Base for a period of time in excess of ninety (90) days, does not exceed $100,000,000.00;

               (u) The appraisal obtained by the Company in connection with the origination of said Mortgage Loan satisfies all appraisal requirements for similar loans originated by federally insured depositary institutions;

               (v) The Collateral Agent, upon the written request of the Majority Lenders, given at any time and from time to time, in their sole discretion, has not declared said Mortgage Loan, for whatever reason, to be ineligible for inclusion in the Borrowing Base; and





 V11584[07083]94                   16

               (w) If said Mortgage Loan was not closed and recorded at the date said Mortgage Loan was first included in the Borrowing Base:
 (1) said Mortgage Loan was closed and recorded no later than the second Business Day immediately following the date first included in the Borrowing Base, and (2) the Fair Market Value of said Mortgage Loan when added to the sum of: (i) the Fair Market Value of all other Mortgage Loans included in the Borrowing Base which are not closed and recorded, plus (ii) the Fair Market Value of all Mortgage Loans which are closed and recorded but for which the Collateral Agent has not received the Required Documents, does not exceed: a. thirty-five percent (35%) of the Aggregate Credit Limit during the period from the fifth Business Day immediately preceding the end of each calendar month through the fifth Business Day of the next succeeding month; or b. twenty percent (20%) of the Aggregate Credit Limit at any other date.

 In determining the eligibility of any Mortgage Loan, any of the requirements for eligibility (other than the requirements contained in subparagraphs (h), (i), (l) and (o) above) may be waived by the Collateral Agent (with the consent of the Credit Agent), with notice of such waiver to be given to all Lenders in the next collateral report provided to the Lenders pursuant to Paragraph 11(b) of the Security Agreement (if such waiver is in force on the date of such collateral report); provided, however, that any Mortgage Loan which is accepted by the Collateral Agent as an Eligible Mortgage Loan pursuant to such waiver (an "Eligible Waiver Mortgage Loan") shall cease to be an Eligible Waiver Mortgage Loan upon written notice of the retraction of such waiver given to the Company by the Collateral Agent or the Majority Lenders (through the Collateral Agent) unless at the time of giving such notice the deficiency which originally required such waiver has been cured and such Eligible Waiver Mortgage Loan meets all other requirements for an Eligible Mortgage Loan; and, provided further, that the Fair Market Value of any Mortgage Loan accepted as an Eligible Waiver Mortgage Loan, when added to the Fair Market Values of all other Eligible Waiver Mortgage Loans included in the computation of the Collateral Value of the Borrowing Base at any date, shall not exceed $25,000,000.00.

          "Eligible Uncommitted Conforming Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following are accurate and complete (and the Company by including said Mortgage Loan in any computation of the Collateral Value of the Borrowing Base shall be deemed to so represent and warrant to the Credit Agent, the Collateral Agent and the Lenders at and as of the date of such computation):

               (a)  Said Mortgage Loan is an Eligible Mortgage Loan;

               (b) Said Mortgage Loan is insured by the FHA, guaranteed by the VA and/or fully conforms to all underwriting and other requirements of FNMA or FHLMC;





 V11584[07083]94                   17

               (c) Said Mortgage Loan is secured by a first priority deed of trust (or mortgage); and

               (d) The Fair Market Value of said Mortgage Loan when added to the Fair Market Value of all other Eligible Uncommitted
 Conforming Mortgage Loans and all Eligible Uncommitted Non-Conforming Mortgage Loans included in the Borrowing Base does not exceed
 $150,000,000.00.

          "Eligible Uncommitted Non-Conforming Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following are accurate and complete (and the Company by including said Mortgage Loan in any computation of the Collateral Value of the Borrowing Base shall be deemed to so represent and warrant to the Credit Agent, the Collateral Agent and the Lenders at and as of the date of such computation):

               (a)  Said Mortgage Loan is an Eligible Mortgage Loan;

               (b) Said Mortgage Loan conforms to the underwriting and other requirements of FNMA or FHLMC in all material respects except as to acceptable original principal balance;

               (c) Said Mortgage Loan is secured by a first priority deed of trust (or mortgage);

               (d) The original principal balance of said Mortgage Loan did not exceed $600,000.00;

               (e) The Fair Market Value of said Mortgage Loan when added to the Fair Market Value of all other Eligible Uncommitted Non-Conforming Mortgage Loans included in the Borrowing Base does not exceed $100,000,000.00;

               (f) The Fair Market Value of said Mortgage Loan when added to the Fair Market Value of all other Eligible Uncommitted Non-Conforming Mortgage Loans and all Eligible Committed Non-Conforming Mortgage Loans included in the Borrowing Base does not exceed fifty percent (50%) of the Aggregate Credit Limit; and

               (g) The Fair Market Value of said Mortgage Loan when added to the Fair Market Value of all other Eligible Uncommitted Non-Conforming Mortgage Loans and all Eligible Uncommitted Conforming Mortgage Loans included in the Borrowing Base does not exceed
 $150,000,000.00.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be supplemented or amended.

          "Eurodollar Business Day" shall mean a Business Day upon which commercial banks in London, England are open for domestic and international business.



 V11584[07083]94                   18

          "Eurodollar Interest Period" shall mean the period of time commencing on the date as of which the Company has elected certain Loans to be Eurodollar Loans and ending 1, 2 or 3 months thereafter (as designated by the Company in the related Loan Request, Interest Rate Election and Payoff Notice); provided, however, that (a) any Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless by such extension it would fall in another calendar month, in which case such Eurodollar Interest Period shall end on the immediately preceding Eurodollar Business Day; (b) any Eurodollar Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Interest Period is to end shall, subject to the provisions of clause (a) hereof, end on the last day of such calendar month; and
 (c) no Eurodollar Interest Period shall extend beyond, in the case of a Facility A Loan, the Facility A Maturity Date and, in the case of a Facility B Loan, the Facility B Maturity Date.

          "Eurodollar Loans" shall mean Direct Loans, Swing Loans and Facility B Loans at such time as they are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

          "Eurodollar Rate" shall mean with respect to any Eurodollar Interest Period or Discount Loan Interest Period, the rate per annum equal to the rate set forth at Telerate Page 3750 at approximately 11:00 a.m. London time two Eurodollar Business Days prior to the first day of the proposed Eurodollar Interest Period for deposits in dollars in an amount equal to the aggregate amount of Loans proposed to be subject to such rate during such Eurodollar Interest Period and for a period of time equal to such Eurodollar Interest Period; provided, however, that if such information is not available on Telerate the "Eurodollar Rate" shall be determined from information supplied to the Credit Agent by a nationally recognized reporting service for similar information acceptable to the Credit Agent.

          "Event of Default" shall have the meaning set forth in Paragraph 11 of the Facility A Agreement or Paragraph 8 of the Facility B Agreement, as applicable.

          "Excess Collateral" shall have the meaning given such term in Paragraph 10(b) of the Security Agreement.

          "Facility A Agreement" shall mean that certain Mortgage Loan Warehousing Agreement: Facility A, dated as of November 15, 1993 among the Lenders, the Credit Agent, the Collateral Agent and the Company, as the same may be amended, extended or replaced from time to time.

          "Facility A Direct Loan Notes" shall have the meaning given such term in Paragraph 5(c) of the Facility A Agreement.

          "Facility A Discount Loan Notes" shall have the meaning given such term in Paragraph 5(c) of the Facility A Agreement.


 V11584[07083]94                   19

          "Facility A Loans" shall mean, collectively, all Facility A Primary Loans, Negotiated Loans and Swing Loans.

          "Facility A Maturity Date" shall mean the earlier of: (a) the second anniversary date of the date of the Facility A Agreement (or if such date is not a Business Day, the immediately preceding Business
 Day), and (b) November 15, 1995, as either such date may be extended from time to time in writing by one hundred percent (100%) of the Lenders, in their sole discretion; provided, however, that the Company may request in writing an extension of such date not less than ninety
 (90) days prior thereto and the Lenders must respond within thirty (30) days prior to the then current expiration date indicating whether one hundred percent (100%) of the Lenders, in their sole discretion, desire to extend such maturity date (failure to so respond by the Lenders being deemed to constitute the refusal of the Lenders to grant such an extension).

          "Facility A Obligations" shall mean the Obligations arising under and with respect to the Facility A Agreement.

          "Facility A Primary Loans" shall have the meaning given such term in Paragraph 1(a) of the Facility A Agreement.

          "Facility A Primary Loan Credit Limit" shall mean $1,761,666,666.67, as such amount may be increased or reduced from time to time by written agreement of the Company and one hundred percent (100%) of the Lenders; provided, however, that the Facility A Primary Loan Credit Limit may be increased up to $1,895,000,000.00 in the event any Lender or Lenders agree with the Company to increase such Lender's or Lenders' Maximum Primary Loan Commitment and/or through the inclusion as a "Lender" under the Credit Documents of an additional financial institution or institutions approved as provided therein.

          "Facility B Agreement" shall mean that certain Mortgage Loan Warehousing Agreement: Facility B, dated as of November 15, 1993 among the Lenders, the Credit Agent, the Collateral Agent and the Company, as the same may be amended, extended or replaced from time to time.

          "Facility B Loan Credit Limit" shall mean $933,333,333.33, as such amount may be increased or reduced from time to time by written agreement of the Company and one hundred percent (100%) of the Lenders; provided, however, that the Facility B Loan Credit Limit may be increased up to $1,000,000,000.00 in the event any Lender or Lenders agree with the Company to increase such Lender's or Lenders' Aggregate Maximum Commitment and/or through the inclusion as a "Lender" under the Credit Documents of an additional financial institution or institutions approved as provided therein.

          "Facility B Loan Notes" shall have the meaning given such term in Paragraph 2(c) of the Facility B Agreement.



 V11584[07083]94                   20

          "Facility B Loans" shall have the meaning given such term in Paragraph 1(a) of the Facility B Agreement.

          "Facility B Maturity Date" shall mean the earlier of: (a) the last Business Day immediately preceding the first anniversary date of the date of the Facility B Agreement (or if such date is not a Business Day, the immediately preceding Business Day), and (b) November 14, 1994, as either such date may be extended from time to time in writing by one hundred percent (100%) of the Lenders, in their sole discretion; provided, however, that the Company may request in writing an extension of such date not less than ninety (90) days prior thereto and the Lenders must respond within thirty (30) days prior to the then current expiration date indicating whether one hundred percent (100%) of the Lenders, in their sole discretion, desire to extend such maturity date (failure to so respond by the Lenders being deemed to constitute the refusal of the Lenders to grant such an extension).

          "Facility B Obligations" shall mean the Obligations arising under and with respect to the Facility B Agreement.

          "Fair Market Value" shall mean at any date with respect to the Borrowing Base, that amount calculated by multiplying the aggregate original principal balances of all Eligible Mortgage Loans (other than Eligible Mortgage Loans where the underlying promissory notes have dates which are later than three (3) months prior to the date said Mortgage Loans were first included in the Borrowing Base, in which case the aggregate current outstanding principal balances of such Mortgage Loans shall be used in calculating "Fair Market Value") and Eligible Mortgage-Backed Securities included in the calculation of the Collateral Value of the Borrowing Base at such date by the Applicable Valuation Factor.

          "Federal Funds Rate" shall mean for any day the weighted average of the rates on overnight Federal funds transactions with the members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Credit Agent from three Federal funds brokers of recognized standing selected by the Credit Agent.

          "Fee Letter" shall mean a letter duly executed by the Company and the Lenders in the form of that attached hereto as Exhibit J.

          "FHA" shall mean the Federal Housing Administration and any successor agency.

          "FHLMC" shall mean the Federal Home Loan Mortgage Corporation and any successor agency.

          "FNBC" shall mean The First National Bank of Chicago.


 V11584[07083]94                   21

          "FNMA" shall mean the Federal National Mortgage Association and any successor agency.

          "Funding Account" shall mean Account No. 52-47233 maintained in the Company's name alone with the Credit Agent at the Contact Office.

          "Funding Check" shall mean a check issued by or on behalf of the Company the proceeds of which will be used to close the origination of a Mortgage Loan designated for inclusion in the Borrowing Base and which check has not been presented for payment and cleared.

          "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

          "GNMA" shall mean the Government National Mortgage Association and any successor agency.

          "GNMA Pool Advance Agreement" shall mean such agreement as GNMA may require be executed between the Company and the GNMA Pool Advance Lender setting forth the obligations of the GNMA Pool Advance Lender to fund advances on behalf of the Company to GNMA, the current form of such agreement, between the Company and FNBC, as the current GNMA Pool Advance Lender, being attached hereto as Exhibit K.

          "GNMA Pool Advance Commitment" shall mean $5,000,000.00, as such amount may be increased or reduced as provided in the GNMA Pool Advance Agreement.

          "GNMA Pool Advance Lender" shall mean one of the Lenders, with the initial GNMA Pool Advance Lender being FNBC.

          "GNMA Pool Advance Loan" shall have the meaning given such term in Paragraph 1(e) of the Facility A Agreement.

          "GNMA Pool Advance Note" shall have the meaning given such term in Paragraph 5(c) of the Facility A Agreement.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administra-tive functions of or pertaining to government.

          "Guaranty" shall mean a guaranty duly executed by the Parent in the form of that attached hereto as Exhibit L.

          "Hedge Contract" shall mean a contract (excluding any such contract relating to servicing rights of the Company) to buy or sell an instrument on the futures market or the futures options market or an option or financial future purchased over the counter for future deliv-ery of such instrument, each of the above issued in accordance with the requirements of the Company's Hedging Program.


 V11584[07083]94                   22

          "Hedging Program" shall mean a program for hedging interest rate risks by the Company, which program shall provide, without limitation, that all Hedge Contracts will be placed with registered broker-dealers, futures commission merchants or clearing houses, if applicable, with whom the Company has written, assignable agreements.

          "Indebtedness" of any Person shall mean all items of indebtedness which, in accordance with GAAP, would be included in determining liabilities as shown on the liability side of a statement of condition of such Person as of the date as of which indebtedness is to be determined, including, without limitation, all obligations for money borrowed and capitalized lease obligations, and shall also include all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.

          "Independent Servicing Secured Facility" shall mean any credit facility provided to the Company secured by identified servicing contracts, the terms and conditions for which credit facility have been pre-approved in writing by the Majority Lenders and the proceeds of which are utilized either for the purpose of repaying other non-revolving outstanding term Indebtedness of the Company or acquiring servicing rights.

          "Initial Bid Commitment" shall mean for any Lender that amount for which it commits in writing to extend credit to the Company under the Credit Documents prior to October 15, 1993, regardless of the Aggregate Maximum Commitment ultimately allocated to such Lender.

          "Interest Period" shall mean, as the context requires, a Discount Loan Interest Period, a Eurodollar Interest Period and/or a Negotiated Loan Interest Period.

          "Interim Date" shall mean August 31, 1993.

          "L/C Commitment" shall mean for any L/C Issuing Lender at any date the maximum dollar face amount of Letters of Credit which such L/C Issuing Lender has agreed to issue under the Facility A Agreement, as set forth on the Commitment Schedule attached hereto as Schedule I, as such amount may be increased or decreased with the consent of the Company and such L/C Issuing Lender; provided, however, that in no event may the sum of all L/C Commitments exceed $50,000,000.00.

          "L/C Drawing" shall mean any drawing under a Letter of Credit.

          "L/C Issuing Lender" shall mean one or more of the Lenders which have agreed with the Company to act in such capacity.





 V11584[07083]94                   23

          "Lender Discount" shall mean with respect to each Discount Loan, an amount determined by the Credit Agent with respect to such Discount Loan such that, when the principal amount of such Discount Loan is repaid by the Company on the last day of the Discount Loan Interest Period with respect thereto, such principal amount will be equivalent to the proceeds of such Discount Loan (net of the Lender Discount) plus interest on such net proceeds calculated at a rate per annum equal to the Applicable Eurodollar Rate in respect of such Discount Loan for such Discount Loan Interest Period.

          "Lenders" shall mean, collectively and severally, the "Lenders" under (and as defined in the introductory paragraph of) the Facility A Agreement and the Facility B Agreement, it being acknowledged and agreed that as long as both the Facility A Agreement and the Facility B Agreement are in effect, as a condition to becoming a "Lender" under either such agreement one must become a "Lender" under the other agreement.

          "Letter of Credit" shall have the meaning given such term in Paragraph 1(d) of the Facility A Agreement.

          "Lien" shall mean any security interest, mortgage, pledge, lien, claim, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

          "Loan" shall mean a Facility A Primary Loan, a Negotiated Loan, a Swing Loan or a Facility B Loan, as applicable, and "Loans" shall mean all such loans, collectively and severally.

          "Loan Request, Interest Rate Election and Payoff Notice" shall mean a written request, election and notice in form satisfactory to the Credit Agent.

          "Loan-to-Value Ratio" shall mean with respect to any Mortgage Loan the ratio of the principal amount of such Mortgage Loan outstanding at the origination thereof divided by the lesser of (a) the most recent selling price of the Property, and (b) the appraised value of the Property.

          "Majority Lenders" shall mean at any date those Lenders holding not less than sixty two percent (62%) of the Aggregate Percentage Shares.

          "Managing Co-Agent" shall mean each Lender with an Initial Bid Commitment of $150,000,000.00 or more.

          "Maximum Primary Loan Commitment" shall mean for any Lender at any date that amount set forth on the Commitment Schedule attached hereto as Schedule I as such Lender's "Maximum Primary Loan Commitment,"



 V11584[07083]94                   24
 as such amount may be increased or decreased as provided in the Credit
 Documents.

          "MBSCC" shall have the meaning given such term in Paragraph 1(d) of the Facility A Agreement.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Mortgage-Backed Securities" shall mean (a) securities (including, without limitation, participation certificates) guaranteed by GNMA that represent interests in a pool of mortgages, deeds of trusts or other instruments creating a Lien on Property which is improved by a completed single family dwelling (one-to-four family units),
 (b) securities (including participation certificates) issued by FNMA or FHLMC that represent interests in such a pool, (c) securities issued under Approved Securities Offerings, and (d) privately-placed securities representing undivided interests in or otherwise supported by such a pool.

          "Mortgage Loan" shall mean a residential real estate secured loan, including, without limitation: (a) a promissory note and related deed of trust (or mortgage) and/or security agreements; (b) all guaranties and insurance policies, including, without limitation, all mortgage and title insurance policies and all fire and extended coverage insurance policies and rights of the owner of such mortgage loan to return premiums or payments with respect thereto; and (c) all right, title and interest of the owner of such mortgage loan in the Property covered by said deed of trust (or mortgage).

          "Multiemployer Plan" as to any Person shall mean a Plan of such Person which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Negative Security Event" shall mean any of the following:

          (a)  There shall occur an Event of Default or Potential
 Default; or

          (b) Unless such occurrence shall be waived in writing by the Majority Lenders:

               (1) The Company's long term unsecured debt rating shall cease to be both "A-" or higher with S&P and "A3" or higher with Moody's; or

               (2)  The Company's ratio of Total Debt (excluding
     Indebtedness under repurchase agreements relating to Mortgage-Backed Securities issued or supported by FNMA, FHLMC or GNMA) to Adjusted Net Worth, calculated monthly on a three month rolling average basis, shall be more than 6.0:1.0; or




 V11584[07083]94                   25

               (3) The Company shall have or incur secured Indebtedness reflected on the balance sheet of the Company other than: (i) Indebtedness under repurchase agreements relating to Mortgage-Backed Securities issued or supported by FNMA, FHLMC or GNMA and gestation repurchase agreements entered into by the Company in the ordinary course of the Company's business and (ii) Indebtedness permitted under Paragraphs 10(c)(5) and 10(c)(8) of the Facility A Agreement and Paragraphs 7(c)(5) and 7(c)(8) of the Facility B Agreement; or

          (c) The Company shall have on and as of the last day of each calendar month Total Debt in excess of the sum of: (1) the book value, determined in accordance with GAAP, of all Mortgage Loans owned by the Company, plus (2) one percent (1%) of the aggregate outstanding principal balance of the Company's unencumbered servicing portfolio with respect to residential mortgage loans (excluding from the aggregate principal balance of servicing otherwise includable in the calculation:
 (i) all Company-owned residential mortgage loans, (ii) all Parent and Affiliate-owned residential mortgage loans if the right of the Company to service such mortgage loans is not freely transferable without the consent of the Parent or such Affiliate, and (iii) all residential mortgage loans subserviced by the Company).

          "Negotiated Loan" shall have the meaning given such term in Paragraph 1(b) of the Facility A Agreement.

          "Negotiated Loan Interest Period" shall mean as to any Negotiated Loan the period of time from the date such Negotiated Loan is advanced until the principal amount thereof is payable in full, as agreed by the Company and the Lender which makes such Negotiated Loan; provided, however, that in no event shall any Negotiated Loan Interest Period extend beyond the Facility A Maturity Date.

          "Negotiated Loan Interest Rate" shall mean as to any Negotiated Loan such fixed rate per annum as the Company and the Lender which agreed to advance such Negotiated Loan have agreed.

          "Negotiated Loan Notes" shall have the meaning given such term in Paragraph 5(c) of the Facility A Agreement.

          "Non-Refinance Risk Debt" shall mean Indebtedness of the Company and the Parent described on Exhibit M attached hereto, as said Exhibit M may be amended from time to time by the Company and the Majority Lenders.

          "Notes" shall mean, collectively and severally, the Facility A Direct Loan Notes, the Facility A Discount Loan Notes, the Negotiated Loan Notes, the Swing Loan Note, the Facility B Loan Notes and the GNMA Pool Advance Note.

          "Obligations" shall mean any and all debts, obligations and liabilities of the Company to the Lenders and the Agents (whether now



 V11584[07083]94                   26
 existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Credit Documents.

          "Obligor" shall mean the individual or individuals obligated to pay the indebtedness which is the subject of a Mortgage Loan.

          "Other Warehouse Debt" shall mean:

               (a) Indebtedness secured by Mortgage-Backed Securities pursuant to repurchase agreements with securities dealers of recognized national standing;

               (b)  Indebtedness incurred under Approved Securities
 Offerings;

               (c) Indebtedness incurred by the Company under reimbursement and analogous agreements entered into by the Company with financial institutions which agree to provide letters of credit, surety bonds or other forms of credit enhancement for the CPNs; and

               (d) Indebtedness under gestation repurchase agreements; provided, however, that if the aggregate amount of such Indebtedness at any date outstanding under gestation repurchase agreements which are either uncommitted or have a committed term of less than three (3) months remaining at such date plus the aggregate dollar amount of Loans outstanding, the GNMA Pool Advance Commitment, Verified Outstanding CPNs, Outstanding Letters of Credit and unrepaid L/C Drawings exceeds the Aggregate Credit Limit plus $500,000,000.00, that portion of such Indebtedness representing the excess shall not be considered "Other Warehouse Debt."

          "Outstanding CPN" shall mean each CPN issued at any time under the Depositary Agreement which has not been presented for payment and for which payment has not been made in full.

          "Outstanding Letter of Credit" shall mean a Letter of Credit issued under the Facility A Agreement which has not expired unutilized or been drawn upon in its full face amount.

          "Parent" shall mean Countrywide Credit Industries, Inc., a Delaware corporation.

          "Parent Notes" shall mean all promissory notes or other Indebtedness issued by the Parent pursuant to (a) either of those certain Form S-3 Registration Statements filed on behalf of the Parent with the Securities and Exchange Commission on January 20, 1988, and July 25, 1989, respectively, as the same may be amended, extended or supplemented from time to time, and (b) those certain Master Note



 V11584[07083]94                   27

 Agreements each substantially in the form of that attached hereto as Exhibit N.

          "Participant" shall mean a Person to whom has been sold an undivided participation interest in the Obligations as permitted under the Credit Documents.

          "Paying Agent" shall mean such Person acceptable to the Company and the Majority Lenders as shall agree to act as issuing and paying agent under the Depositary Agreement with respect to the CPNs, the current such Person being FNBC.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor agency.

          "Person" shall mean any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, government or any department or agency of any government.

          "Plan" shall mean as to any Person, any pension plan that is covered by Title IV of ERISA and in respect of which such Person or a Commonly Controlled Entity of such Person is an "employer" as defined in
 Section 3(5) of ERISA.

          "Potential Default" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

          "Pre-Disbursement Account" shall mean Account No. 7521-7653 maintained in the Credit Agent's name with FNBC at the Contact Office.

          "Pre-Funding Notice" shall mean a notice in the form of Exhibit O attached hereto.

          "Pricing Spread" shall be determined for each Eurodollar Interest Period and each Discount Loan Interest Period on the first Business Day of such Interest Period as follows: If on such day the Company's long term unsecured debt rating is: (a) at least "A" with S&P and "A2" with Moody's, the Pricing Spread shall be 0.75, (b) at least "A-" with S&P and "A3" with Moody's, the Pricing Spread shall be 0.875;
 (c) at least "A-" with S&P or "A3" with Moody's, the Pricing Spread shall be 1.00; and (d) below "A-" with S&P and "A3" with Moody's, the Pricing Spread shall be 1.25; provided, however, that if on any day for whatever reason the Company's long term unsecured debt rating is not available from S&P or Moody's or is not otherwise determinable hereunder, the Pricing Spread shall be deemed to be 1.25.

          "Primary Loan Percentage Share" shall mean for any Lender at any date that percentage which the dollar amount of such Lender's




 V11584[07083]94                   28

 Maximum Primary Loan Commitment bears to the Aggregate Primary Loan
 Credit Limit.

          "Proceeds" shall mean whatever is receivable or received when Collateral or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

          "Property" shall mean the real property, including the improvements thereon, and the personal property (tangible and intangible) which are encumbered pursuant to a Mortgage Loan.

          "Qualifying Balances" shall have the meaning with respect to each Balance Bank given such term in Annex I to the Balance Bank
 Agreement between the Company and such Balance Bank.

          "Reference Banks" shall mean FNBC, Bank of America National Trust and Savings Association and Bankers Trust Company or such other three of the Lenders as the Company may designate by written notice given to the Credit Agent no more frequently than once during any consecutive six (6) month period.

          "Refinance Risk Debt" shall mean at any date Consolidated Total Debt minus the sum of: (a) Warehouse-Related Debt, and (b) Non-Refinance Risk Debt at such date.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. { 221), as the same may from time to time be amended, supplemented or superseded.

          "Release Request" shall mean a request in the form of that attached hereto as Exhibit P.

          "Reportable Event" shall mean any of the events set forth in
 Section 4043(b) of ERISA.

          "Requested CPNs" shall mean as of any date the aggregate dollar amount of CPNs, if any, listed on the CPN Issuance Request delivered by the Company to the Collateral Agent on the immediately preceding
 Business Day.

          "Required Documents" shall mean with respect to any Mortgage Loan those items listed on Exhibit Q attached hereto.




 V11584[07083]94                   29

          "Requirements of Law" shall mean as to any Person the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Reserve Requirement" shall mean with respect to an Interest Period for a Eurodollar Loan or a Discount Loan, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments) which is imposed under Regulation D on eurocurrency liabilities.

          "S&P" shall mean Standard & Poor's Corporation.

          "Secured Obligations" shall have the meaning given such term in Paragraph 3 of the Security Agreement.

          "Secured Parties" shall have the meaning given such term in Paragraph 1 of the Security Agreement.

          "Security Agreement" shall mean a Security and Collateral Agency Agreement in the form of that attached hereto as Exhibit R, as the same may be amended, extended or replaced from time to time.

          "Security Rate" shall mean for any Mortgage Loan: (a) the rate of interest on the underlying promissory note at the date first included in the Borrowing Base, minus (b) three eighths of one percent (0.375%).

          "Servicing Pass-Through Venture" shall mean any corporation, partnership, joint venture, trust or other entity legally separate from the Company and formed for the purpose of acquiring (either from the Company or from unaffiliated parties) the right to service mortgage loans for a fee and selling or pledging all or any portion of the related servicing fee income to finance all or part of the acquisition of such servicing rights.

          "Settlement Account" shall mean Account No. 19-13433 maintained in the Credit Agent's name at the Contact Office.

          "Single Employer Plan" shall mean as to any Person any Plan of such Person which is not a Multiemployer Plan.

          "Single Level Subordinated Parent Debt" shall mean Indebtedness of the Company to the Parent which although subject to the Subordination Agreement (and therefore constituting Subordinated Debt) is not Double Level Subordinated Parent Debt.

          "Statement Date" shall mean February 28, 1993.




 V11584[07083]94                   30

          "Subordinated Debt" shall mean Indebtedness of the Company subordinated to the Obligations in the manner and to the extent required by the Majority Lenders pursuant to written subordination agreements satisfactory in form and substance to the Majority Lenders.

          "Subordinated Parent Borrowings" shall mean Indebtedness of the Parent subordinated to other Indebtedness of the Parent to the extent satisfactory to the Majority Lenders, it being expressly agreed and understood that Indebtedness of the Parent under the Parent Notes does not constitute Subordinated Parent Borrowings.

          "Subordination Agreement" shall mean a subordination agreement in the form of Exhibit S attached hereto, as the same may be amended, extended or replaced from time to time.

          "Subsidiary" shall mean any corporation more than fifty percent (50%) of the stock of which having by the terms thereof ordinary voting power to vote for the election of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) shall, at the time as of which any determination is being made, be owned, either directly and/or through Subsidiaries.

          "Swing Loan" shall have the meaning given such term in Paragraph 1(c) of the Facility A Agreement.

          "Swing Loan Commitment" shall mean $50,000,000.00, as such amount may be increased, subject to the limitation on the Aggregate Credit Limit, upon the agreement of the Company and FNBC.

          "Swing Loan Note" shall have the meaning given such term in Paragraph 5(c) of the Facility A Agreement.

          "Take-Out Commitment" with respect to any Mortgage Loan or Mortgage-Backed Security shall mean: (a) a bona fide current, unused and unexpired commitment issued in favor of and held by the Company made by an Approved Investor, under which said Approved Investor agrees, prior to the expiration thereof, upon the satisfaction of certain terms and conditions therein, to purchase such Mortgage-Backed Security or Mortgage Loan (or a security secured or otherwise supported by a pool of residential mortgage loans to include such Mortgage Loan) at a specified price, which commitment is not subject to any term or condition which is not customary in commitments of like nature or which, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof; or (b) if a Mortgage Loan is designated to secure or otherwise support an Approved Securities Offering, a firm underwriting agreement in full force and effect with an Approved Investor.

          "Tangible Net Worth" shall mean the excess of total assets of the Company over Total Debt determined in accordance with GAAP,



 V11584[07083]94                   31
 excluding, however, from the determination of total assets all assets (other than deferred commitment fees) which would be classified as intangible assets under GAAP, including, without limitation, purchased and capitalized value of servicing rights, excess servicing fees, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and research and product development costs).

          "Taxes" shall have the meaning given such term in Paragraph 4(k) of the Facility A Agreement and Paragraph 1(j) of the Facility B Agreement, as applicable.

          "Total Debt" shall mean all Indebtedness of the Company and its Subsidiaries excluding Subordinated Debt (other than Single Level Subordinated Parent Debt) and deferred taxes of the Company attributable to capitalization of purchased servicing rights and excess servicing fees.

          "Transferee Lender" shall mean an existing Lender to which another existing Lender transfers a portion of its Aggregate Maximum Commitment.

          "Type" for any Mortgage Loan shall mean an Eligible Committed Conforming Mortgage Loan, an Eligible Committed Non-Conforming Mortgage Loan, an Eligible Uncommitted Conforming Mortgage Loan, an Eligible Uncommitted Non-Conforming Mortgage Loan or any other classification of Mortgage Loans as to which one hundred percent (100%) of the Lenders have established in writing, in their sole discretion, the criteria for inclusion of such Mortgage Loans in the calculation of the Collateral Value of the Borrowing Base, including, without limitation, the aggregate dollar amount includable, the permissible period of time includable and the characteristics of such Mortgage Loans.

          "VA" shall mean the Veterans Administration and any successor agency.

          "Verified Outstanding CPNs" shall mean at any date the aggregate dollar amount of Outstanding CPNs at the opening of business of the Paying Agent on such date less the aggregate dollar amount of CPNs which by their terms will mature on such date and plus the aggregate dollar amount of Requested CPNs, all as determined by the Collateral Agent in its reasonable discretion based upon information supplied to the Collateral Agent by the Paying Agent and the Company as provided herein and in the Depositary Agreement.

          "Warehouse-Related Debt" shall mean at any date the sum of:
 (a) Loans outstanding, (b) the GNMA Pool Advance Commitment, (c)
 Verified Outstanding CPNs, (d) Outstanding Letters of Credit, (e)




 V11584[07083]94                   32
 unrepaid L/C Drawings, and (f) Other Warehouse Debt outstanding at such date.

          "Warehouse-Related MBS" shall have the meaning given such term in Paragraph 9(b)(2) of the Security Agreement.

          "Wet Funded Loans" shall mean on any date Mortgage Loans the Required Documents for which have not been received by the Collateral Agent.













































 V11584[07083]94                   33

                                                                EXHIBIT R
                                                              TO GLOSSARY

                                 FORM OF
                SECURITY AND COLLATERAL AGENCY AGREEMENT



          THIS SECURITY AND COLLATERAL AGENCY AGREEMENT (the "Security Agreement") is made and dated as of the 15th day of November, 1993, by and among COUNTRYWIDE FUNDING CORPORATION, a New York corporation (the "Company"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, acting in its capacity as credit agent for the lenders from time to time participating in the Credit Agreements (as defined below)(in such capacity, the "Credit Agent"), and FIRST CHICAGO NATIONAL PROCESSING CORPORATION, a Delaware corporation, as collateral agent for the Secured Parties (as defined below) (in such capacity, "Collateral Agent").

                                RECITALS

          A.   Pursuant to that certain Mortgage Loan Warehousing
 Agreement: Facility A and that certain Mortgage Loan Warehousing
 Agreement: Facility B, each dated as of December 4, 1992 among the Company, the lenders named therein, the Credit Agent, the Collateral Agent and others (as amended and extended to date, the "Existing Warehousing Agreements") the lenders party thereto agreed to extend credit to the Company on the terms and subject to the conditions set forth therein, including, without limitation, that the Company execute and deliver that certain Security and Collateral Agency Agreement dated concurrently with the Existing Warehousing Agreements (the "Existing Security Agreement").

          B. The current parties to the Existing Warehousing Agreements have agreed to terminate the Existing Warehousing Agreements and to replace the credit facilities evidenced thereby with two new credit facilities, the first evidenced by that certain Mortgage Loan Warehousing Agreement: Facility A and the second evidenced by that certain Mortgage Loan Warehousing Agreement: Facility B, each dated concurrently herewith (jointly and as amended, extended and replaced from time to time, the "Credit Agreements"), each Credit Agreement being by and among the Company, the Credit Agent, the Collateral Agent, the Managing Co-Agents, the Co-Agents and the Lenders participating therein (and as the term "Lenders" and capitalized terms not otherwise defined herein are defined in the Glossary attached to the Credit Agreements as Annex I).

          C. As a condition precedent to the effectiveness of the Credit Documents, the Company is required to execute and deliver to the Collateral Agent this Security Agreement in replacement of and substitution for the Existing Security Agreement.



 V84037[7083]94                     1

          NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                AGREEMENT

          1. Appointment of Collateral Agent. By executing and delivering the Credit Agreements or otherwise becoming a "Lender" thereunder, the Credit Agent and the Lenders hereby appoint the Collateral Agent to act as secured party, agent, bailee and custodian for the exclusive benefit of itself, the Credit Agent, the Lenders and the holders from time to time of Outstanding CPNs (collectively and severally, the "Secured Parties"), with respect to the Collateral (as defined below). The Collateral Agent hereby accepts such appointment and agrees to maintain and hold all Collateral at any time delivered to it as secured party, agent, bailee and custodian for the exclusive benefit of Secured Parties. The Collateral Agent acknowledges and agrees that the Collateral Agent is acting and will act with respect to the Collateral for the exclusive benefit of Secured Parties and is not, and shall not at any time in the future be, subject with respect to the Collateral, in any manner or to any extent, to the direction or control of the Company except as expressly permitted hereunder and under the other Credit Documents. The Collateral Agent agrees to act in accordance with this Security Agreement and in accordance with any written instructions properly delivered pursuant hereto. Under no circumstances shall the Collateral Agent deliver possession of Collateral to the Company except in accordance with the express terms of this Security Agreement or otherwise upon the written instruction of the Majority Lenders.

          2. Delivery of Collateral. From time to time, the Company shall deliver Collateral or cause Collateral to be delivered to the Collateral Agent hereunder. Delivery of Collateral consisting of Mortgage Loans and Mortgage-Backed Securities shall be effected by delivery of the Required Documents therefor or, in the case of Wet Funded Loans, by the delivery of a Collateral Confirmation Agreement covering such Mortgage Loans (and subsequent delivery of the Required Documents therefor as permitted under subparagraph (r) of the definition of "Eligible Mortgage Loan"). The Collateral Agent's responsibility to review such Collateral is limited to the review steps described on
 Exhibit 1 hereto, said review of Collateral delivered on any Business Day to be completed before the opening of business of the Collateral Agent on the next succeeding Business Day. It is expressly acknowledged and agreed that any Mortgage Loan initially included in the calculation of the Collateral Value of the Borrowing Base pursuant to a Collateral Confirmation Agreement the Required Documents for which are delivered on a given Business Day may, in the Collateral Agent's sole discretion, be included by the Collateral Agent in any Determination of Availability or other calculation including the Collateral Value of the Borrowing Base



 V84037[7083]94                     2
 or the Fair Market Value of the Borrowing Base on such Business Day prior to reviewing the same hereunder on the assumption that such Mortgage Loan is an Eligible Mortgage Loan, and provided that such Required Documents are reviewed in accordance with the steps described on Exhibit 1 hereto before the opening of business of the Collateral Agent on the next succeeding Business Day. All Collateral at any time delivered to the Collateral Agent hereunder shall be held by the Collateral Agent in a fire resistant vault, drawer or other suitable depositary maintained and controlled solely by the Collateral Agent, conspicuously marked to show the interest therein of the Secured Parties and not commingled with any other assets or property of, or held by, the Collateral Agent.

          3. Grant of Security Interest. The Company hereby pledges and grants to the Collateral Agent for the pro rata, pari passu benefit of the Secured Parties, subject to the release and reinstatement provisions of Paragraph 28 below but in any event effective automatically and immediately upon the occurrence of a Negative Security Event, a security interest in the property described in Paragraph 4 below (collectively and severally, the "Collateral"), to secure payment and performance of the Obligations and the obligations of the Company to repay Outstanding CPNs to the holders thereof (collectively and severally, the "Secured Obligations").

          4. Collateral. The Collateral shall consist of all now existing and hereafter arising right, title and interest of the Company in, under and to each of the following:

               (a) All Mortgage Loans, now owned or hereafter acquired by the Company, including, without limitation, the promissory notes or other instruments or agreements evidencing the indebtedness of Obligors thereon, all mortgages, deeds to secure debt, trust deeds and security agreements related thereto, all rights to payment thereunder, all rights in the Properties securing payment of the indebtedness of the Obligors thereon, all rights under documents related thereto, such as guaranties and insurance policies (issued by governmental agencies or otherwise), including, without limitation, mortgage and title insurance policies, fire and extended coverage insurance policies (including the right to any return premiums) and FHA insurance and VA guaranties, and all rights in cash deposits consisting of impounds, insurance premiums or other funds held on account thereof;

               (b) All Mortgage-Backed Securities, including, without limitation, all Warehouse-Related MBSs, now owned or hereafter acquired by the Company, all right to the payment of monies and non-cash distributions on account thereof and all new, substituted and additional securities at any time issued with respect thereto;

               (c) All rights of the Company (but not its obligations) under all Take-Out Commitments and Hedge Contracts, now existing or hereafter arising, covering any part of the foregoing Collateral, all



 V84037[7083]94                     3
 rights to deliver Mortgage Loans and Mortgage-Backed Securities to permanent investors and other purchasers pursuant thereto and all proceeds resulting from the disposition of such Collateral pursuant thereto;

               (d) All now existing and hereafter established accounts maintained with broker-dealers by the Company for the purpose of carrying out transactions under Hedge Contracts and other futures and futures options transactions involving Mortgage Loans and Mortgage-Backed Securities;

               (e) All now existing and hereafter arising rights to ser-vice, administer and/or collect Mortgage Loans and Mortgage-Backed Securities included in the computation of the Collateral Value of the Borrowing Base at any date (it being acknowledged and agreed that prior to the occurrence of an Event of Default and acceleration of the Obligations, the security interest in such servicing rights granted hereunder shall be automatically terminated without need for further action upon the sale, transfer or other disposition of the related Mortgage Loan or Mortgage-Backed Security in accordance with the provisions of the Credit Documents), and all rights to the payment of money on account of such servicing, administration and/or collection activities;

               (f) All now existing and hereafter arising accounts, con-tract rights and general intangibles constituting or relating to any of the foregoing Collateral;

               (g) All now existing and hereafter acquired files, docu-ments, instruments, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other books, records, information and data of the Company relating to the foregoing Collateral (including all information, records, data, programs, tapes, discs, and cards necessary or helpful in the administration or servicing of the foregoing Collateral);

               (h) The Pre-Disbursement Account, the Funding Account, the Check Funding Account, the Commercial Paper Account, the Settlement Account and each Custodian Settlement Account (as defined below) and any and all funds at any time held in any such accounts; and

               (i)  All products and Proceeds of the foregoing
 Collateral.

          5. Collateral Agent's Review of Collateral. Each delivery of Mortgage Loans and Mortgage-Backed Securities to the Collateral Agent shall be accompanied by a certificate in form acceptable to the Collateral Agent (the "Delivery Certificate"). Upon any receipt of






 V84037[7083]94                     4

 Required Documents for any such item of Collateral, the Collateral Agent shall review the same and verify that:

               (a) All Required Documents relating to such item of Collateral appear regular on their face and are in the Collateral Agent's possession; and

               (b) The statements set forth on Exhibit 1 hereto are accurate and complete in all respects.

 Such verification for Collateral delivered during any period covered by a collateral report referred to in Paragraph 11(b) below shall be set forth in such report. If the Collateral Agent notes any exception in the review described in subparagraph (a) or (b) above or questions, in its reasonable discretion, the genuineness, regularity, propriety, or accuracy of any item of Collateral, the Collateral Agent shall so note in its next collateral report delivered to Lenders. In the event that the Company had been requested to deliver the Additional Required Documents with respect to any Mortgage Loan, the Collateral Agent shall review and verify such Additional Required Documents consistent with the obligations of the Collateral Agent above.

          6.   Borrowing Base Conformity; Mark-to-Market Requirement.

               (a) In support of its obligation to repay the Secured Obligations, the Company shall cause to be maintained with the Collateral Agent a Borrowing Base consisting of Eligible Mortgage Loans and Eligible Mortgage-Backed Securities:

                    (1) On each date, with a Collateral Value not less than the Aggregate Credit Exposure on such date; and

                    (2) On each date prior to the delivery by the Company of the initial Release Request pursuant to Paragraph 10(a) below, with a Fair Market Value not less than eighty nine percent (89%) of the Aggregate Credit Exposure on such date; and

                    (3) On the date of delivery by the Company of the initial Release Request pursuant to Paragraph 10(a) below and on each date thereafter until otherwise agreed in writing by the Majority Lenders, with a Fair Market Value not less than one hundred five percent (105%) of the Aggregate Credit Exposure on such date.

               (b) In the event on any day the Aggregate Credit Exposure exceeds the Collateral Value of the Borrowing Base, as determined by the Collateral Agent at the request of the Credit Agent on behalf of the Majority Lenders or by the Collateral Agent in the course of making a Determination of Availability pursuant to Paragraph 7 below, the Collateral Agent shall promptly so notify the Credit Agent which shall promptly so notify the Lenders and, upon telephonic demand of the Credit Agent made upon the written request of any Lender (which request may be



 V84037[7083]94                     5
 made by facsimile transmission), the Company shall pay to the Credit Agent for the account of the Lenders on or before 9:00 a.m. (Los Angeles time) on the Business Day following such demand the full amount of such excess.

               (c) In addition to all other payment obligations of the Company hereunder and under the other Credit Documents, on or before 9:00 a.m. (Los Angeles time) on the Business Day following telephonic demand by the Credit Agent given at the request of any Lender from time to time, the Company shall repay Loans outstanding in the amount by which the Aggregate Credit Exposure exceeds the Fair Market Value of the Borrowing Base in violation of, as applicable, subparagraphs (a)(2) or
 (a)(3) above.

               (d) If, but only if, at such time as the Company shall be required to make payments under this Paragraph 6 there shall not have occurred and be continuing an Event of Default or Potential Default, in lieu of making the payments required hereunder the Company may deliver to the the Collateral Agent additional Eligible Mortgage Loans and Eligible Mortgage-Backed Securities such that the Company shall be in compliance with the requirement of subparagraphs (a), (b) and (c) above.

          7.   Determination of Availability; Calculation Assumptions.

               (a) Upon the request of the Credit Agent made on or before 10:45 a.m. (Los Angeles time) on any Business Day upon which the Company has delivered to the Credit Agent a Loan Request, Interest Rate Election and Payoff Notice, the Collateral Agent shall compute the Collateral Value of the Borrowing Base and notify the Credit Agent, no later than 11:15 a.m. (Los Angeles time) on such date of the dollar amount by which the Collateral Value of the Borrowing Base exceeds (or is less than) the Aggregate Credit Exposure on such date before effecting the credit extensions and repayments contemplated by such Loan Request, Interest Rate Election and Payoff Notice (a "Determination of Availability").

               (b) In connection with the proposed issuance of any CPN, the Credit Agent shall transmit to the Collateral Agent no later than 8:45 a.m. (Los Angeles time) on the proposed issuance date therefor (which shall be a Business Day), any CPN Issuance Request received by the Credit Agent from the Company setting forth the aggregate dollar amount of all CPNs proposed to be issued on such date, including thereon all Outstanding CPNs to be extended or reissued on such date. The Collateral Agent shall promptly thereupon make a Determination of Availability and shall telecopy to the Paying Agent on or before 9:45 a.m. (Los Angeles time) on such date a copy of such CPN Issuance Request indicating that portion, if any, of the Requested CPNs approved for issuance hereunder, such amount being that aggregate dollar amount, if any, of Requested CPNs which if issued would not cause the Collateral Value of the Borrowing Base to be less than the Aggregate Credit Exposure.



 V84037[7083]94                     6

               (c) In making any Determination of Availability or other calculation involving a determination of the Collateral Value of the Borrowing Base or the Fair Market Value of the Borrowing Base, the Collateral Agent shall be permitted to rely, without independent investigation of the correctness thereof, on:

                    (1) The most recent information supplied by the Company to the Collateral Agent through the Credit Agent pursuant to Paragraph 11(a)(2) below with respect to Funding Checks outstanding, Verified Outstanding CPNs and Current Refinance Risk Debt;

                    (2) With respect to a determination as to whether or not a Mortgage Loan or Mortgage-Backed Security is at any time covered by a Take-Out Commitment or Hedge Contract or the cost or acquisition price therefor, information supplied by the Company to the Collateral Agent on the related Delivery Certificate;

                    (3) With respect to a determination as to whether amounts received in the Settlement Account represent the purchase price paid for a specific Mortgage Loan or Mortgage-Backed Security and, consequently, whether such Mortgage Loan or Mortgage-Backed Security should be removed from any such calculation, information supplied by the Company to the Collateral Agent in writing;

                    (4) With respect to a determination of the "Cash Market Position," the "Cash Market Position Valuation" as shown on the most recent Final Position Status/Analyses Report delivered to the Collateral Agent pursuant to Paragraph 11(a)(1)(i) below; and

                    (5) Until the occurrence of an Event of Default and acceleration of the Obligations, with respect to any determination of the "Applicable Valuation Factor" during each period commencing on the third Business Day of each week to and including the second Business Day of the next week, the Telerate information provided by the Company to the Collateral Agent pursuant to Paragraph 11(a)(2)(ii) below on the first Business Day of the week during which such period commenced; provided, however, in the event following the occurrence of an Event of Default and acceleration of the Obligations the Majority Lenders direct that the Collateral Agent cease to rely on such Telerate information supplied by the Company, the Collateral Agent may determine the "Applicable Valuation Factor" and "Fair Market Value" for the applicable period based upon information supplied to the Collateral Agent on the date such information would otherwise have been supplied by the Company by a nationally recognized reporting service for similar information acceptable to the Collateral Agent and the Credit Agent.

          8. Allocation of Payments Received. All amounts received by the Credit Agent on account of the Obligations, including, without




 V84037[7083]94                     7
 limitation, all amounts credited to the Settlement Account from the sale or other disposition of the Collateral shall be allocated as follows:

               (a) Prior to the occurrence of an Event of Default and acceleration of the Obligations, amounts held in the Settlement Account shall be allocated among the Lenders on account of the Obligations as the Company shall direct in a Loan Request, Interest Rate Election and Payoff Notice delivered to the Credit Agent, provided only that any allocation among the Lenders holding their Primary Loan Percentages Share of outstanding Facility A Primary Loans and/or Facility B Loans be pro rata in accordance with such Primary Loan Percentage Shares. Each of the Lenders, by executing the Credit Documents to which it is a party, irrevocably authorizes the Credit Agent prior to the occurrence of an Event of Default and acceleration of the Obligations, to disburse directly to the Funding Account on account of such Lender's funding obligations, if any, under the Loan Request, Interest Rate Election and Payoff Notice relating to such funding (or to the Credit Agent for the account of the Balance Banks on account of such Lender's obligation to purchase its Loan Percentage Share of any Discount Loan), that portion of the funds otherwise to be disbursed to such Lender on account of the Obligations on such date. In the event funds which would otherwise have been so disbursed to a Lender on a proposed funding date are insufficient to cover such Lender's funding and purchase obligations on such date, such Lender shall be obligated to fund the balance into the Pre-Disbursement Account and to the Credit Agent for the account of the Balance Banks as otherwise provided in the Credit Documents. In the event funds which have been directed to be disbursed to such Lender on a proposed funding date are in excess of such Lender's funding and purchase obligations on such date, the excess shall be disbursed to such Lender by the Credit Agent as provided in the Credit Documents. Funds disbursed to the Pre-Disbursement Account or to the Credit Agent for the account of the Balance Banks shall be credited by such Lender against the Obligations held by such Lender to which the Company has directed such funds be applied under the related Loan Request, Interest Rate Election and Payoff Notice to the fullest extent as if actually disbursed to such Lender.

               (b) Following the occurrence of an Event of Default and acceleration of the Obligations all amounts received by the Credit Agent or the Collateral Agent on account of the Obligations shall be disbursed as follows:

                    (1) Amounts received on account of the sale or other disposition of Collateral shall be distributed in the following order: (i) first, among the Lenders and the Paying Agent, for the pro rata and pari passu benefit of the holders of Outstanding CPNs, and the Lenders on account of the Obligations until the Outstanding CPNs and all such Obligations have been paid in full; and (ii) then, to the Credit Agent and the Collateral Agent with respect to remaining Obligations held by them in their capacities as Agents, such distribution to be pro rata and pari passu.



 V84037[7083]94                     8

                    (2) All other amounts received shall be distributed in the following order: (i) first, among the Lenders, pro rata and pari passu, on account of the Obligations until such Obligations have been paid in full; and (ii) then, to the Credit Agent and the Collateral Agent with respect to remaining Obligations held by them in their capacities as Agents, such distribution to be pro rata and pari passu.

          9.   Handling of Collateral; Settlement Account.

               (a) Prior to the occurrence of an Event of Default or Potential Default, from time to time until otherwise notified by the Majority Lenders (by telephone, telegraph or otherwise), the Collateral Agent is hereby authorized to release documentation relating to Mortgage Loans to the Company against a trust receipt executed by the Company in the form of Exhibit 2 hereto. The Company and the Collateral Agent will comply with the trust receipt procedures specified on Exhibit 3 hereto. The Company hereby represents and warrants that any request by the Company for release of Collateral under this subparagraph (a) shall be solely for the purposes of correcting clerical or other non-substantial documentation problems in preparation of returning such Collateral to the Collateral Agent for ultimate sale or exchange and that the Company has requested such release in compliance with all terms and conditions of such release set forth herein and in the Credit Agreements, including, without limitation, subparagraph (k)(1) of the definition of Eligible Mortgage Loan.

               (b) Prior to the occurrence of an Event of Default or Potential Default, upon delivery by the Company to the Collateral Agent of a shipping request in the form of that attached hereto as Exhibit 4, the Collateral Agent will transmit Mortgage Loans and/or Mortgage-Backed Securities held by it as directed by the Company as follows:

                    (1) If the transmittal is of documentation for Mortgage Loans and/or Mortgage-Backed Securities in the possession of the Collateral Agent in connection with the sale thereof to a permanent investor or sale under a repurchase facility, such transmittal will be under cover of a transmittal letter in the form of that attached hereto as Exhibit 5A (or such other form as may be required under any government program pursuant to which the relevant Mortgage Loans and/or Mortgage-Backed Securities are being shipped).

                    (2) If the transmittal is of documentation for Mortgage Loans and/or Mortgage-Backed Securities in connection with the shipment to a custodian or trustee in connection with the formation of a mortgage pool supporting a Mortgage-Backed Security (any such Mortgage-Backed Security secured or otherwise supported by any such Mortgage Loan and/or Mortgage-Backed Security being referred to herein as a "Warehouse-Related MBS"), such transmittal will be under cover of a transmittal letter in the form of that



 V84037[7083]94                     9
     attached hereto as Exhibit 5B (or such other form as may be required under any government program pursuant to which such Warehouse-Related MBS is being issued), and, in addition, will be conditioned upon the facts that:

                         (i)  If the Warehouse-Related MBS is being
          issued under a government program, there has been delivered to the transfer agent for the Warehouse-Related MBS such form as may be required under the government program pursuant to which such Warehouse-Related MBS is being issued (which form shall name the Collateral Agent or an Approved MBS Custodian (as defined below) as the subscriber and the Person to whom the Warehouse-Related MBS is to be delivered);

                        (ii)  If the Warehouse-Related MBS is being
          issued pursuant to a program other than a government program, there has been delivered to and acknowledged by the trustee and collateral agent or custodian for the underlying mortgage pool a letter in form acceptable to the Collateral Agent and the Majority Lenders;

                       (iii) The Person to whom such Warehouse-Related MBS is to be delivered by the transfer agent or trustee is a. a Person which has agreed to hold such Warehouse-Related MBS and the proceeds of any sale or other disposition thereof as custodian, agent and bailee for the benefit of Lenders pursuant to a Custodial Agreement, and b. the Credit Agent, the Collateral Agent or an Affiliate thereof or such other Person as is approved by the Majority Lenders (any Person acting in such capacity being referred to herein as an "Approved MBS Custodian"); and

                        (iv) There has been delivered to the Approved MBS Custodian a letter in the form of that attached to the Custodial Agreement as Exhibit A.

 In no event shall the Collateral Agent have any obligation to obtain written acknowledgement of receipt from the addressee of any transmittal letter or other communication sent by the Collateral Agent hereunder.

               (c) All amounts payable on account of the sale of Mortgage Loans (including, but not limited to a sale pursuant to a repurchase agreement) will be instructed to be paid directly by the purchaser to the Settlement Account, or in the case of Mortgage-Backed Securities delivered to an Approved MBS Custodian, to a demand deposit account maintained with such Approved MBS Custodian (a "Custodian Settlement Account") and, thereafter, to the Settlement Account as provided in the applicable Custodial Agreement. Pursuant to Paragraph 3 above the Company has granted a security interest in and lien upon the Settlement Account and in all Custodian Settlement Accounts and in any and all amounts at any time held therein as collateral security for the



 V84037[7083]94                    10

 Secured Obligations. This Paragraph 9(c) shall constitute notice to the Collateral Agent and any Approved MBS Custodian of such security interest pursuant to Section 9302(1)(g) of the California Uniform Commercial Code and any other law or regulation requiring such notice. This Paragraph 9(c) shall further constitute irrevocable notice to the Collateral Agent and any Approved MBS Custodian that the accounts referred to in Paragraph 4(h) above are "no access" accounts to the Company and the Collateral Agent except to the extent expressly
 permitted hereunder and under the Credit Agreements.   The Collateral
 Agent shall hold such security interest in and lien upon the accounts referred to in Paragraph 4(h) above and all funds at any time held therein for the benefit of Lenders with all rights of a secured party under the California Uniform Commercial Code.

               (d) Prior to the occurrence of an Event of Default or Potential Default, the Collateral Agent and any Approved MBS Custodian shall take such steps as they may be reasonably directed from time to time by the Company in writing which are not inconsistent with the provisions of this Security Agreement and the Credit Agreements and which the Company deems necessary to enable the Company to perform and comply with Take-Out Commitments and with other agreements for the sale or other disposition in whole or in part of Mortgage Loans and Mortgage-Backed Securities.

               (e) As long as no Event of Default or Potential Default has occurred and is continuing and if, but only if, such action is not inconsistent with the express provisions of this Security Agreement and the Credit Agreements and would not create an Event of Default or Potential Default, the Company may engage in the residential mortgage banking business and, in connection therewith, may: originate, acquire and service Mortgage Loans; receive payments on Mortgage Loans from the Obligors thereon and impounds and fees in connection therewith; retain, use and apply fees and payments made on account of the Mortgage Loans by the Obligors thereunder; disburse from impound accounts; in the ordinary course of the Company's business, create, use, destroy and transfer records, files and other items described in Paragraph 4(g) above; sell or otherwise dispose of Mortgage Loans not included in the Borrowing Base, with or without servicing rights; pledge Mortgage Loans to the extent permitted under the Credit Documents; sell servicing rights; and enter into, exercise rights under, perform, modify, waive and cancel any Take-Out Commitments.

               (f) Following the occurrence of an Event of Default or Potential Default, the Collateral Agent shall not, and shall incur no liability to the Company or any other Person for refusing to, release any item of Collateral to the Company or any other Person (other than under existing Take-Out Commitments) without the express prior written consent and at the direction of the Majority Lenders.






 V84037[7083]94                    11

          10.  Release of Collateral.

               (a) No later than the close of business of the Collateral Agent on the second Business Day following the delivery by the Company to the Collateral Agent (with a copy concurrently delivered to the Credit Agent and each of the Lenders) of a Release Request, which Release Request may be delivered only twice prior to the payment in full of the Secured Obligations and termination of the Credit Agreements, but which delivery may be made following the occurrence of an Event of Default, the Collateral Agent shall, unless prohibited by law or judicial process binding upon the Collateral Agent, unconditionally release Excess Collateral (as defined below) from the Lien of the Collateral Agent and the Secured Parties hereunder. If at the date a Release Request is delivered to the Collateral Agent or on the second Business Day thereafter there exists an Event of Default or Potential Default under either of the Credit Agreements, the Majority Lenders may elect to cease funding Loans under the Credit Agreements by written notice to such effect given to the Company through the Credit Agent within fifteen (15) days following such delivery.

               (b) For purposes of this Paragraph 10, the term "Excess Collateral" shall mean at any date Mortgage Loans and Mortgage-Backed Securities included as Collateral hereunder at such date which, if released, would not result in a failure of the Company to be in compliance with the requirements of Paragraph 6 above. The Collateral Agent may, in its sole discretion, select those Mortgage Loans and Mortgage-Backed Securities which it will release pursuant to subparagraph (a) above, it being expressly acknowledged and agreed by the Company that the Collateral Agent intends to retain a Lien hereunder on Mortgage Loans and Mortgage-Backed Securities which it and the Credit Agent deem of the highest value. Without limiting the generality of the foregoing, the Collateral Agent will not take into consideration any proportionate sub-limits on Types of Eligible Mortgage Loans to which the Lenders have agreed in the Credit Documents (e.g., the Collateral Agent may designate all Wet Funded Loans for release and retain all Eligible Committed Conforming Mortgage Loans). The Collateral Agent and the Credit Agent will from time to time establish with the Lenders the general parameters of the approach to such selection process which they anticipate following but the Collateral Agent and the Credit Agent reserve the right to act in their sole discretion in making such selection and shall have no liability to the Company, the Parent, the Lenders or any other Person in connection with any actual selection and subsequent release other than such as constitutes gross negligence or willful misconduct on their part.

          11.  Reports.

               (a)  The Company shall deliver to the Collateral Agent:

                    (1) No later than 9:00 a.m. (Los Angeles time) on the first Business Day of each week: (i) a copy of the "Final



 V84037[7083]94                    12

     Position Status/Analysis Report" of the Company as of the close of business on the last day of the immediately preceding week, and (ii) Telerate information required to compute "Applicable Valuation Factor"; and

                    (2) No later than 8:30 a.m. (Los Angeles time) on each Business Day, a certificate as to Funding Checks outstanding, Verified Outstanding CPNs and Current Refinance Risk Debt Exposure as of the opening of business of the Company on such Business Day.

               (b)  The Collateral Agent shall deliver to the Company and
 Lenders: (1) on or before the tenth and the twenty-fifth day of each month, a collateral report in the form of that attached hereto as
 Exhibit 6 with respect to the status of the Borrowing Base as of the date of the most recent Borrowing Base Certificate provided by the Company pursuant to the Credit Agreements, and (2) from time to time, such other reports and information as the Majority Lenders may from time to time reasonably request. In preparing any such reports the Collateral Agent shall be entitled to rely, without independent investigation (other than the review steps described on Exhibit 1 hereto), on information supplied to the Collateral Agent by the Company.

          12. No Reliance. The Collateral Agent shall not be responsible to any Secured Party for any recitals, statements, representations or warranties contained herein or in any other Credit Document; or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, accuracy, completeness or sufficiency of this Security Agreement or any other Credit Document or instruments executed and delivered, or which could have been executed or delivered, in connection with this Security Agreement or the other Credit Documents, including, without limitation, the attachment, creation, effectiveness or perfection of the security interest granted or purported to be granted hereunder in and to the Collateral. The Collateral Agent shall be entitled to refrain from exercising any discretionary powers or actions under this Security Agreement or any other Credit Document until the Collateral Agent shall have received the prior written consent of one hundred percent (100%) of the Lenders to such action.

          13. Costs and Expenses. The Collateral Agent shall notify the Company of all extraordinary costs and expenses (including, without limitation, expenses of legal counsel to the Collateral Agent) of the Collateral Agent arising out of the Collateral Agent's performance of this Security Agreement, and such extraordinary costs and expenses shall be paid promptly by the Company or, if already paid by the Collateral Agent, the Company promptly shall reimburse the Collateral Agent therefor.

          14. Availability of Documents. Lenders and their agents, accountants, attorneys and auditors will be permitted during normal business hours at any time and from time to time upon reasonable notice



 V84037[7083]94                    13
 to examine (to the extent permitted by applicable law) the files, documents, records and other papers in the possession or under the control of the Collateral Agent relating to any or all Collateral and to make copies thereof. Prior to the occurrence of an Event of Default, any such activity will be at the cost and expense of the Lender conducting such activity; following the occurrence of an Event of Default, all costs and expenses associated with the exercise by Lenders of their rights under this Paragraph 14 shall be promptly paid by the Company upon demand of any Lender made through the Credit Agent.

          15. Representations and Warranties. The Company hereby represents and warrants that: (a) the Company is the sole owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Company acquires rights in the Collateral, will be the sole owner thereof); (b) except for security interests in favor of the Collateral Agent for the benefit of the Secured Parties hereunder, no Person has (or, in the case of after-acquired Collateral, at the time the Company acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral; (c) all information heretofore, herein or hereafter supplied to the Collateral Agent by or on behalf of the Company with respect to the Collateral is or will be accurate and complete; and (d) each Mortgage Loan and Mortgage-Backed Security which is included in the computation of the Collateral Value of the Borrowing Base at any date is an Eligible Mortgage Loan or Eligible Mortgage-Backed Security, as applicable and the Collateral Agent has a valid and perfected first priority security interest therein for the benefit of the Secured Parties (except to the extent such Lien has been released pursuant to Paragraph 28 below and until there has occurred a Negative Security Event).

          16.  Covenants of the Company.  The Company hereby agrees:
 (a) following the occurrence of a Negative Security Event, to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings deemed necessary or appropriate by the Collateral Agent to perfect, maintain and protect its security interest hereunder and the priority thereof and to deliver promptly to the Collateral Agent all originals of Collateral or Proceeds consisting of chattel paper or instruments; (b) not to surrender or lose possession of (other than to the Collateral Agent), sell, encumber, or otherwise dispose of or transfer, any Collateral or right or interest therein other than shipment of Mortgage Loans and Mortgage-Backed Securities under Take-Out Commitments and as otherwise permitted under Paragraph 9 above; (c) at all times upon the request of the Collateral Agent, to account fully for and promptly to deliver to the Collateral Agent, in the form received, all Collateral or Proceeds received, endorsed to the Collateral Agent as appropriate and accompanied by such assignments and powers, duly executed, as the Collateral Agent shall request, and until so delivered all Collateral and Proceeds shall be held in trust for the Collateral Agent, separate from all other property of the Company and identified as the property of the Collateral Agent; (d) at any reasonable time, upon demand by the Collateral Agent, to exhibit to and



 V84037[7083]94                    14
 allow inspection by the Collateral Agent (or Persons designated by the Collateral Agent) of the Collateral and the records concerning the Collateral; (e) to keep the records concerning the Collateral at the location(s) set forth in Paragraph 24 below and not to remove the records from such location(s) without the prior written consent of the Collateral Agent; (f) at the request of the Collateral Agent, to place on each of its records pertaining to the Collateral a legend, in form and content satisfactory to the Collateral Agent, indicating that such Collateral has been assigned to the Collateral Agent; (g) not to modify, compromise, extend, rescind or cancel any deed of trust, mortgage, note or other document, instrument or agreement connected with any Mortgage Loan or any document relating thereto or connected therewith or consent to a postponement of strict compliance on the part of any party thereto with any term or provision thereof; (h) to keep the Collateral insured against loss, damage, theft, and other risks customarily covered by insurance, and such other risks as the Collateral Agent may request;
 (i) to do all acts that a prudent investor would deem necessary or desirable to maintain, preserve and protect the Collateral; (j) not knowingly to use or permit any Collateral to be used unlawfully or in violation of any provision of this Security Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral; (k) to pay (or require to be paid) prior to their becoming delinquent all taxes, assessments, insurance premiums, charges, encumbrances and liens now or hereafter imposed upon or affecting any Collateral; (l) to notify the Collateral Agent before any such change shall occur of any change in the Company's name, identity or structure through merger, consolidation or otherwise; (m) to appear in and defend, at the Company's cost and expense, any action or proceeding which may affect its title to or, following the occurrence of a Negative Security Event, the Collateral Agent's interest for the benefit of the Secured Parties in the Collateral; (n) to keep accurate and complete records of the Collateral and to provide the Collateral Agent with such records and such reports and information relating to the Collateral as the Collateral Agent may request from time to time; and (o) to comply with all laws, regulations and ordinances relating to the possession, operation, maintenance and control of the Collateral.

          17.  Collection of Collateral Payments.

               (a) The Company shall, at its sole cost and expense, endeavor to obtain payment, when due and payable, of all sums due or to become due with respect to any Collateral ("Collateral Payments" or a "Collateral Payment"), including, without limitation, the taking of such action with respect thereto as the Collateral Agent may request, or, in the absence of such request, as the Company may reasonably deem advisable; provided, however, that the Company shall not, without the prior written consent of the Collateral Agent, grant or agree to any rebate, refund, compromise or extension with respect to any Collateral Payment or accept any prepayment on account thereof. Upon the request of the Collateral Agent following the occurrence of an Event of Default, the Company will notify and direct any party who is or might become



 V84037[7083]94                    15
 obligated to make any Collateral Payment, to make payment thereof to the Collateral Agent (or to the Company in care of the Collateral Agent) at such address as the Collateral Agent may designate. The Company will reimburse the Collateral Agent promptly upon demand for all out-of-pocket costs and expenses, including reasonable attorneys' fees and litigation expenses, incurred by the Collateral Agent in seeking to collect any Collateral Payment.

               (b) If there shall occur an Event of Default or Potential Default, upon the request of the Collateral Agent the Company will, forthwith upon receipt, transmit and deliver to the Collateral Agent, in the form received, all cash, checks, drafts and other instruments for the payment of money (properly endorsed where required so that such items may be collected by the Collateral Agent) which may be received by the Company at any time as payment on account of any Collateral Payment and if such request shall be made, until delivery to the Collateral Agent, such items will be held in trust for the Collateral Agent and will not be commingled by the Company with any of its other funds or property. Thereafter, the Collateral Agent is hereby authorized and empowered to endorse the name of the Company on any check, draft or other instrument for the payment of money received by the Collateral Agent on account of any Collateral Payment if the Collateral Agent believes such endorsement is necessary or desirable for purposes of collection.

               (c) The Company hereby agrees to indemnify, defend and save harmless the Collateral Agent and its agents, officers, employees and representatives from and against all reasonable liabilities and expenses on account of any adverse claim asserted against the Collateral Agent relating to any moneys received by the Collateral Agent on account of any Collateral Payment (other than as a direct result of the gross negligence or willful misconduct of the Collateral Agent) and such obligation of the Company shall continue in effect after and notwithstanding the discharge of the Secured Obligations and the release of the security interest granted in Paragraph 3 above.

          18. Authorized Action by Collateral Agent. The Company hereby irrevocably appoints the Collateral Agent as its attorney-in-fact to do (but the Collateral Agent shall not be obligated to and shall incur no liability to the Company or any third party for failure so to do) at any time and from time to time following the occurrence of an Event of Default at the request and direction, given after the occurrence of an Event of Default, of the Majority Lenders (which request and direction must be in writing if so requested by the Collateral Agent), any act which the Company is obligated by this Security Agreement to do, and to exercise such rights and powers as the Company might exercise with respect to the Collateral, including, without limitation, the right to
 (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit,



 V84037[7083]94                    16
 merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) insure, process and preserve the Collateral;
 (d) transfer the Collateral to the Collateral Agent's own or its nominee's name; and (e) make any compromise or settlement, and take any other action it deems advisable with respect to the Collateral. Notwithstanding anything contained herein, in no event shall the Collateral Agent be required to make any presentment, demand or protest, or give any notice and the Collateral Agent need not take any action to preserve any rights against any prior party or any other person in connection with the Secured Obligations or with respect to the Collateral.

          19. Default and Remedies. Upon the occurrence of an Event of Default and following the acceleration of the Obligations, the Collateral Agent shall at the request and direction of the Majority Lenders (which request and direction must be in writing if so requested by the Collateral Agent), without notice to or demand upon the Company:
 (a) foreclose or otherwise enforce the Collateral Agent's security interest for the benefit of the Secured Parties in the Collateral in any manner permitted by law or provided for hereunder; (b) sell or otherwise dispose of the Collateral or any part thereof at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery and without assumption of any credit risk, on such terms and in such manner as the Collateral Agent may determine; (c) require the Company to assemble the Collateral and/or books and records relating thereto and make such available to the Collateral Agent at a place to be designated by the Collateral Agent;
 (d) enter onto property where any Collateral or books and records relating thereto are located and take possession thereof with or without judicial process; and (e) prior to the disposition of the Collateral, prepare it for disposition in any manner and to the extent the Collateral Agent deems appropriate. Upon any sale or other disposition pursuant to this Security Agreement, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral or portion thereof so sold or disposed of and all proceeds thereof shall be promptly transmitted to the Credit Agent for allocation to the Secured Parties as provided above. Each purchaser at any such sale or other disposition shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of the Company, and the Company specifically waives (to the extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

          20. Cumulative Rights. The rights, powers and remedies of the Collateral Agent and the Secured Parties under this Security Agreement shall be in addition to all rights, powers and remedies given to the Collateral Agent and the Secured Parties by virtue of any statute or rule of law, the other Credit Documents or any other agreement, all of




 V84037[7083]94                    17
 which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Collateral Agent's and the Secured Parties' security interest in the Collateral.

          21. Binding Upon Successors. All rights of the Collateral Agent and the Secured Parties under this Security Agreement shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns, and all obligations of the Company shall bind its successors and assigns.

          22. Entire Agreement; Severability. This Security Agreement contains the entire security agreement and collateral agency agreement with respect to the Collateral among Secured Parties and the Company. All waivers by the Company provided for in this Security Agreement have been specifically negotiated by the parties with full cognizance and understanding of their rights. If any of the provisions of this Security Agreement shall be held invalid or unenforceable, this Security Agreement shall be construed as if not containing such provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

          23. Choice of Law. This Security Agreement shall be construed in accordance with and governed by the laws of the State of California and, where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them in the California Uniform Commercial Code.

          24. Place of Business; Records. The Company represents and warrants that its chief place of business is at the address set forth beneath its signature below, and that its books and records concerning the Collateral are kept at its chief place of business.

          25. Notice. Any written notice, consent or other communica-tion provided for in this Security Agreement shall be delivered or sent as provided in the Credit Agreements.

          26. Acknowledgment by Holders of CPNs. It is expressly acknowledged and agreed by the holders from time to time of Outstanding CPNs, such acknowledgment and agreement being conclusively deemed to have been given by any such holder's purchase or acceptance thereof that Outstanding CPNs held by it are entitled to the benefits of this Security Agreement and the Collateral hereunder, that this Security Agreement and the Credit Agreements may be amended and otherwise modified and/or provisions waived from time to time as permitted hereunder and thereunder without consultation with and without the consent of any such holder (other than an amendment which would deny such holder its status as a "Secured Party" hereunder, which amendment must be consented to in writing by such holder).






 V84037[7083]94                    18

          27. Execution in Counterparts. This Security Agreement may be executed in counterparts each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          28.  Conditional Release of Lien; Reinstatement of Lien.

               (a) In the event the Company's long term unsecured debt rating shall become "A-" or higher with S&P and "A3" or higher with Moody's, upon the request of the Company and subject to the conditions precedent set forth below, the Collateral Agent shall release the Collateral from the Lien in favor of the Collateral Agent for the benefit of the Secured Parties hereunder and, as evidence of such release of Lien, shall execute and deliver to the Company a confirmation of such release in the form of that attached hereto as Exhibit 7 and such UCC-2 financing statements as are necessary to terminate all existing UCC-1 financing statements covering the Collateral filed by the Collateral Agent on behalf of the Secured Parties, it being expressly acknowledged and agreed by the Collateral Agent and the other Secured Parties that upon achievement by the Company of such long term unsecured debt ratings the credit facilities evidenced by the Credit Agreements and all obligations thereunder are intended to be and become unsecured Obligations. Following the effective date of the release of Lien contemplated hereby, the Collateral Agent will utilize a trust receipt in the form of that attached hereto as Exhibit 8 and letters in the forms of those attached hereto as Exhibit 9A and Exhibit 9B in releasing Collateral to the Company and shipping Collateral pursuant to Paragraph 9 above in lieu of the trust receipt form attached hereto as Exhibit 2 and the letters attached hereto as Exhibit 5A and Exhibit 5B, respectively. Concurrently with the release of Lien contemplated hereby, the sublimits on Eligible Committed Non-Conforming Mortgage Loans and Eligible Uncommitted Non-Conforming Mortgage Loans includible in the computation of the Collateral Value of the Borrowing Base shall no longer apply. As conditions precedent to the release of Lien contemplated hereby:

                    (1) There shall not exist an Event of Default or Potential Default;

                    (2) The Collateral Agent shall have received evidence satisfactory to it that there are no Outstanding CPNs which are entitled to the benefits of this Security Agreement and that any CPNs to be issued in the future by the Company will be issued on an unsecured basis;

                    (3) Immediately prior to and immediately following the release of Lien contemplated hereby, there shall not exist a Negative Security Event; and

                    (4)  The Company shall have executed and
     conditionally delivered to the Collateral Agent new UCC-1 financing



 V84037[7083]94                    19
     statements in form and substance acceptable to the Collateral Agent accompanied by the Company's irrevocable written authorization for the Collateral Agent to file such UCC-1 financing statements upon the occurrence of a Negative Security Event.

 Nothing contained in this Paragraph 28(a) shall in any manner or to any extent affect the obligations of the Company hereunder and under the other Credit Documents to maintain with the Collateral Agent Eligible Mortgage Loans and Eligible Mortgage-Backed Securities with the Collateral Value and Fair Market Value required under the Credit Documents, it being expressly acknowledged and agreed by the Company that the release of Lien contemplated hereby shall not affect the terms and provisions of the Credit Documents except to the extent that so long as no Negative Security Event shall occur the Obligations shall not thereafter be secured by the Collateral.

               (b) If following the release of Lien contemplated by subparagraph (a) above there shall occur a Negative Security Event:

                    (1) The Company shall automatically be deemed to pledge and grant to the Collateral Agent and hereby does grant to the Collateral Agent effective upon the occurrence of such Negative Security Event, for the pro rata and pari passu benefit of the Secured Parties, a security interest in the Collateral, including, without limitation, all Collateral then in the possession of the Collateral Agent as collateral security for the Secured Obligations;

                    (2) The Collateral Agent shall no later than five Business Days following receipt of notification from the Credit Agent of such Negative Security Event: (i) record the UCC-1 financing statements previously delivered to it pursuant to subparagraph (a)(4) above, (ii) commence to utilize the trust receipt in the form of that attached hereto as Exhibit 2 and the letters in the forms of those attached hereto as Exhibit 5A and
     Exhibit 5B in releasing Collateral to the Company and shipping Collateral pursuant to Paragraph 9 above;

                    (3) The Company shall take such action as is necessary to be in conformity with the sublimits originally applicable to Eligible Committed Non-Conforming Mortgage Loans and Eligible Uncommitted Non-Conforming Mortgage Loans no later than the sixtieth day following the occurrence of such Negative Security Event; and

                    (4) The Company shall take such other actions and execute and deliver such additional documents, instruments and agreements as the Credit Agent, the Collateral Agent and the Majority Lenders shall request to obtain for the Secured Parties the benefit of the Collateral.





 V84037[7083]94                    20

 The reinstatement of the Lien of the Collateral Agent on the Collateral following a Negative Security Event shall in no manner affect the rights, powers and remedies of the Collateral Agent, the Credit Agent and the Lenders otherwise available under the Credit Documents, including, without limitation, the right to accelerate the Obligations and to refuse to make further Loans under the Credit Agreements in the event there exists an Event of Default.

               (c) On and as of the date of this Security Agreement the Company's long term unsecured debt rating entitles it to request that the Collateral Agent release the Lien in favor of the Secured Parties hereunder pursuant to subparagraph (a) above. In addition, all additional conditions precedent to such release set forth in said subparagraph (a) other than the condition precedent set forth in subparagraph (2) thereof have been satisfied. It is anticipated that the remaining additional condition precedent to such release will be satisfied by December 17, 1993, at which date the Company will request the Collateral Agent to execute and deliver a confirmation of release of Lien in the form of that attached hereto as Exhibit 7. By executing and delivering the Facility A Agreement and the Facility B Agreement, each of the Lenders hereby agrees that effective as of the Effective Date the sublimits on Eligible Committed Non-Conforming Mortgage Loans and Eligible Uncommitted Non-Conforming Mortgage Loans includible in the computation of the Collateral Value of the Borrowing Base shall be waived, notwithstanding that the Lien in favor of the Collateral Agent is not required to be released; provided, however, that if all conditions precedent to the release of Lien have not been satisfied on or before December 17, 1993, such waiver shall be terminated, in which case the Company shall take such action as is necessary to be in conformity with the sublimits originally applicable to Eligible Committed Non-Conforming Mortgage Loans and Eligible Uncommitted Non-Conforming Mortgage Loans no later than February 15, 1994.

   .           EXECUTED the day and year first above written.

                                    COUNTRYWIDE FUNDING CORPORATION,
                                    a New York corporation



                                    By: _________________________________
                                    Name: _______________________________
                                    Title: ______________________________
                                    Address: 155 North Lake Avenue
                                             Pasadena, California  91109-7137
                                             Attn:  Stanford L. Kurland








 V84037[7083]94                    21

                                    THE FIRST NATIONAL BANK OF CHICAGO, a
                                    national banking association, as
                                    Credit Agent



                                    By: _________________________________
                                    Name:________________________________
                                    Title:_______________________________


                                    FIRST CHICAGO NATIONAL PROCESSING
                                    CORPORATION, a Delaware corporation,
                                    as Collateral Agent



                                    By: _________________________________
                                    Name: _______________________________
                                    Title: ______________________________


































 V84037[7083]94                    22

                                                               EXHIBIT L
                                                             TO GLOSSARY
                                 FORM OF
                                GUARANTY


          THIS GUARANTY (the "Guaranty") is made and dated as of the 15th day of November, 1993 by COUNTRYWIDE CREDIT INDUSTRIES, INC., a Delaware corporation ("Guarantor").


                                RECITALS

          A.   Pursuant to that certain Mortgage Loan Warehousing
 Agreement:  Facility A and that certain Mortgage Loan Warehousing
 Agreement: Facility B, each dated as of December 4, 1992 among the Company, the lenders named therein, the Credit Agent, the Collateral Agent and others (as amended and extended to date, the "Existing Warehousing Agreements") the lenders party thereto agreed to extend credit to COUNTRYWIDE FUNDING CORPORATION, a New York corporation ("Borrower"), on the terms and subject to the conditions set forth therein, including, without limitation, that the Guarantor execute and deliver that certain Guaranty dated concurrently with the Existing Warehousing Agreements (the "Existing Guaranty").

          B. The current parties to the Existing Warehousing Agreements have agreed to terminate the Existing Warehousing Agreements and to replace the credit facilities evidenced thereby with two new credit facilities, the first evidenced by that certain Mortgage Loan Warehousing Agreement: Facility A and the second evidenced by that certain Mortgage Loan Warehousing Agreement: Facility B, each dated concurrently herewith (jointly and as amended, extended and replaced, the "Credit Agreements"), each Credit Agreement being by and among the Borrower, the Credit Agent, the Collateral Agent, the Managing Co-Agents, the Co-Agents and the Lenders participating therein (with capitalized terms not otherwise defined herein used as defined in the Glossary attached to the Credit Agreements as Annex I).

          C. As a condition precedent to the effectiveness of the Credit Documents, the Guarantor is required to execute and deliver to the Collateral Agent for the benefit of the Lenders this Guaranty in replacement of and substitution for the Existing Guaranty.

          NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:








 V12887[7083]94                     1             7-JAN-94 13:09:00

                                AGREEMENT

          1. Guarantor hereby irrevocably and unconditionally guarantees the payment when due, upon maturity, acceleration or otherwise, of the Obligations, whether heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such Obligations are from time to time reduced, or extinguished and thereafter increased or incurred, whether Borrower may be liable individually or jointly with others, whether or not recovery upon such Obligations may be or hereafter become barred by any statute of limitations, and whether or not such Obligations may be or hereafter become otherwise invalid or unenforceable.

          2. Guarantor irrevocably and unconditionally guarantees the payment of the Obligations whether or not due or payable by Borrower upon: (a) the dissolution, insolvency or business failure of, or any assignment for benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against, Borrower or Guarantor, or (b) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of Borrower or Guarantor, and unconditionally promises to pay such Obligations to Collateral Agent for the benefit of Lenders, or order, on demand, in lawful money of the United States.

          3. The liability of Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Obligations, whether executed by Guarantor or by any other party, and the liability of Guarantor hereunder is not affected or impaired by (a) any direction of application of payment by Borrower or by any other party, or (b) any other guaranty, undertaking or maximum liability of Guarantor or of any other party as to the Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any revocation or release of any obligations of any other guarantor of the Obligations, or
 (e) any dissolution, termination or increase, decrease or change in personnel of Guarantor, or (f) any payment made to Lenders, Credit Agent or Collateral Agent on the Obligations which any of such Persons repay to Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Guarantor waives any right to the deferral or modification of Guarantor's obligations hereunder by reason of any such proceeding.

          4. (a) The obligations of Guarantor hereunder are indepen-dent of the Obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against Borrower and whether or not Borrower be joined in any such action or actions. Guarantor waives, to the fullest extent per-mitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by Borrower or other circumstance which operates to toll any statute of limitations



 V12887[7083]94                     2             7-JAN-94 13:09:00
 as to Borrower shall operate to toll the statute of limitations as to Guarantor.

               (b) All payments made by Guarantor under this Guaranty shall be made without set-off or counterclaim and free and clear of and without deductions for any present or future taxes, fees, withholdings or conditions of any nature ("Taxes"). Guarantor shall pay any such Taxes, including Taxes on any amounts so paid, and will promptly furnish each Lender with copies of any tax receipts or such other evidence of payment as Lenders or Credit Agent may require.

          5. Guarantor authorizes Lenders, Credit Agent and Collateral Agent (whether or not after termination of this Guaranty), without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, Obligations or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Obligations and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as Lenders, Credit Agent, and Collateral Agent in their discretion may determine; and (d) release or substitute any one or more endorsers, guarantors, Borrower or other obligors. Lenders, Credit Agent and Collateral Agent may without notice to or the further consent of Borrower or Guarantor assign this Guaranty in whole or in part to any person acquiring an interest in the Obligations.

          6. It is not necessary for Lenders, Credit Agent or Collateral Agent to inquire into the capacity or power of Borrower or the officers acting or purporting to act on its behalf, and Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          7. Guarantor waives any right to require Lenders, Credit Agent or Collateral Agent to (a) proceed against Borrower or any other party; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Lenders' power whatsoever. Guarantor waives any personal defense based on or arising out of any personal defense of Borrower other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of Borrower, or the invalidity or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Borrower other than payment in full of the Obligations. Lenders, Credit Agent and Collateral Agent may, at their election, foreclose on any security held for the Obligations by one or more judicial or nonjudicial sales, or exercise any other right or remedy Lenders, Credit Agent and Collateral Agent may have against Borrower, or any security, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Obligations



 V12887[7083]94                     3             7-JAN-94 13:09:00
 have been paid. Guarantor waives any defense arising out of any such election, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Borrower or any security. Guarantor hereby waives any claim or other rights which Guarantor may now have or may hereafter acquire against the Borrower or any other guarantor of all or any of the Obligations that arise from the existence or performance of the Guarantor's obligations under this Guaranty or any other of the Credit Documents (as such claims and rights being referred to as the "Guarantor's Conditional Rights"), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, or any right to participate in any claim or remedy which the Lenders, Credit Agent or Collateral Agent have against the Borrower or any collateral which the Lenders, Credit Agent and Collateral Agent now have or hereafter acquire for the Obligations, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or setoff or in any other manner, payment or security on account of such claim or other rights. If, notwithstanding the foregoing provisions, any amount shall be paid to the Guarantor on account of the Guarantor's Conditional Rights and either (a) such amount is paid to the Guarantor at any time when the Obligations shall not have been paid or performed in full, or (b) regardless of when such amount is paid to the Guarantor any payment made by Borrower to the Lenders, Credit Agent or Collateral Agent is at any time determined to be a preferential payment, then such amount paid to the Guarantor shall be deemed to be held in trust for the benefit of the Lenders, Credit Agent or Collateral Agent and shall forthwith be paid to the Lenders, Credit Agent or Collateral Agent to be credited and applied upon the Obligations, whether matured or unmatured, in such order and manner as the Lenders, Credit Agent or Collateral Agent shall determine. To the extent that any of the provisions of this Paragraph shall not be enforceable, the Guarantor agrees that until such time as the Obligations have been paid and performed in full and the period of time has expired during which any payment made by the Borrower or the Guarantor to the Lenders, Credit Agent or Collateral Agent may be determined to be a preferential payment, the Guarantor's Conditional Rights to the extent not validly waived shall be subordinate to the Lender's, Credit Agent's or Collateral Agent's right to full payment and performance of the Obligations and the Guarantor shall not seek to enforce the Guarantor's Conditional Rights during such period.
 Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Obligations. Guarantor assumes all responsibility for being and keeping itself informed of Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which Guarantor assumes and incurs hereunder, and agrees that



 V12887[7083]94                     4             7-JAN-94 13:09:00
 neither Lenders, Credit Agent nor Collateral Agent shall have any duty to advise Guarantor of information known to any of them regarding such circumstances or risks.

          8. In addition to the Obligations, Guarantor agrees to pay reasonable attorneys' fees and all other costs and expenses incurred by Lenders, Credit Agent and Collateral Agent in enforcing this Guaranty in any action or proceeding arising out of, or relating to, this Guaranty. This Guaranty and the liability and obligations of Guarantor hereunder are binding upon Guarantor and its successors and assigns, and this Guaranty inures to the benefit of and is enforceable by Lenders, Credit Agent and Collateral Agent and their successors, transferees, and assigns.

          9. No right or power of Lenders, Credit Agent or Collateral Agent hereunder shall be deemed to have been waived by any act or conduct on the part of such Persons, or by any neglect to exercise such right or power, or by any delay in so doing; and every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Lenders, Credit Agent and Collateral Agent.

          10. Guarantor agrees to execute any and all further documents, instruments and agreements as Credit Agent from time to time reasonably requests to evidence Guarantor's obligations hereunder.

          11.  Guarantor hereby represents and warrants and agrees that:

               (a) Guarantor: (1) is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation and is in good standing as a foreign corporation in each jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to so be in good standing could have a material adverse effect on Borrower or its property and/or business or on Guarantor's ability to pay or perform the Obligations or its obligations hereunder, (2) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do, (3) is in compliance with all Requirements of Law and Contractual Obligations to the extent that failure to comply could have a material adverse effect on Guarantor or its property and/or business or on the ability to pay or perform the Obligations or its obligations hereunder, and (4) has reviewed and approved the Credit Documents.

               (b) Guarantor has the corporate power and authority and the legal right to execute, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. The Credit Documents to which Guarantor is a party have been duly executed and delivered on behalf of Guarantor and constitute legal,




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


 valid and binding obligations of Guarantor enforceable against Guarantor in accordance with their respective terms.

               (c) The execution, delivery and performance by Guarantor of the Credit Documents to which Guarantor is a party will not violate any Requirement of Law or any Contractual Obligation of Guarantor to the extent that failure to comply could have a material adverse effect on Guarantor or its property and/or business or on the ability to pay or perform the Obligations or its obligations hereunder.

               (d) Guarantor shall not permit its consolidated ratio of Current Assets to Current Liabilities to be less than 1.05:1 on and as of the last day of any calendar month.

               (e) Guarantor shall not permit its consolidated net worth determined in accordance with GAAP (but in any event including the Preferred Stock (as defined below) as equity):

                    (1) On and as of the last day of any calendar month during the period commencing on the Effective Date to and including February 28, 1994, to be less than $612,000,000.00; and

                    (2) On and as of the last day of any calendar month thereafter, to be less than the greater of $612,000,000.00 and eighty five percent (85%) of its net worth determined in accordance with GAAP as of February 28, 1994.

               (f) Guarantor shall not issue or permit to be outstanding at any date Parent Notes under the Guarantor's Master Note Program (as described in the Credit Agreements) in an amount in excess of $30,000,000.00.

               (g) Guarantor will not permit Indebtedness constituting "Medium Term Notes" (as such term is defined in the documentation constituting Parent Notes) in an amount greater than $35,000,000.00 to mature in any one month.

               (h) Guarantor will not declare or pay any dividends upon any shares of Guarantor's stock now or hereafter outstanding, except dividends payable in the capital stock or stock rights of Guarantor, or make any distribution of assets to its stockholders including, without limitation, pursuant to any stock repurchase, whether in cash, property or securities; provided, however, that if at the date of such payment or distribution (both before and after giving effect thereto) there shall not exist an Event of Default or Potential Default:

                    (1) Guarantor may pay dividends and make other distributions not later than 120 days after the end of any fiscal quarter or year, as applicable, in an aggregate amount which does not exceed, when combined with all prior dividends and other distributions, other than Excluded Dividends (as defined below), if



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

     any, applicable to such fiscal year to date, the greater of: (i) after tax net income of Guarantor determined in accordance with GAAP for such fiscal year to the date of the most recently ended fiscal quarter of such fiscal year, and (ii) the aggregate dollar amount of dividends and other distributions, other than Excluded Dividends, paid during the immediately preceding year;

                    (2) Guarantor may pay dividends ("Excluded
     Dividends") at a rate not to exceed 12% on its Convertible Preferred Stock issued pursuant to the Form S-3 Registration Statement (Reg. No. 33-34718) (the "Preferred Stock"); and

                    (3) Guarantor may redeem some or all of the Preferred Stock pursuant to Section 8 of the Certificate of Designation of $23.75 Convertible Preferred Stock of the Guarantor substantially in the form filed as Exhibit 4.1 to Amendment No. 1 to the Registration Statement.

          12. This Guaranty shall be deemed to be made under and shall be governed by the laws of the State of California.

          13. If any of the provisions of this Guaranty shall contravene or be held invalid under the laws of any jurisdiction, this Guaranty shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

          Executed as of the day and year first above written.

                                   COUNTRYWIDE CREDIT INDUSTRIES, INC.,
                                   a Delaware corporation



                                   By: __________________________________
                                       Title:____________________________
                                   Address: 155 North Lake Avenue
                                            Pasadena, California  91101
                                            Attn:  Stanford L. Kurland















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